                                                                   EXHIBIT 17(g)


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                               UNITED FOODS, INC.




                                 ---------------




                                 LOAN AGREEMENT



                            Dated as of July 8, 1999



                                 ---------------



                    Secured Promissory Note Due June 1, 2009

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


                                TABLE OF CONTENTS

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                                                                                                                        Page
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
SECTION 1.LOAN; ISSUE OF NOTE; SECURITY; INTEREST.........................................................................1
         1.1.Authorization................................................................................................1
         1.2.Loan; Closing................................................................................................1
         1.3.Security.....................................................................................................1
         1.4.Interest Rate................................................................................................2

SECTION 2.REPRESENTATIONS AND WARRANTIES..................................................................................2
         2.1.Financial Statements.........................................................................................2
         2.2.No Material Changes..........................................................................................2
         2.3.Liens........................................................................................................2
         2.4.Organization, Authority and Good Standing; Subsidiaries......................................................2
         2.5.Title to Properties..........................................................................................3
         2.6.Leases and Liens.............................................................................................3
         2.7.Licenses.....................................................................................................3
         2.8.Litigation...................................................................................................3
         2.9.No Burdensome Provisions.....................................................................................3
         2.10.Compliance with Other Instruments...........................................................................4
         2.11.Disclosure..................................................................................................4
         2.12.ERISA.......................................................................................................4
         2.13.Regulation G; Use of Proceeds...............................................................................5
         2.14.Tax Liability...............................................................................................5
         2.15.Governmental Action.........................................................................................5
         2.16.Offering of Note............................................................................................5
         2.17.Hazardous Waste.............................................................................................6
         2.18.Separate Property; No Flood Zone............................................................................6
         2.19.No Affiliation..............................................................................................6
         2.20.No Foreign Person...........................................................................................6
         2.21.Title to Property and Collateral............................................................................6
         2.22.Additional Representations and Warranties...................................................................6

SECTION 3.CONDITIONS OF THE LOAN..........................................................................................6
         3.1.Opinion of Company Counsel...................................................................................6
         3.2.Legality.....................................................................................................7
         3.3.Proceedings..................................................................................................7
         3.4.Representations True; No Default.............................................................................7
         3.5.Collateral Documents.........................................................................................7
         3.6.Opinion of Lender's Counsel..................................................................................7
         3.7.Environmental Audit Results..................................................................................7

SECTION 4.REPRESENTATION OF LENDER........................................................................................8
         4.1.Acquisition for Investment...................................................................................8

SECTION 5.FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES; ADDITIONAL INFORMATION; AND INSPECTION...........................8
         5.1.Financial Statements and Reports.............................................................................8
         5.2.Inspection..................................................................................................10



                                       i

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
SECTION 6.PRINCIPAL PAYMENT OF NOTE......................................................................................10
         6.1.Principal Payments - Mandatory and Optional Prepayment......................................................10
         6.2.Prepayment of Note Upon Change of Control...................................................................11
         6.3.Interest After Date Fixed for Principal Payment or Prepayment...............................................12

SECTION 7.AFFIRMATIVE COVENANTS..........................................................................................12
         7.1.To Pay Note.................................................................................................12
         7.2.Maintenance of Company Office...............................................................................12
         7.3.To Keep Books...............................................................................................12
         7.4.Payment of Taxes; Corporate Existence; Maintenance of Properties............................................12
         7.5.To Insure...................................................................................................13

SECTION 8.RESTRICTIVE COVENANTS..........................................................................................13
         8.1.Indebtedness................................................................................................13
         8.2.Working Capital; Lease Obligations..........................................................................13
         8.3.Tangible Net Worth..........................................................................................14
         8.4.Restricted Payments; Pledge of Stock........................................................................14
         8.5.Merger, Consolidation, Sale or Lease........................................................................14
         8.6.Transactions with Affiliates................................................................................15
         8.7.Encumbrances On and Transfers of the Collateral.............................................................15
         8.8.Treasury Repurchase.........................................................................................15

SECTION 9.DEFINITIONS....................................................................................................16

SECTION 10.DEFAULTS AND REMEDIES.........................................................................................19
         10.1.Events of Default; Acceleration............................................................................19
         10.2.Suits for Enforcement......................................................................................21
         10.3.Remedies Not Waived........................................................................................21
         10.4.Remedies Cumulative........................................................................................21
         10.5.Costs and Expenses.........................................................................................21

SECTION 11.MISCELLANEOUS.................................................................................................22
         11.1.Loss, Theft, Destruction or Mutilation of Note.............................................................22
         11.2.Expenses...................................................................................................22
         11.3.Stamp Taxes, Recording Fees, etc...........................................................................22
         11.4.Successors and Assigns.....................................................................................22
         11.5.Payment....................................................................................................22
         11.6.Notices....................................................................................................22
         11.7.Severability...............................................................................................23
         11.8.Law Governing; Modification................................................................................23
         11.9.Headings...................................................................................................23
         11.10.Counterparts..............................................................................................23
         11.11.FINAL CREDIT AGREEMENT....................................................................................23

EXHIBIT A -       FORM OF NOTE

EXHIBIT B -       LIENS

EXHIBIT C -       OWNERSHIP OF COMPANY AND SUBSIDIARIES

                               UNITED FOODS, INC.

                                 LOAN AGREEMENT

                                                                   July 8, 1999

Metropolitan Life Insurance Company
Agricultural Investments
8717 West 110th Street
Suite 700
Overland Park, Kansas  66210

Attention:  Vice-President

         United Foods, Inc., a Delaware corporation (herein called the "Company"), agrees with you as follows:

SECTION 1. LOAN; ISSUE OF NOTE; SECURITY; INTEREST.

         1.1. Authorization. The Company has duly authorized the issuance of a Secured Promissory Note due June 1, 2009 in the principal amount of $4,000,000.00 (herein called the "Note"), such Note to be in the form and have terms and provisions substantially as set forth in Exhibit "A" hereto.

         1.2. Loan; Closing. The Company hereby agrees to borrow from you, and you, subject to the terms and conditions herein set forth, hereby agree to lend to the Company, $4,000,000.00 on July 8, 1999 (the "Closing Date").

         The loan will be evidenced by, and subject to all other conditions precedent having been met, be made against delivery to you at 10 o'clock A.M. Jackson, Tennessee time, on the Closing Date, at the offices of First American Title Company, Jackson, Tennessee, or at such other time and place as the parties may agree, of a single Note payable to you or assigns, dated the Closing Date, duly executed by the Company and in the aggregate principal amount of such loan. Delivery of the Note hereunder shall be made against payment to the Company or the holders of liens on the Facility (as hereafter defined) in Federal Reserve or other funds in the aggregate principal amount of such loan.

         1.3. Security. Payment of the Note shall be secured by (i) a first deed of trust, security agreement and financing statement (the "Deed of Trust") to be entered into by the Company with respect to, inter alia, the Company's property, plant and equipment at its Pictsweet Agri-Center located adjacent to Bells, Tennessee, and various farms owned by Company as described in said Deed of Trust (the "Facility"), (ii) a separate security agreement between the Company, as debtor, and you, as secured party (the "Security Agreement") granting a first priority security interest in, inter alia, all equipment, fixtures and other personal property utilized in connection with, or located at, the Facility as described in said Security Agreement, which security interest will be perfected by one or more financing statements, and (iii) an assignment of rents and leases (the "Assignment") with respect to the Company's rights under all leases to which the Company is or may at any time become a party as lessor pertaining to, inter alia, the Facility or any interest therein. The Deed of Trust, the Security Agreement and the Assignment shall each be dated and delivered on the Closing Date and are collectively referred to herein, along with such other documents and instruments evidencing, securing or relating to said Note, as the "Collateral Documents".

         1.4. Interest Rate.

         A. The interest rate on the Note shall be 7.56% per annum so long as the Note is not in default.

         B. In the event the interest provisions hereof or any exaction provided for herein or in the Collateral Documents shall result for any reason and at any time during the term of this loan in an effective rate of interest which transcends the limit of the usury or any other law applicable to this loan, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied on principal immediately upon receipt and effect as though the payor had specifically designated such extra sums to be so applied to principal, and the holder of the Note shall accept such extra payment or payments as a premium-free prepayment. If any such amounts are in excess of the principal then outstanding, such excess shall be paid to the Company. In no event shall any agreed-to or actual exaction as consideration for the Loan transcend the limits imposed or provided by the law applicable to this transaction or the Company in the jurisdictions in which the Facility or any other security for payment of the Note is located for the use or detention of money or for forbearance in seeking its collection.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants that:

         2.1. Financial Statements. You have been furnished with copies of consolidated balance sheets of the Company and its Subsidiaries as of February 28 or 29 in each of the years 1990 to 1999, inclusive, and the related consolidated statements of operations, statements of stockholders' equity and statements of cash flows of the Company and its Subsidiaries for the fiscal years ended on said dates, accompanied in each case by the opinion of its independent certified public accountants.

         Said financial statements, including the related schedules and notes, are complete and correct and fairly present (a) the financial condition of the Company and its Subsidiaries as at the respective dates of said balance sheets and (b) the results of the operations and changes in financial position of the Company and its Subsidiaries for the fiscal years ended on said dates, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated therein or in the notes thereto) throughout the periods involved.

         2.2. No Material Changes. There has been no material or adverse change in the business, operations, properties, assets, prospects or condition, financial or other, of the Company and its Subsidiaries subsequent to January 31, 1999.

         2.3. Liens. Exhibit "B" hereto correctly sets forth all Liens securing Indebtedness for money borrowed of the Company and its Subsidiaries existing on the date hereof.

         2.4. Organization, Authority and Good Standing; Subsidiaries. Exhibit "C" hereto correctly sets forth a listing of the members of the Tankersley Family (as defined in Section 6.2 below). Such aggregate Tankersley Family members' interest represent voting control of the Company. The shares of stock owned by the Tankersley Family have been duly issued and are fully paid and non-assessable. Exhibit C also correctly sets forth (a) the name and jurisdiction of incorporation of each Subsidiary of the Company, if any Subsidiary shall exist (as of the date hereof, no such Subsidiary exists), and
(b) a statement of the capitalization of each such Subsidiary and the ownership of its stock. The shares of stock listed in Exhibit C as owned by the Company are so owned as of the date of this Agreement, free and clear of all Liens, and all such shares of stock have been duly issued and are fully paid and non-assessable. No person has any right, contingent or otherwise, to purchase any such shares of stock. The Company and each of its Subsidiaries are duly organized and validly existing corporations in good standing under the laws of Delaware and have full power and authority to own the properties and assets and to carry on the business which they now own and carry on. The Company and each of its Subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction wherein the nature of the property owned or leased by them or the nature of the business transacted by them makes such qualification necessary.

         2.5. Title to Properties. The Company and its Subsidiaries have good and marketable fee title to all the real properties (other than leaseholds) and good and marketable title to all other material property reflected on the balance sheet of the Company and its Subsidiaries as of February 28, 1999 referred to in Section 2.1, or purported to have been acquired by the Company or any of its Subsidiaries after said date, excepting, however, property sold or otherwise disposed of subsequent to said date in the ordinary course of business.

         2.6. Leases and Liens. None of the properties or assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as of February 28, 1999 referred to in Section 2.1, or acquired by the Company or its Subsidiaries after said date, is held by the Company or any of its Subsidiaries subject to any Lien which would not be permitted by Section 7.4A or which is not disclosed in Exhibit B hereto. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all of the leases under which they are operating as lessees, and all such leases are valid, including, without limitation, in each instance, good title being vested, to the best knowledge of the Company, in the lessor thereunder, and subsisting and in full force and effect.

         2.7. Licenses. The Company and its Subsidiaries possess and shall continue to possess all trademarks, trade names, copyrights, patents, governmental licenses, bonds, franchises, certificates, consents, permits and approvals necessary to enable them to carry on their business in all material respects as now conducted and to own and operate the properties material to their business as now owned and operated, without known conflict with the rights of others. All such trademarks, trade names, copyrights, patents, licenses, bonds, franchises, certificates, consents, permits and approvals which are material to the operations of the Company and its Subsidiaries, taken as a whole, are valid and subsisting.

         2.8. Litigation. Except as previously disclosed to you in writing, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any of its Subsidiaries) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involve any of the transactions herein contemplated or the possibility of any material and adverse change in the business, operations, properties, assets, prospects or condition, financial or other, of the Company and its Subsidiaries; and neither the Company nor any of its Subsidiaries is in default or violation of any law or any rule, regulation, judgment, order, writ, injunction, decree or award of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default or violation might have a material adverse effect on the business, operations, properties, prospects or condition, financial or other, of the Company and its Subsidiaries.

         2.9. No Burdensome Provisions. Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate or legislative restriction or any judgment, order, writ, injunction, decree, award, rule or regulation which materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially and adversely affect the business, operations, properties, assets, prospects or condition, financial or other, of the Company and its Subsidiaries, taken as a whole.

         2.10. Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any bond, debenture, note or other evidence of Indebtedness of the Company or such Subsidiary or contained in any instrument under or pursuant to which any thereof has been issued or made and delivered. Neither the execution and delivery of this Agreement and the Collateral Documents by the Company, the consummation by the Company of the transactions herein and therein contemplated, nor compliance by the Company with the terms, conditions and provisions hereof and thereof and of the Note will violate any provision of law or rule or regulation thereunder or any order, injunction or decree of any court or other governmental body to which the Company or any of its Subsidiaries is a party or by which any term thereof is bound or conflict with or result in a breach of any of the terms, conditions or provisions of the corporate charter or by-laws of the Company or any of its Subsidiaries or of any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or such Subsidiary is bound, or constitute a default thereunder, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets of the Company or any of its Subsidiaries (other than the Liens created by the Collateral Documents). No consent of the stockholders of the Company is required for the execution, delivery and performance of this Agreement, the Collateral Documents or the Note by the Company other than those delivered to you prior to the Closing, if any.

         2.11. Disclosure. Neither this Agreement, the Collateral Documents nor any of the Exhibits hereto, nor any certificate or other data furnished to you in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of the Company, there is no fact which materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially and adversely affect the business, operations, properties, assets, prospects or condition, financial or other, of the Company and its Subsidiaries, taken as a whole, which has not been disclosed to you in writing.

         2.12.  ERISA.

         (i) As of the date hereof, and during the term of this loan, neither the Company nor any of its Subsidiaries will be an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as "Plan") and (2) as of the date hereof, and during the term of the loan, the assets of neither the Company nor any of its Subsidiaries will constitute "plan assets" of one or more such Plans within the meaning of Department of Labor ("DOL") Regulation
         Section 2510.3-101.

         (ii) As of the date hereof, and during the term of the loan, if either the Company or any of its Subsidiaries is a "governmental plan" within the meaning of Section 3(32) of ERISA, the loan will not violate state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.

         (iii) As of the date hereof, the Company and its Subsidiaries will be acting on its own behalf and not on account of or for the benefit of any Plan.

         (iv) Neither the Company nor any of its Subsidiaries shall assign its interest under this loan to any entity, person or Plan, nor use the proceeds of such Loan to cause a violation of ERISA.

         (v) Neither the Company nor any of its Subsidiaries will, during the term of this loan, lease, sublease or otherwise convey any interest in or portion of the Property to a Plan, or to an entity whose assets constitute Plan assets within the meaning of DOL Regulation Section 2510.3-101.

         (vi) Neither the Company nor any of its Subsidiaries have incurred any liability (including any contingent liability) to the Pension Benefit Guaranty Corporation or to any pension plan and all amounts required to be paid under any plan have been paid.

         2.13. Regulation G; Use of Proceeds. Neither the Company nor any of its Subsidiaries owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 C.F.R., Chapter II, Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds from the issuance of the Note will be used by the Company to refinance existing long term indebtedness and to partially replace an existing revolving line of credit facility of the Company. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause the transaction contemplated herein to violate said Regulation G, Regulation T (12 C.F.R., Chapter II, Part
220) or Regulation X (12 C.F.R., Chapter II, Part 224) or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

         2.14. Tax Liability. The Company and its Subsidiaries have filed all tax returns which are required to be filed and have paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon the Company and its Subsidiaries and upon their properties, assets, income and franchises which have become due and payable by the Company or any of its Subsidiaries except those wherein the amount, applicability or validity are being contested by the Company or any such Subsidiary by appropriate proceedings in good faith and in respect of which adequate reserves have been established. In the opinion of the Company, all tax liabilities of the Company and its Subsidiaries were adequately provided for as of February 28, 1999 and are now so provided for on the books of the Company and its Subsidiaries.

         2.15. Governmental Action. No action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by the Company of this Agreement, the Collateral Documents or the Note (other than recordation of the Deed of Trust and the Assignment in the Office of the Register of Obion, Dyer and Crockett Counties, Tennessee, the filing of financing statements with respect to the Collateral (as defined in the Security Agreement) in the Office of the Secretary of State of Tennessee and in the Office of the Register of Obion, Dyer, and Crockett Counties in Tennessee, all of which will have been duly recorded or filed on or prior to the Closing Date).

         2.16. Offering of Note. Neither the Company nor any agent acting on its behalf has, either directly or indirectly, sold or offered for sale or disposed of, or attempted or offered to dispose of, the Note or any part thereof, or any similar obligation of the Company, to, or has solicited any offers to buy any thereof from, or has otherwise approached or negotiated in respect thereof with, any Person or Persons other than you and no more than six other institutional investors; and the Company agrees that neither it nor any agent acting on its behalf will sell or offer for sale or dispose of, or attempt or offer to dispose of, any thereof to, or solicit any offers to buy any thereof from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or delivery of the Note within the provisions of
Section 5 of the Securities Act of 1933, as amended.

         2.17. Hazardous Waste. Neither the Facility nor any portion thereof nor any other property owned or controlled at any time by the Company or any Subsidiary has been or will be used by the Company, any Subsidiary of the Company, or any tenant of the Facility or any portion thereof for the production, release, storage, handling or disposal of hazardous or toxic wastes or materials other than those agricultural and commercial chemicals customarily used in operations of the type currently conducted by the Company in the Facility all of which have been and will be used in accordance with all applicable laws and regulations.

         2.18. Separate Property; No Flood Zone. The Facility is taxed and billed separately from real property not subject to the Deed of Trust, and no part of the Facility is located within a flood zone, except that certain portions of the Tarrant Farm are located in a flood zone.

         2.19. No Affiliation. To the best knowledge of the Company, no director or officer of the Company or of any Subsidiary of the Company, or any member of the Tankersley Family shown on Exhibit "C", is an officer or director of yours or is a relative of an officer or director of yours within the following categories: a son, daughter or descendant of either; a stepson, stepdaughter, stepfather, stepmother; father, mother or ancestor of either, or a spouse. It is expressly understood that for the purpose of determining any of the foregoing relationships, a legally adopted child of a person is considered a child of such person by blood.

         2.20. No Foreign Person. No member of the Tankersley Family shown on Exhibit "C" is or will be held, directly or indirectly, by, a "foreign person" under the International Foreign Investment Survey Act of 1976, the Agricultural Foreign Investment Disclosure Act of 1978, the Foreign Investments in Real Property Tax Act of 1980, the amendments of such Acts or regulations promulgated pursuant to such Acts.

         2.21. Title to Property and Collateral. The Company has good and marketable title in fee simple to such of the Property (as defined in the Deed of Trust) as constitutes real property and good and merchantable title to the Collateral (as defined in the Security Agreement) subject in each case to no Liens other than the Liens of the Collateral Documents and Permitted Encumbrances.

         2.22. Additional Representations and Warranties. As of the date hereof, the representations and warranties contained in the Borrower's Affidavit of even date herewith are true and correct.

SECTION 3. CONDITIONS OF THE LOAN.

         Your obligation to make the loan, as provided in Section 1.2, on the Closing Date shall be subject to the conditions precedent that you have received on or before the Closing Date in form and substance of satisfaction to your counsel, such assurances and evidence as you may require of the performance by the Company of all its agreements theretofore to be performed hereunder, to the accuracy of its representations and warranties herein contained and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

         3.1. Opinion of Company Counsel. You shall have received on the Closing Date from Donald Dresser, counsel for the Company in connection with the loan, a favorable opinion as to such matters incident to the transactions contemplated by this Agreement in form and substance acceptable to you.

         3.2. Legality. You shall have satisfied yourself that the Note being purchased by you on the Closing Date shall qualify on the Closing Date as a legal investment for mutual life insurance companies under the New York Insurance Law (without resort to any provision of such law, such as Section 1405(a)(8) thereof, permitting limited investments by you without restriction as to the character of the particular investment) and such purchase shall not subject you to any penalty or other onerous condition under or pursuant to any applicable law or governmental regulation; and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

         3.3. Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and the Collateral Documents, and all documents incidental thereto, shall be satisfactory in form and substance to you; and you shall have received copies of all documents which you may reasonably request in connection with said transactions and copies of the records of all corporate proceedings in connection therewith in form and substance satisfactory to you.

         3.4. Representations True; No Default. The representations and warranties of the Company in this Agreement and in the Collateral Documents shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; on the Closing Date no event which is, or with notice or lapse of time or both would be, an Event of Default shall have occurred and be continuing; and you shall have received an affidavit, dated the Closing Date, of the Senior Vice President - Financial of the Company to each such effect.

         3.5. Collateral Documents. You shall have received on the Closing Date fully executed original counterparts of each of the Collateral Documents.

         3.6. Opinion of Lender's Counsel. You shall have received on the Closing Date from Womble Carlyle Sandridge & Rice, PLLC, counsel for you, a favorable opinion as to such matters incident to the transactions contemplated by this Agreement in form and substance acceptable to you.

         3.7. Environmental Audit Results. The results of the Phase I Environmental Audit of the Tarrant Farm, the answers on the Environmental Questionnaires on the remainder of the Facility, and any remedial action required to be taken by the Company as a result of such audit, are complete and satisfactory to you.

         3.8 Survey. An ALTA as-built survey of the Facility shall have been provided to you prior to the Closing Date. The survey shall show as of its date the: (a) courses and measured distances of exterior property lines of the Facility, (b) the total number of acres constituting the Facility, (c) the location of adjoining roads, and (d) the location of setback lines and easements, identified by the book and page of recording of the instrument of record, if any, creating same. The Company represents that no other more recent survey is available and that the matters thereon are in fact as represented on the date of the survey. The Company further represents that there have been no material changes in the foregoing items since the date of the survey.

         3.9. Title Requirements. You shall be furnished on the Closing Date with an ALTA Revised 1970 Lender's Policy Form B (Amend. 10/17/70) of mortgagee title insurance policy issued by a title insurance company acceptable to you insuring that the Deed of Trust is a first lien and that title to the Facility is not subject to other liens or assessments except for the Deed of Trust and the other recorded documents securing the Loan, and such encumbrances as agreed to in writing by you and the Company and insuring the Deed of Trust for $4,000,000.00. The title insurance policy shall contain no exceptions other than those which are approved and accepted by you. The title insurance is to contain such endorsements as may be required by you and shall be paid for by the Company. You shall also be furnished with such UCC searches as you may reasonably request and the Company agrees to cause the termination or amendment of those reasonably objectionable to you.

SECTION 4. REPRESENTATION OF LENDER.

         4.1. Acquisition for Investment. This Agreement is made with you in reliance upon your representation to the Company (which, by your acceptance hereof, you confirm) that you are acquiring the Note for your own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereto; provided, however, that the disposition of your property shall at all times be within your control.

SECTION 5. FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES; ADDITIONAL
           INFORMATION; AND INSPECTION.

         5.1. Financial Statements and Reports. From and after the date hereof and so long as you (or a nominee designated by you) shall hold the Note, the Company will deliver to you in duplicate:

                  (a) as soon as practicable after the end of each quarter in each fiscal year of the Company, and in any event within sixty (60) days after the end of each quarter in each fiscal year of the Company, the interim consolidated statements of earnings, stockholders' equity and cash flows of the Company and its Subsidiaries for such period and for that part of the fiscal year ended with such period and the consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, all in reasonable detail, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of previous years (except as otherwise stated therein or in the notes thereto) and certified by the Senior Vice President - Financial or such other senior officer of the Company as presenting fairly the financial condition and results of operations of the Company and its Subsidiaries as at the end of and for the fiscal periods to which they relate, subject to the Company's year-end adjustments;

                  (b) as soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days after the end of each fiscal year, the consolidated balance sheet and related consolidated statements of earnings, stockholders' equity and cash flows of the Company and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the corresponding figures of the previous fiscal year, all in reasonable detail, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of previous years (except as otherwise stated therein or in the notes thereto) and accompanied by a report or opinion of independent certified public accountants, selected by the Company and reasonably acceptable to you, stating that such financial statements present fairly the consolidated financial condition and results of operations and cash flows of the Company and its Subsidiaries in accordance with generally accepted accounting principles consistently applied (except for changes with which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

                  (c) concurrently with the financial statements delivered pursuant to Section 5.1(b), the written statement of said accountants that in the ordinary course of making their normal examination necessary for their report or opinion on said financial statements they have obtained no knowledge of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default or, if such accountants shall have obtained knowledge of any such Event of Default or event, they shall disclose in such statement the Event or Events of Default and/or such event or events and the nature and status thereof, but such accountants shall not be liable, directly or indirectly, to anyone for any failure to obtain knowledge of any such Event of Default or event;

                  (d) concurrently with the financial statements delivered pursuant to Section 5.1(b) a certificate of the Senior Vice President - Financial or such other senior officer of the Company (1) setting forth, as of the end of the preceding fiscal year, the extent to which the Company and its Subsidiaries have complied with the requirements of Sections 8.1 through 8.7, inclusive, including in each case a brief description, together with all necessary computations, of the manner in which such compliance was determined and the respective amounts as of the end of or for such fiscal year of Consolidated Total Liabilities, Consolidated Current Assets, Consolidated Current Liabilities, Consolidated Net Tangible Assets, Consolidated Tangible Net Worth, Consolidated Net Income, lease obligations and the amount available for dividends pursuant to Section 8.4, (2) stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under his supervision to determine whether the Company has fulfilled all of its obligations under this Agreement, the Collateral Documents and the Note, (3) stating that, to the best of his or her knowledge, the Company is not and has not been in default in the fulfillment of any of the terms, covenants, provisions or conditions hereof and thereof and no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default exists or existed or, if any such default or Event of Default or event exists or existed, specifying such default, Event of Default or event and the nature and status thereof, (4) stating that a Change of Control Date has not occurred or event which, with notice or lapse of time or both, would become a Change of Control Date, and (5) giving, in the event of the formation or acquisition of a Subsidiary during the preceding fiscal year, the name of such Subsidiary, its jurisdiction of incorporation and a brief description of its business;

                  (e) as soon as practicable, copies of all financial statements, proxy statements and reports as the Company or any of its Subsidiaries shall send or make available generally to its stockholders or any governmental agency or agencies and regular periodic reports, if any, which it or any of its Subsidiaries, may file with any governmental agency or agencies;

                  (f) immediately upon a responsible officer of the Company's becoming aware of the existence of a condition, event or act which constitutes an Event of Default or an event of default under any other evidence of Indebtedness of the Company or any Subsidiary, or an event which, with notice or lapse of time or both, would constitute such an Event of Default or event of default, a written notice specifying the nature and period of existence thereof and what action the Company or such Subsidiary, as the case may be, is taking or proposes to take with respect thereto;

                  (g) immediately upon a responsible officer of the Company's becoming aware of the occurrence of any (1) "reportable event," as defined in Section 4043(b) of ERISA, or (2) non-exempted "prohibited transaction," as defined in Sections 406 and 408 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended in connection with any "employee pension benefit plan," as defined in Section 3 of ERISA, or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto;

                  (h) promptly upon a responsible officer or manager of the Company's becoming aware of the occurrence of (1) any surrender of assets of the Company or any Subsidiary in satisfaction of any Indebtedness, (2) the dissolution of any operating partnership or real estate ownership partnership of the Company or any Subsidiary, (3) the termination or expiration of any lease of real property to which the Company or any Subsidiary is lessee, excluding, however, the termination or expiration of operating leases in the ordinary course of business of the Company, or (4) the commencement of any litigation, including any arbitration or mediation, and of any proceedings before any governmental agency which could materially and adversely affect the business, properties, prospects or financial condition of the Company and its Subsidiaries taken as a whole (including any such action commenced by counterclaim), written notice specifying the nature thereof and what action the Company or such Subsidiary, as the case may be, is taking with respect thereto; and

                  (i) such other information as to the business and properties of the Company and of its Subsidiaries, including consolidating financial statements of the Company and its Subsidiaries, and financial statements and other reports filed with any governmental department, bureau, commission or agency, as you may from time to time reasonably request.

         5.2. Inspection. From and after the date hereof and so long as you (or a nominee designated by you) shall hold the Note, you shall have the right, upon reasonable notice to the Company (i) to visit and inspect, at your expense, any of the properties, all at such reasonable times and as often as you may reasonably request, of the Company or of any of its Subsidiaries (including any property not owned by the Company or any Subsidiary but upon which any security for the Loan may be located), to examine its books of account and those of its Subsidiaries and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with its and their officers and managers and independent public accountants, and (ii) to contact such third parties doing business with the Company, and to engage in other auditing procedures as you deem reasonable to ensure the validity of your security interests or the accuracy of the Company's representations, warranties and certifications. In connection with such inspections, you and your engineers, contractors and other representatives shall have the right to perform such environmental audits and other environmental examinations of the Facility as you deem necessary or advisable from time to time.

SECTION 6. PRINCIPAL PAYMENT OF NOTE.

         6.1. Principal Payments - Mandatory and Optional Prepayment.

         A. The Company covenants and agrees that it will monthly pay combined principal and interest in the amount of $ 37,500.00 (amortized over 15 years) on the unpaid Note on the first day of each month, commencing on the first day of the second full month subsequent to the Closing Date to and including May 1, 2009. All principal remaining thereafter shall be paid June 1, 2009. All mandatory principal payments pursuant to this Section 6.1A shall be made together with interest as set forth above with prepayment premium.

         B. The Company may, at its option, prepay the Note in whole or in part (in integral multiples of $10,000) on the due date of a payment due after the first day of the second full month subsequent to the Closing Date at a price equal to the Prepayment Price, as hereafter defined, with accrued interest to the date of prepayment. The Company shall give notice of any such prepayment to the holder of the Note not less than 30 nor more than 60 days prior to the date fixed in such notice for prepayment ("Prepayment Date"). Principal shall be applied to the outstanding principal balance in the inverse order of maturity.

         C. Payments shall be applied to the following, as applicable: prepayment premiums; any accrued interest; the outstanding principal balance of the Note; and any other unpaid portion of the Loan, including, without limitation, for the reimbursement of such costs and expenses provided for in the Collateral Documents.

         6.2. Prepayment of Note Upon Change of Control. In the event that a Change of Control Date (as hereinafter defined) shall occur, the Company will, within 10 days after such Change of Control Date, give you written notice thereof and shall describe in reasonable detail the facts and circumstances giving rise thereto. Upon the occurrence of a Change of Control Date, the Company will prepay, if you shall so request, all of the Note which you then hold at the Prepayment Price (as hereinafter defined) plus interest accrued to the date of prepayment. Said request (the "Prepayment Notice") shall be made by you in writing not later than the later of (a) 60 days after the Change of Control Date and (b) 50 days after you receive notice of the Change of Control Date, and said request shall specify the date (also referred to as the "Prepayment Date") upon which the Company shall prepay the Note held by you, which date shall be not less than 30 days nor more than 60 days from the date of the Prepayment Notice.

         The Prepayment Price shall be determined by you in good faith, as of 5:00 p.m., New York time, on the fifth Business Day (as hereinafter defined) prior to the Prepayment Date. Such Prepayment Price, as calculated by you, will be binding upon the Company, absent manifest error. Promptly upon such determination you shall notify the Company in writing of the amount of such Prepayment Price, setting forth in reasonable detail the computation thereof.

         On the Prepayment Date, the Company shall prepay the Note held by you at the Prepayment Price plus interest accrued thereon to the Prepayment Date. Payment of the Prepayment Price shall be made as provided in Section 11.5.

         The term "Change of Control Date" shall mean the first day on which any Person, or group of related Persons, (i) shall acquire beneficial ownership directly or indirectly, or control of the Voting Power (as hereinafter defined) of the Company; (ii) shall acquire directly or indirectly, or control all or substantially all of the assets of the Company; or (iii) acquire beneficial ownership directly or indirectly, or control of the Voting Power of an entity with or into which the Company has merged or consolidated, whether pursuant to a statutory merger or consolidation or otherwise. For purposes of this Section 6.2 only, the term "Person" shall not include any of the Tankersley family members set forth on Exhibit "C" (collectively, the "Tankersley Family"). It is expressly understood that for the purpose of determining any of the foregoing relationships, a legally adopted child of a person is considered a child of such person by blood.

         The term "Prepayment Price" shall mean the greater of (x) par, and (y) the sum of the values of (1) each remaining mandatory principal payment prior to the next interest rate adjustment date, if any, or maturity, as the case may be, and (2) the principal payment at maturity (if there is an interest rate adjustment date, the entire outstanding principal balance as of such date shall be deemed due and payable solely for purposes of determining the Prepayment Price) (each such mandatory payment and such payment at maturity being herein referred to as a "Payment") plus the value of all related scheduled interest payments on the Note to be prepaid during the period from the Prepayment Date to the date of each Payment. The value of each Payment and such related scheduled interest payments shall be determined by discounting, at the applicable Treasury Rate plus fifty (50) basis points such Payment, and such related scheduled interest payments from the respective scheduled payment dates of such Payment and such related scheduled interest payments to the Prepayment Date. The Treasury Rate with respect to each Payment and such related scheduled interest payments is the yield which shall be imputed, by linear interpolation, from the current weekly yield of those United States Treasury Notes having maturities as close as practicable to the scheduled payment date of the Payment, as published in the most recent Federal Reserve Statistical Release H.15 (519) or any successor publication thereto.

         6.3. Interest After Date Fixed for Principal Payment or Prepayment. In the event the Company shall fail to pay such Note or any payment owing in respect of the Note according to the terms thereof and hereof (inclusive of any other permitted payments of which the Company has notified you) on the date fixed for such principal payment or prepayment, in which event such Note or such portion, as the case may be, shall bear interest at the Overdue Interest Rate from and after such date until paid and, so far as may be lawful, any overdue installment of interest shall bear interest at said rate.

SECTION 7. AFFIRMATIVE COVENANTS.

         The Company covenants and agrees that so long as the Note shall be outstanding:

         7.1. To Pay Note. The Company will punctually pay or cause to be paid the principal and interest (and prepayment premium, if any) to become due in respect of the Note according to the terms thereof and hereof (inclusive of any other permitted payments of which the Company has notified you).

         7.2. Maintenance of Company Office. The Company will maintain an office at Ten Pictsweet Drive, Bells, Tennessee 38006-0119 (or such other place in the United States of America as the Company may designate in writing to the holder of the Note).

         7.3. To Keep Books. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with generally accepted accounting principles.

         7.4. Payment of Taxes; Corporate Existence; Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to,

                  (a) pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it, its income or profits or its property before the same shall become in default, as well as all lawful claims and liabilities of any kind (including claims and liabilities for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or any such Subsidiary shall have set aside on its books reserves in respect thereof (segregated to the extent required by generally accepted accounting principles) deemed adequate in the opinion of the Board of Directors;

                  (b) subject to Section 8.5A, do all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that neither the Company nor any Subsidiary shall be required to preserve any right or franchise if the Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in its conduct of business; and

                  (c) maintain and keep all its properties used or useful in the conduct of its business in good condition, repair and working order and supplied with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereof, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7.4(c) shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties (other than the Collateral), if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business.

         7.5. To Insure. The Company will, and will cause each of its Subsidiaries to (in addition to the insurance required to be maintained pursuant to Paragraph 1.05 of the Deed of Trust and Section 2(e) of the Security Agreement):

                  (a) keep all of its insurable properties owned by it insured against all risks usually insured against by persons operating like properties in the same geographical areas where the properties are located, all in amounts sufficient to prevent the Company or such Subsidiary, as the case may be, from becoming a coinsurer within the terms of the policies in question, but in any event in amounts not less than 80% of the then full replacement value thereof;

                  (b) maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or occurring as a result of its maintenance or operation of any airplanes, automobiles, trucks or other vehicles or other facilities (including, but not limited to, any machinery used therein or thereon) or as the result of the use of products sold by it or services rendered by it;

                  (c) maintain such other types of insurance with respect to its business as is usually carried by persons of comparable size engaged in the same or similar business and similarly situated; and

                  (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any State or jurisdiction in which it may be engaged in business.

         All insurance for which provision has been made in Section 7.5(b) and
Section 7.5(c) shall be maintained in at least such amounts as such insurance is usually carried by persons of comparable size engaged in the same or a similar business and similarly situated; and all insurance herein provided for shall be effected under a valid and enforceable policy or policies issued by insurers of recognized responsibility, except that the Company or any such Subsidiary may effect worker's compensation or other similar insurance in respect of operations in any State or other jurisdiction either through an insurance fund operated by such State or other jurisdiction or by causing to be maintained a system or systems of self-insurance which are in accord with applicable laws.

SECTION 8.   RESTRICTIVE COVENANTS.

         The Company covenants and agrees that so long as the Note shall be outstanding:

         8.1. Indebtedness.

Neither the Company nor any Subsidiary will create, assume or incur, or in any manner be or become liable, contingently or otherwise, in respect of, any Indebtedness if immediately after giving effect thereto, the ratio of Consolidated Total Indebtedness to Consolidated Tangible Net Worth would exceed
2.0 to 1.0 at the end of any fiscal year period.

         8.2. Working Capital; Lease Obligations.

         A. The Company will not at any time permit Consolidated Working Capital to be less than $10,000,000.00.

         B. The Company and its Subsidiaries shall not at any time enter into any lease or leases of real or personal property with terms in excess of one year (exclusive of Capital Leases) in which the rentals due in any fiscal year exceed an aggregate amount equal to twenty percent (20%) of the immediately preceding fiscal year's Consolidated Tangible Net Worth.

         8.3. Tangible Net Worth.

Subject to the following sentence, the Company and its Subsidiaries will not permit, at the end of any fiscal quarter or fiscal year period, Consolidated Tangible Net Worth to be less than $40,000,000.00. During each fiscal year beginning subsequent to the Closing Date, the Company and its Subsidiaries will not at any time permit Consolidated Tangible Net Worth to be less than the greater of, (i) the minimum required Consolidated Tangible Net Worth for the immediately preceding year, and (ii) the minimum required Consolidated Tangible Net Worth for the immediately preceding fiscal year plus an amount equal to twenty five percent (25%) of such immediately preceding fiscal year's Consolidated Net Income.

         8.4. Restricted Payments; Pledge of Stock.

         A. The Company and its Subsidiaries will not, directly or indirectly, make any Restricted Payments or incur any liability to make any Restricted Payments unless, immediately after giving effect to such action, there shall not exist any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default.

         All dividends, distributions, purchases, redemptions, retirements, acquisitions and payments made pursuant to this Section 8.4 in property other than cash shall be included for purposes of calculations pursuant to this
Section 8.4 at the fair market value thereof (as determined in good faith by the Board of

Directors) at the time of declaration of such dividend or at the time of making such distribution, purchase, redemption, retirement, acquisition or payment.

         8.5. Merger, Consolidation, Sale or Lease.

         A. The Company will not consolidate with or merge into any Person, or permit any Person to merge into it, or sell, transfer or otherwise dispose of all or substantially all of its properties and assets, unless:

                  (1) the successor formed by or resulting from such consolidation or merger (if other than the Company) or the transferee to which such sale, transfer or other disposition shall be made shall be a solvent corporation duly organized and existing under the laws of the United States of America or any State thereof;

                  (2) the due and punctual performance and observance of all the obligations, terms, covenants, agreements and conditions of this Agreement, the Collateral Documents and the Note to be performed or observed by the Company shall, by written instrument furnished to the holder of the Note, be expressly assumed by such successor (if other than the Company) or transferee; and

                  (3) at the time of such transaction and assumption, and immediately after giving effect thereto, no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing.

         B. Except as permitted in Section 8.5A above, the Company will not, and will not permit any Subsidiary to, sell, assign, transfer or otherwise dispose of (other than in the ordinary course of business) any of its properties and assets to any Person.

         8.6. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, engage in any transaction with an Affiliate on terms more favorable to the Affiliate than would have been obtainable in arm's length dealing in the ordinary course of business with a Person not an Affiliate. The Company hereby agrees that, to the extent there are any inter-company loans involving the Company and/or any Subsidiary on a date on which an Event of Default exists, no payment of any amounts owing in connection therewith may be made until the earlier of your waiver of such Event of Default or the repayment in full of all amounts owing to you in connection with the Loan. To the extent any amounts are received in any manner whatsoever in connection with such inter-company loans by an obligee thereof during the period described in the immediately preceding sentence, such amounts shall be held in trust for and paid over to you until you are in receipt of all amounts owing to you in connection with the Loan.

         8.7. Encumbrances On and Transfers of the Collateral.

         A. Except for Permitted Encumbrances, the Company and its Subsidiaries will not create, incur, assume or suffer to exist any Lien on any of the Collateral or any interest therein. Notwithstanding anything contained in the foregoing sentence to the contrary, the Company may create, incur, assume or suffer to exist Liens in respect of purchase money financing or leasehold interests, on furniture, furnishings, equipment, tools, appliances or machinery located at the Facility, provided, however, that the property so acquired shall constitute in each case an addition to the Facility and shall not have been acquired to replace existing portions of the Facility which have become worn out, undesirable, obsolete, disused or unnecessary for use, operation and maintenance thereof, not exceeding in value at the time of acquisition thereof Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) for any single transaction, or a total of Five Hundred Thousand and No/100 Dollars ($500,000.00) in any one fiscal year, which shall forthwith become, without further action, subject to the lien and security interest of the Collateral Documents.

         B. Except as permitted by Sections 8.5A hereof, the Company and its Subsidiaries will not sell, convey, lease, assign or otherwise transfer all or any of the Collateral or any interest therein whether voluntarily or by operation of law. Notwithstanding anything contained in the foregoing sentence to the contrary, the Company may sell or otherwise dispose of, free from the lien of the Collateral Documents, furniture, furnishings, equipment, tools, appliances, machinery, fixtures, or appurtenances subject to the lien thereof, which may become worn out, undesirable, obsolete, disused or unnecessary for use in the operation of the Facility, not exceeding in value at the time of disposition thereof Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) for any single transaction, or a total of Five Hundred Thousand and No/100 Dollars ($500,000.00) in any one fiscal year, upon replacing the same by, or substituting for the same, other furniture, furnishings, equipment, tools, appliances, machinery, fixtures, or appurtenances not necessarily of the same character, but of at least equal value to the Company and costing not less than the amount realized from the property sold or otherwise disposed of, which shall forthwith become, without further action, subject to the lien and security interest of the Collateral Documents.

         8.8. Treasury Repurchase. The occurrence of the following:

         A. The repurchase and retirement by Company of substantially all shares of all classes of Company's stock not owned by the Tankersley Family as of April, 1, 1999, and

         B. Your receipt of satisfactory evidence of the transaction referred to in (A);

     shall be collectively referred to as the "Treasury Repurchase."

            The following provisions of this Section 8 shall change immediately after the Treasury Repurchase:

            (i) Section 8.1 - The ratios of Consolidated Total Indebtedness to Consolidated Tangible Net Worth shall become 3.50:1.00 instead of 2.00:1.00.

            (ii) Section 8.2 The twenty percent (20%) lease rental maximum shall be raised to twenty-nine percent (29%).

            (iii) Section 8.3. The Consolidated Tangible Net worth minimum shall be reduced from $40,000,000 to $27,500,000.

            (iv) You shall modify Sections 8.1, 8.2 and 8.3 of that certain Loan Agreement with Company dated January 7, 1997 to correspond to the amendments outlined in items (i), (ii), and (iii) and above.

SECTION 9. DEFINITIONS.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         "Affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Company or a Subsidiary or which beneficially owns or holds or has the power to direct the voting power of 5% or more of any class of voting stock of the Company or a Subsidiary or which has 5% or more of its voting stock (or in the case of a Person which is not a corporation, 5% or more of its equity interest) beneficially owned or held, directly or indirectly, by the Company or a Subsidiary. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Board of Directors" means either the board of directors of the Company (or, when so specified or the context so indicates, a Subsidiary) or, if duly authorized to exercise the power of the Board of Directors, any duly authorized committee thereof.

         "Business Day" shall mean any day on which banks are required to be open to carry on their normal business in the State of New York.

         "Capital Lease" means and includes at any time any lease of property, real or personal, which in accordance with GAAP would at such time be required to be capitalized on a balance sheet of the lessee.

         "Capital Lease Obligation" means at any time the capitalized amount of the rental commitment under a Capital Lease which in accordance with GAAP would at such time be required to be shown on a balance sheet.

         "Collateral" means all property and assets, and proceeds thereof, subjected, or intended to be subjected, at any time to the Liens of any of the Collateral Documents.

          "Company" means United Foods, Inc., a Delaware corporation, and, subject to Section 8.5A hereof, its successors and assigns.

         "Consolidated Assets" means, as of the date of determination thereof, the aggregate of all assets which in accordance with GAAP would be so classified and appear as assets on the consolidated balance sheet of the Company and its Subsidiaries.

         "Consolidated Current Assets" means, as of the date of determination thereof, the aggregate of all assets which in accordance with GAAP would be so classified and appear as current assets on the consolidated balance sheet of the Company and its Subsidiaries.

         "Consolidated Current Liabilities" means, as of the date of determination thereof, the aggregate of all liabilities which in accordance with GAAP would be so classified and appear as current liabilities on the consolidated balance sheet of the Company and its Subsidiaries.

         "Consolidated Liabilities" means, as of the date of determination thereof, the aggregate of all liabilities which in accordance with GAAP would be so classified and appear as liabilities on the consolidated balance sheet of the Company and the Subsidiaries.

         "Consolidated Net Income" means the net income of the Company and its Subsidiaries, after eliminating inter-company items, all as consolidated and determined in accordance with GAAP.

         "Consolidated Net Worth (Stockholders' Equity)" means, as of the date of determination thereof, the aggregate amount of the Consolidated Assets less the Consolidated Liabilities of the Company and its Subsidiaries, in each case after eliminating inter-company items and as determined in accordance with GAAP.

         "Consolidated Tangible Net Worth" means the aggregate amount of total shareholders' equity as determined from the consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP, less the net book value of all assets of the Company and its Subsidiaries which would be treated as intangibles under GAAP, including, without limitation, deferred charges, franchise rights, non-compete agreements, goodwill, unamortized debt discount, patents, patent applications, trademarks, tradenames, copyrights, licenses and premiums on purchased assets.

         "Consolidated Total Indebtedness" shall mean the sum of:

         (i) any obligation of the Company and its Subsidiaries for borrowed money, which under generally accepted accounting principles is shown on the balance sheet as a liability (including, without limitation, Capitalized Lease Obligations but excluding reserves for deferred income taxes, operating leases, deferred pension liability and other deferred expenses and reserves);

         (ii) Indebtedness of the Company and its Subsidiaries secured by any Lien existing on property owned subject to such Lien, whether or not the Indebtedness secured thereby shall have been assumed; and

         (iii) guarantees, endorsements (other than guarantees related to grower and packaging contracts provided in the ordinary course of business and endorsements of negotiable instruments for collection in the ordinary course of business) and other contractual commitments of the Company and its Subsidiaries (whether direct or indirect in connection with obligations, stock or dividends of any person), in each case after eliminating inter-company items and as determined in accordance with GAAP.

         "Consolidated Working Capital" means, as of the date of determination thereof, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Events of Default" has the meaning specified in Section 10.1.

         "GAAP" means, as to a particular corporation and at a particular time of determination, such accounting principles as, in the opinion of the independent public accountants regularly employed by such corporation, conform at such time of determination to generally accepted accounting principles.

         "Indebtedness" means and includes (i) all indebtedness or obligations for money borrowed or for the purchase price of property (exclusive of orders or commitments made in the ordinary course of business for future delivery of goods or services prior to the time the obligation to pay becomes firm) and any notes payable and drafts accepted representing extensions of credit, whether or not representing indebtedness or obligations for money borrowed or for the purchase price of property, (ii) indebtedness or obligations secured by or constituting any Lien existing on property owned by the Person whose Indebtedness is being determined, whether or not the indebtedness or obligations secured thereby shall have been assumed, (iii) Capital Lease Obligations, (iv) guarantees and endorsements of (other than guarantees related to grower and packaging contracts provided in the ordinary course of business and endorsements for purposes of collection in the ordinary course of business), and obligations to purchase goods or services for the purpose of supplying funds for the purchase or payment of, or measured by, indebtedness, liabilities or obligations of others (whether or not representing money borrowed) and other contingent obligations in respect of, or to purchase or otherwise acquire or service, indebtedness, liabilities or obligations of others (whether or not representing money borrowed) and (v) all indebtedness, liabilities or obligations (whether or not representing money borrowed) in effect guaranteed by an agreement, contingent or otherwise, to make a loan, advance or capital contribution to or other investment in the debtor for the purpose of assuring or maintaining a minimum equity, asset base, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the debtor for such purpose. A renewal or extension of any Indebtedness without increase in the principal amount thereof shall not be deemed to be the incurrence of the Indebtedness so renewed or extended. In case any corporation shall become a Subsidiary, such corporation shall be deemed to have incurred at the time it becomes a Subsidiary all Indebtedness of such corporation outstanding immediately thereafter.

         "Lien" means any mortgage, lien, pledge, security interest, encumbrance or charge of any kind, whether or not consensual, any conditional sale or other title retention agreement or any Capital Lease.

         "Overdue Interest Rate" means the lesser of (a) five[tab]percent (5%) per annum over the interest rate in effect immediately prior to the time the Overdue Interest Rate is applicable, and (b) the maximum interest rate provided by law.

         "Permitted Encumbrances" means those Liens described on Exhibit "C" to the Deed of Trust.

         "Person" includes an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

         "Restricted Investment" means any investment (other than by guaranteeing or otherwise becoming liable, contingently or otherwise, in respect of the Indebtedness of another Person) by the Company or any Subsidiary in any other Person, whether by acquisition of stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, extension of credit on terms other than those normal in the business of the Company or such Subsidiary, or otherwise (the foregoing items being herein collectively called "Investments", and individually, an "Investment"); provided, however, that the term "Restricted Investment" shall not include:

         (i) marketable obligations issued or guaranteed by the United States of America or by any agency of the United States of America, and maturing not later than twelve months from the date of acquisition thereof,

         (ii) commercial paper, issued by a corporation duly organized and existing under the laws of the United States of America or any State thereof and having a net worth of not less than $100,000,000, which has one of the two highest credit ratings by a responsible independent credit agency of recognized standing,

         (iii) Investments, up to an amount insured by the Federal Deposit Insurance Corporation, in negotiable certificates of deposit or bankers' acceptances issued by, or drawn on, a United States bank or trust company that is a member of the Federal Reserve Bank and maturing not later than twelve months from the date of acquisition thereof, and

         (iv) Investments in any Subsidiary or in any corporation which by reason thereof will immediately after such Investment become a Subsidiary.

         "Restricted Payments" means dividends paid on capital stock (in either cash or property), Restricted Investments, and purchases or redemptions of capital stock.

         "Subsidiary" means any corporation at least a majority of whose outstanding stock having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation (other than stock having such power only by reason of the happening of a contingency) shall at the time be owned directly or indirectly by the Company and/or one or more Subsidiaries of the Company.

         "Voting Power", as applied to the stock of any corporation, shall refer to such sufficient stock of any class or classes (however designated), which in the aggregate, has ordinary voting power for the election of a majority of the directors of such corporation (other than stock having such power only by reason of the happening of a contingency).

         All accounting terms used herein and not expressly defined in this Agreement shall have the meanings respectively given to them in accordance with GAAP as it exists at the date of applicability thereof.

SECTION 10. DEFAULTS AND REMEDIES.

         10.1. Events of Default; Acceleration. If one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         A. default in the payment of any interest upon the Note when such interest becomes due and payable, and such default shall have continued for a period of ten days; or

         B. default in the payment of principal of (or prepayment premium, if any, on) the Note when and as the same shall become due and payable, whether at maturity or at a date fixed for principal payment or prepayment (including, without limitation, a principal payment or prepayment as provided in Section 6.1 or Section 6.2), or by acceleration or otherwise, and such default shall have continued for a period of ten days; or

         C. default in the performance or observance of any other covenant, agreement or condition contained herein, in the Note, the Deed of Trust, the Assignment or the Security Agreement or any Event of Default under the Deed of Trust or Assignment or Default under the Security Agreement shall occur, and such default shall have continued for a period of thirty days after notice from you; or

         D. the Company or a Subsidiary shall not pay when due, whether by acceleration or otherwise, any evidence of indebtedness of the Company or such Subsidiary (other than the Note), or any condition or default shall exist under any such evidence of indebtedness or under any agreement under which the same may have been issued permitting such evidence of indebtedness to become or be declared due prior to the stated maturity thereof; or

         E. the Company or any Subsidiary shall file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or an answer consenting to, admitting the material allegations of or otherwise not controverting, or shall fail to timely controvert, a petition filed against the Company or such Subsidiary seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or the Company or any Subsidiary shall file such a petition or answer with respect to relief under the provisions of any other now existing or future bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

         F. a court of competent jurisdiction shall enter an order for relief which is not stayed within 60 days from the date of entry thereof against the Company or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended; or there shall be entered an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed within 60 days from the date of entry thereof adjudging the Company or any Subsidiary a bankrupt or insolvent, or ordering relief against the Company or any Subsidiary, or approving as properly filed a petition seeking relief against the Company or any Subsidiary, under the provisions of any other now existing or future bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee, custodian or similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs; or any involuntary petition against the Company or any Subsidiary seeking any of the relief specified in this clause shall not be dismissed within 60 days of its filing; or

         G. the Company or any Subsidiary shall make a general assignment for the benefit of its creditors; or the Company or any Subsidiary shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee, custodian or similar official of the Company or such Subsidiary or of all or any substantial part of its property; or the Company or any Subsidiary shall have admitted to its insolvency or inability to pay, or shall have failed to pay, its debts generally as such debts become due; or the Company or any Subsidiary or its directors or majority members shall take any action to dissolve or liquidate the Company or such Subsidiary (other than as contemplated by Section 8.5A); or

         H. the rendering against the Company or a Subsidiary of a final non-appealable judgment, decree or order for the payment of money in excess of $10,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution; or

         I. the Company or any Subsidiary shall (1) engage in any non-exempted "prohibited transaction," as defined in Sections 406 and 408 of ERISA and
Section 4975 of the Internal Revenue Code of 1986, as amended, (2) incur any "accumulated funding deficiency," as defined in Section 302 of ERISA, in an amount in excess of $10,000, whether or not waived, or (3) terminate or permit the termination of an "employee pension benefit plan," as defined in Section 3 of ERISA, in a manner which could result in the imposition of a Lien on any property of the Company or such Subsidiary pursuant to Section 4068 of ERISA securing an amount in excess of $10,000; or

         J. any representation or warranty made by the Company in Section 2 hereof or in any Collateral Document or in any certificate or instrument furnished in connection therewith shall prove to have been false or misleading in any respect as of the date made; or

         K. the dissolution of the Company, whether by operation of law or otherwise;

then an amount equal to the Prepayment Price, computed as provided in Section
6.2 (except that, for purposes of such computation, the Prepayment Date shall be deemed to be the date upon which the holder of the Note shall have declared the Note to be due and payable), shall immediately become due and payable without notice or demand, together with accrued interest thereon at the Overdue Interest Rate, provided, however, that upon the occurrence of an Event of Default described in clauses (E), (F) or (G) of this Section 10.1, the entire outstanding principal amount of the Note, together with accrued interest thereon at the Overdue Interest Rate, shall immediately become due and payable without notice or demand.

         The Company hereby expressly acknowledges and agrees (i) that the prepayment premium provided for herein is reasonable, (ii) that legal counsel of the Company's own choosing has advised the Company with respect to such prepayment premium, (iii) that any prepayment made at a time when it is otherwise restricted under the Note will result in material loss and damage to the holder of the Note, requiring such holder to secure reinvestments at additional costs which might not produce the same economic benefit to such holder as the economic benefits under the Note, (iv) that the foregoing prepayment premium is a reasonable estimate of such loss and damage, and (v) the Company shall be estopped hereafter from claiming differently as to any of the foregoing. The foregoing prepayment premium is not intended to be a penalty, but instead shall serve as liquidated damages to provide you with the benefit of your bargain.

         10.2. Suits for Enforcement. In case an Event of Default shall occur and be continuing, the holder of the Note may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant contained in the Note or in this

Agreement or in any Collateral Document or in aid of the exercise of any power granted in the Note or in this Agreement or in any Collateral Document or may proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the holder of the Note. The Company agrees that its obligations under Section 6 are of the essence of this Agreement, and upon application to any court of equity having jurisdiction in the premises, the original holder of the Note shall be entitled to a decree against the Company requiring specific performance of such obligations.

         10.3. Remedies Not Waived. No course of dealing between the holder of the Note and the Company or any delay or failure on the part of the holder in exercising any rights under the Note or under any Collateral Document or hereunder shall operate as a waiver of any rights of such holder.

         10.4. Remedies Cumulative. No remedy herein or in the Note or in any Collateral Document conferred upon the holder of the Note is intended to be exclusive of any other remedy and each and every remedy shall be in addition to every other remedy given hereunder or under the Note or under any Collateral Document or now or hereafter existing at law or in equity or by statute or otherwise.

         10.5. Costs and Expenses. The Company shall pay to the holder of the Note, to the extent permitted under applicable law, all reasonable out-of-pocket expenses incurred by such holder as shall be sufficient to cover the cost and expense of enforcing such holder's rights under the Note and any Collateral Document or the collecting and foreclosing upon, or otherwise dealing with, the Collateral, or participating in any litigation or bankruptcy proceeding for the protection or enforcement of the holder's collateral or claim against the Company or any guarantors of the Note or otherwise incurred in connection with the occurrence of an Event of Default, said expenses to include reasonable compensation to the attorneys and counsel of such holder for any services rendered in that connection, upon the Note held by such holder.

SECTION 11.  MISCELLANEOUS.

         11.1. Loss, Theft, Destruction or Mutilation of Note. Upon notice to the Company of the loss, theft, destruction or mutilation of the Note, the Company will make and deliver, in lieu thereof, a replacement note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in any of the Collateral Documents to the Note shall be deemed to refer to such replacement note.

         11.2. Expenses. Whether or not the loan herein contemplated shall be consummated, the Company shall pay you the total amount of $20,000.00 as a non-refundable processing fee, all of which has been previously paid to you and the Company shall pay all costs of executing and closing this Agreement and the Collateral Documents, including, without limitation, attorneys' fees, survey costs, appraisal fees, title insurance and related expenses, and environmental audit reviews and related expenses. The Company's obligations under this Section
11.2 shall survive the payment or prepayment of the Note.

         11.3. Stamp Taxes, Recording Fees, etc. The Company will pay, and save you and any subsequent holder of the Note harmless against, any and all liability (including any interest or penalty for non-payment or delay in payment) with respect to stamp and other taxes (other than any such stamp or other taxes incurred upon a transfer of the Note by you), if any, and all recording and filing fees which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement and the Collateral Documents, including, without limitation, the issuance and delivery of the Note, the execution, delivery, filing and recording of the Collateral Documents and financing statements related thereto, or any modification, amendment or alteration thereof. The obligations of the Company under this
Section 11.3 shall survive the payment or prepayment of the Note.

         11.4. Successors and Assigns. All covenants, agreements, representations and warranties made herein, in the Collateral Documents and in the Note or in certificates delivered in connection herewith by or on behalf of the Company shall survive the issuance and delivery of the Note to you, the making of the loan by you as provided in Section 1.2, and shall bind the successors and assigns of the Company, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of your successors and assigns, including any subsequent holder of any of the Note.

         11.5. Payment. Notwithstanding any provision to the contrary in the Note contained, the Company will promptly and punctually pay to you by wire transfer of immediately available funds pursuant to wiring instructions from you, or at your request, by check mailed (not later than three days prior to the date any payment is due) to Metropolitan Life Insurance Company, Agricultural Investments, Box 27-131, Kansas City, Missouri 64180-0131 or by such other method or to such other address as may be designated in writing by you, all amounts payable in respect of the principal of, prepayment premium, if any, and interest on, the Note, without any presentment thereof and without any notation of such payment being made thereon.

         11.6. Notices. All communications provided for hereunder, under the Collateral Documents or under the Note (other than payments in respect thereof which shall be made in accordance with Section 11.5) shall be in writing, and if to you, mailed (by registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service) or served in person addressed as this Agreement is addressed with a copy to: Metropolitan Life Insurance Company, Agricultural Investments, 2203 E. Empire Street, Bloomington, Illinois 61704, Attention: Regional Manager or if to the Company, mailed (by registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service) or served in person to United Foods, Inc., Ten Pictsweet Drive, Bells, Tennessee 38006-0119, Attention: President, or addressed to either party at any other address in the United States of America that such party may hereafter designate by written notice to the other party. Communications mailed as aforesaid shall be deemed sufficiently made upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

         11.7. Severability. If any provision of this Agreement or the Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the Note and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the maximum extent permitted by law.

         11.8. Law Governing; Modification. This Agreement shall be construed in accordance with and governed by laws of the State of Georgia. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

         11.9. Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

         11.10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         11.11. FINAL CREDIT AGREEMENT. THIS WRITTEN AGREEMENT, THE NOTE AND THE COLLATERAL DOCUMENTS ARE THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN THE COMPANY AND YOU AND MAY NOT BE CONTRADICTED AS EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN THE COMPANY AND YOU. THE COMPANY AND YOU HEREBY AFFIRM THAT THERE IS NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN THE COMPANY AND YOU WITH RESPECT TO THE SUBJECT MATTER OF THIS WRITTEN CREDIT AGREEMENT, THE NOTE, THE COLLATERAL DOCUMENTS, AND ANY RELATED LOAN DOCUMENTS.

         If the foregoing is satisfactory to you, please sign the form of acceptance on the enclosed counterpart of this letter agreement and forward the same to the Company, whereupon this letter agreement will become a binding agreement between you and the Company as of the date first above written.

                                    Yours very truly,

                                    UNITED FOODS, INC.

                                    By:  /s/ Carl W. Gruenewald, II
                                         -------------------------------------
                                             Carl W. Gruenewald
                                             Its Senior Vice President - Finance

ATTEST:

By:  /s/ Bradley J. Strange
     ------------------------------
         Bradley J. Strange
         Its Assistant Secretary

The foregoing agreement is hereby accepted as of the date first above written.


METROPOLITAN LIFE INSURANCE COMPANY


By:  /s/  Daniel A. O'Neill
     -------------------------------
Its: Assistant Vice President
     ------------------------------

                                   EXHIBIT "A"

                               UNITED FOODS, INC.,
                             a Delaware corporation

                             Secured Promissory Note
                                Due June 1, 2009

                                                                Bells, Tennessee
                                                                          , 1999

          United Foods, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to Metropolitan Life Insurance Company ("Metropolitan"), or assigns, on June 1, 2009 the principal amount of Four Million and No/100 Dollars ($4,000,000.00) or so much thereof as shall not have been theretofore paid by mandatory principal payments and optional prepayments as required in the Agreement (as hereinafter defined) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the address provided in Section 11.6 of the Agreement, and to pay interest only (computed on the basis of a 360-day year) at said address, in like coin or currency, on the unpaid portion of said principal amount from the date hereof, on the first day of the first full month subsequent to the Closing Date, and thereafter, as combined with monthly principal payments, as provided in the Agreement, on the first day of each month, commencing on the first day of the second full month following the Closing Date, in each event at the rate of 7.56% per annum, until such unpaid portion of such principal amount shall have become due and payable and at the Overdue Interest Rate (as defined in the Agreement) thereafter and, so far as may be lawful, on any overdue installment of interest at such Overdue Interest Rate.

         This Note (herein called the "Note") is issued pursuant to and entitled to the benefits of the Loan Agreement, dated of even date herewith, between the Company and Metropolitan (herein called the "Agreement"), the terms and provisions of which are hereby incorporated by reference and made a part of the terms of this Note. The Note is secured by and entitled to the benefits of (i) a first Deed of Trust and Security Agreement, dated of even date herewith, made by the Company, as grantor, (ii) a separate Security Agreement, dated of even date herewith, between the Company, as debtor, and Metropolitan, as secured party, and (iii) an Assignment of Rents and Leases, dated of even date herewith, made by the Company, as assignor, to each of which reference is hereby made for a description of the collateral or obligations covered thereby and the rights and benefits afforded thereby to the holder of the Note.

         This Note is subject to mandatory principal payments and optional prepayment as provided in the Agreement. The unpaid principal balance and all other amounts owing under this Note may be declared to be due and payable upon the happening of an Event of Default or Change of Control Date as defined in the Agreement.

         In the event this Note or any of the instruments referred to herein are placed in the hands of an attorney or attorneys for collection or enforcement or if the holder of the Note is required to obtain attorneys and incur expenses and attorney fees by reason of litigation or participation in bankruptcy proceedings for the protection or enforcement of its collateral and claim against the Company or any guarantors of this Note, then in all such cases, the holder of the Note shall be entitled to reasonable attorney fees and expenses from the Company.

         The Company waives diligence, demand, presentment, notice of nonpayment and protest, and consents to extensions of the time of payment, surrender or substitution of security, or forbearance, or other indulgence, without notice.

         This Note shall be construed in accordance with and governed by the laws of the State of Georgia.

         IN WITNESS WHEREOF, UNITED FOODS, INC. has caused this Note to be signed in its corporate name by one or more of its officers thereunto duly authorized, and to be dated as of the day and year first above written.


                                    UNITED FOODS, INC.

                                    By:
                                         -------------------------------------
                                             Carl W. Gruenewald
                                    Its:     Senior Vice President - Finance

ATTEST:

By:
     ------------------------------
         Bradley J. Strange
Its:     Assistant Secretary

                                    EXHIBIT B

                                      Liens

--------------------------------------------------------------------------------------------------------------------
                                                                                                      MAY 31, 1999
--------------------------------------------------------------------------------------------------------------------
 1.   Northwestern Mutual Life Insurance Company mortgage on the Bells, TN plant and equipment         13,393,876
--------------------------------------------------------------------------------------------------------------------
 2.   Monumental Life Insurance Company mortgage on all Mushrooms Farms Division assets located
      in Fillmore, UT, Salem, OR,  and Ventura, CA                                                     14,721,715
--------------------------------------------------------------------------------------------------------------------
 3.   Monumental Life Insurance Company mortgage on the Santa Maria, CA plant and equipment             9,867,971
--------------------------------------------------------------------------------------------------------------------
 4.   Metropolitan Life Insurance Company mortgage on the Ogden, UT plant and equipment                 5,518,247
--------------------------------------------------------------------------------------------------------------------
 5.   First American National Bank security interest in all inventory and receivables of the
      Frozen Foods Division                                                                                    --
--------------------------------------------------------------------------------------------------------------------
 6.   General Electric Capital Corporation security interest in aircraft                                5,400,000
--------------------------------------------------------------------------------------------------------------------
 7.   General Electric Capital Corporation security interest in certain rolling and similar equipment   3,567,879
--------------------------------------------------------------------------------------------------------------------
 8.   Estate of C.T. Chambers - lien on property purchased in Crockett County, TN  (house and lot)          8,532
--------------------------------------------------------------------------------------------------------------------
 9.   Payables subject to warehouseman's liens                                                            183,752
--------------------------------------------------------------------------------------------------------------------
 10.  Grower payables                                                                                   1,576,230
--------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT C

                         Tankersley Family; Subsidiaries

--------------------------------------------------------------------------------------------------------------------
    Last Name          First Name                  Address                     City         State       Zip
--------------------------------------------------------------------------------------------------------------------
Tankersley          James I.          241 North High Street                    Bells          TN       38006
--------------------------------------------------------------------------------------------------------------------
Tankersley          Edna W.           241 North High Street                    Bells          TN       38006
--------------------------------------------------------------------------------------------------------------------
Darnall             Darla T.          88 North Weddle Street                   Bells          TN       38006
--------------------------------------------------------------------------------------------------------------------
Northern            Kelle T.          219 Jaycee Drive, Ext.                   Bells          TN       38006
--------------------------------------------------------------------------------------------------------------------
Tankersley          James W.          59 Jaycee Cove                           Bells          TN       38006
--------------------------------------------------------------------------------------------------------------------

                               SECURITY AGREEMENT

         THIS AGREEMENT, made and entered into this 8th day of July, 1999, by and between UNITED FOODS, INC., a Delaware corporation, ("Debtor"), and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Secured Party");

                              W I T N E S S E T H:

         WHEREAS, Debtor owns, in fee simple, certain real property in the Counties of Crockett, Dyer, and Obion, Tennessee, more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof (the "Land"), and Debtor owns all buildings, structures and other improvements and property constructed or located thereon (the Land and said buildings, structures and other improvements are hereinafter collectively referred to as the "Facility"); and

         WHEREAS, Secured Party has agreed to make a loan (the "Loan") to Debtor in the amount of Four Million and No/100 Dollars ($4,000,000.00); and

         WHEREAS, the Loan is evidenced by a Secured Promissory Note of even date herewith in the principal amount of Four Million and No/100 Dollars ($4,000,000.00) made by Debtor and payable to Secured Party (said instrument, and any instrument issued in substitution or exchange therefor, as any of the foregoing may be amended, modified or supplemented from time to time hereafter, is hereinafter called the "Note") as further evidenced by a Loan Agreement of even date herewith (the "Loan Agreement") and as secured by a first Deed of Trust and Security Agreement of even date herewith (said document, as the same may be amended, modified or supplemented from time to time hereafter, is hereinafter called the "Deed of Trust"), and as secured by an Assignment of Rents and Leases of even date herewith (said document, as the same may be amended, modified or supplemented from time to time hereafter, is hereinafter collectively called the "Assignment"); and certain other related documents evidencing or securing said indebtedness called the "Deed of Trust"); and

         WHEREAS, Secured Party requires, as a condition precedent to its making the Loan, that Debtor enter into this Agreement to provide further security for the Note;

         NOW, THEREFORE, in consideration of the foregoing and as an inducement to Secured Party to make the Loan, Debtor hereby agrees as follows:

         1. Debtor hereby grants to Secured Party, its successors and assigns, a continuing security interest in the following described property of Debtor, now owned or hereafter acquired (hereinafter collectively called the "Collateral"):

         all apparatus, furnishings, furniture, fixtures, machinery, equipment, appliances, systems and building materials and articles of tangible property now owned or hereafter acquired by Debtor, including, without limitation,

                  (a) any and all machinery, motors, elevators, boilers, equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or refrigeration or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building service equipment, building materials, awnings, window shades, venetian blinds, drapes and drapery rods and brackets, screens, carpeting and other floor coverings, lobby furnishings, incinerators;

                  (b) decorations, video and sound equipment, signs, furnaces, radiators, heaters, steam boilers, hot water boilers, oil burners, pipes, heating and electrical equipment and appliances, fans, thermostats, disposals, refrigerators, ice boxes, carpeting, rugs, floor coverings, draperies, shades, awnings, mirrors, gas and electrical light fixtures, screens, screen doors, blinds, basins, faucets, pipes, water heaters, wiring, sprinkler systems, elevators, motors, dynamos, cabinets, incinerators, lawn plants and shrubbery, canopies, signs, speaker boxes, cash registers, machinery, appliances, tools, gas and electric fixtures, transformers and related transmission and safety facilities, water softening equipment, plumbing and heating fixtures and systems, air-conditioning and ventilation apparatus and systems, fire protection systems;

                  (c) all apparatus, fixtures, equipment, machinery, furniture, furnishings, appliances, systems, building materials, and articles of tangible personal property related to or used in the operation of a crop storage facility and/or farming operations on the Land, including, without limitation, storage bins, auger machines, ventilation fans, conveyors, towers, elevators, distribution boxes, platforms, ladders, receivers, tanks, cleaning equipment, cleaning screens, aspirators, trash bins, loaders, unloaders, metal buildings, scales, truck scales, office equipment and furnishings, electrical power and lighting systems, water supply facilities, septic tanks and disposal facilities;

                  (d) all gas and electric fixtures and systems, plumbing and heating fixtures and systems, heating, cooling and refrigeration fixtures and systems, air conditioning apparatus and systems, fire safety equipment and systems, environmental protection systems and equipment, signs, carpeting and other floor coverings, ranges, refrigerators, washers, dryers, water heaters, radiators, heaters, engines, machinery, boilers, electrical transformers and related transmission and safety facilities, meters, elevators, conveyors, motors, cooling tanks, water systems, well systems, sump pumps, septic tank and waste disposal systems, hoists, heaters and meters;

                  (e) seed and grain drying, storage and handling systems and facilities, silos, bins, scales, blowers, dryers, fans, quonsets, dumps, scale houses, receiving pits, grain legs, doors, catwalks, down spouting, ramps, receiving houses, manlifts, ladders, hoppers, pit screws, electrical panels, reclaim drags, towers, hammer mills, crackers, hullers, vaporizers, mash and pellet legs, pellet mills, poly tanks, separators, temperature and humidity monitors, bind sweeps, hot spot detectors, tunnels, platforms, cleaners, blenders, valves, piping, heaters, pumps, tanks, silos, binds, scales, elevators, conveyors, motors;

                  (f) fertilizer and chemical handling, blending and storage systems and facilities, storage tanks, liquid storage units, anhydrous ammonia tanks, bulk chemical tanks, liquid mix plants, blenders, tanks, meters, augers, docks;

                  (g) petroleum storage and handling systems, bulk petroleum tanks, fuel tanks, fuel pumping and metering equipment;

                  (h) feed plant, including milling, storage, grading and blending equipment;

                  (i) irrigation systems and equipment, pumps, pipes, connections, electrical boxes, meters, engines, fuel tanks, dynamos, gearheads;

                  (j) railroad track and related equipment and fixtures, switches, ties, signs, fences;

                  (k) unloading barges, cranes, scoops, conveyors, unloaders and related systems and equipment; and

                  (l) office furniture consisting of desks, chairs, file cabinets, tables, sofas, credenzas and similar items;

                  (m) all irrigation pumps, electric motors, engines, pipes, sprinklers, control panels, accessories and accessions, and all other irrigation equipment connected therewith now or hereafter placed or installed, together with all water and watering rights of every kind and description, on the Land described herein; and that Debtor covenants and agrees that all irrigation pumps, electric motors, engines, pipes, sprinklers, control panels, accessories and accessions, and all other irrigation equipment together with all water and watering rights of every kind and description, and all improvements, fixtures and appurtenances connected therewith now or hereafter placed or installed on said Land shall be construed as affixed to and a part of the Land described herein and subject to all of the provisions of this Security Agreement;

which are or shall be attached to said buildings, structures or improvements, or which are or shall be located in, on or about the Land, or which, wherever located (including, without limitation, in warehouse or other storage facilities or in the possession of or on the premises of vendors or manufacturers thereof), are used or intended to be used in or in connection with the construction, fixturing, equipping, furnishing, use, transportation of personal property to or from, operation or enjoyment of the Land or the improvements thereon, and all permits, licenses, franchises, contract rights, warehouse agreements and leasehold interests, now or hereafter owned by Debtor and relating to the ownership, use, operation or enjoyment of the Land, the improvements thereon, and the fixtures, equipment and personal property described above, provided, however, the Collateral shall not be construed to include growing crops, stored product, raw product, inventories of food, food components or packaging materials, equipment which is used solely for farming operations such as tractors, cultivators and similar equipment (provided, however, that such exclusion shall not cover irrigation equipment, it being the intent hereof that irrigation equipment shall be part of the Collateral), rolling stock, forklifts, forklift trucks and batteries and battery chargers used therewith, pallets, office equipment consisting of fax machines, copiers, telephone systems, typewriters, office computer hardware and software, licensed vehicles and accounts receivables arising in the ordinary course of business from the sale of inventories of food or food products or from the provision of any services related thereto nor from royalties arising from the sale or use of brands or trademarks relating to such inventories of food or food products; and also including all extensions, additions, improvements, betterments, renewals, replacements, proceeds, accessions, products and substitutions of any of the foregoing, together with the benefit of any deposits or payments now or hereafter made by Debtor or on its behalf in connection with any of the foregoing, including without limitation, the items described on Exhibit "B" attached hereto and incorporated herein by this reference, to secure the following obligations (hereinafter collectively called the "Obligations"):

                  (i) The payment of the principal of, interest and premiums on, and the performance of all covenants, agreements, liabilities and obligations of Debtor, under the Note, the Deed of Trust, the Loan Agreement, the Assignment, and all other obligations of Debtor, under any other instrument given to secure the Note and any and all extensions and renewals thereof; and

                  (ii) Any and all covenants, agreements, liabilities and obligations of Debtor, to Secured Party, its successors and assigns, provided for or arising under this Agreement; and

                  (iii) All costs and expenses of collection, legal expenses and attorneys' fees incurred by Secured Party, its successors and assigns, in the enforcement of the rights of Secured Party hereunder or in any litigation or bankruptcy proceeding for the protection of Secured Party's collateral and claim against Debtor.

         2. Debtor hereby covenants and warrants to Secured Party, its successors and assigns, as follows:

                  (a) Upon notice given by Secured Party from time to time, Debtor shall prepare and deliver to Secured Party a full inventory listing, as of the date such notice is given, all items then constituting the Collateral and such other information as Secured Party may request with respect to purchases or sales or other acquisitions or dispositions of the Collateral. Each such inventory shall be certified as being true, complete and correct by a duly authorized representative of Debtor. Unless Secured Party agrees otherwise, in writing, all Collateral will be kept at the Facility.

                  (b) Except for the security interest granted hereunder, Debtor is and will be at all times the sole owner of the Collateral free (except to the extent permitted under Paragraph 1.03 of the Deed of Trust and Section 8.7A of the Loan Agreement) from any lien, security interest, pledge or encumbrance, and no person other than Secured Party has or (except to the extent permitted under Paragraph 1.03 of the Deed of Trust and Section 8.7A of the Loan Agreement) will have any security interest or lien upon any of the Collateral, and that other than for such exceptions permitted under Paragraph 1.03 of the Deed of Trust and
Section 8.7A of the Loan Agreement, Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

                  (c) Except for the financing statement to be filed pursuant to this Agreement or any other financing statements running for the benefit of Secured Party, no financing statement or other acknowledgment of lien covering any Collateral or any proceeds thereof is on file in any public office. Debtor shall immediately give Secured Party notice in writing of any change in its address from that shown in this Agreement, shall also upon demand execute and deliver to Secured Party such financing statements, assignments, and other documents in form satisfactory to Secured Party, and do all such further acts and things as Secured Party may at any time and from time to time reasonably request or as may be necessary or appropriate to establish and maintain a valid perfected security interest in the Collateral as security for the Obligations, free of any liens, claims or encumbrances except as may be permitted under
Section 8.7A of the Loan Agreement, and Debtor will pay the cost of filing or recording the same or filing or recording this Agreement in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable. Without limitation of the foregoing, Debtor will execute and endorse such documents, certificates or forms as may be necessary or appropriate in order that the security interest of Secured Party hereunder may be noted by the proper authorities upon any certificate to title thereto, if any, and will deliver or cause to be delivered to Secured Party any and all such documents or certificates of title relating to such Collateral.

                  (d) Except to the extent specifically permitted under Section 8.7B of the Loan Agreement, Debtor will not sell or offer to sell, assign, pledge, lease or otherwise transfer or encumber the Collateral, or any interest therein, without the prior written consent of Secured Party.

                  (e) Debtor will maintain or cause to be maintained insurance at all times with respect to the Collateral, in such form, with such companies, in such amounts and against such risks as Secured Party may request, such insurance to be payable to Secured Party and Debtor as their interests may appear. All such policies of insurance shall contain in favor of Secured Party, the New York Standard Non-Contributory Mortgagee Clause, or its equivalent, and provide for a minimum of thirty (30) days' prior written notice of cancellation or amendment to Secured Party. Debtor shall furnish Secured Party with certificates or other evidence satisfactory to Secured Party showing compliance with the foregoing provisions and, if required by Secured Party, shall deposit the policies with Secured Party.

                  (f) Except for the security interest granted hereunder and under the Deed of Trust or any other security interest of Secured Party in the Collateral, Debtor will keep all Collateral free (except to the extent permitted under Paragraph 1.03 of the Deed of Trust and Section 8.7A of the Loan Agreement) from any lien, security interest or encumbrance and in good order and repair (ordinary wear and tear excepted) and will not waste or destroy (or suffer or permit the waste or destruction of) the Collateral or any part thereof; Debtor will not knowingly use (or suffer or permit the use of) the Collateral in violation of any statute, ordinance or policy of insurance thereon; and Secured Party may examine and inspect the Collateral at any reasonable time or times, wherever located.

                  (g) Debtor will pay or cause to be paid promptly when due all taxes, assessments and other impositions levied upon the Collateral or for its use or operation or upon this Agreement.

                  (h) Debtor shall pay all costs and expenses of collection, legal expenses and reasonable attorneys' fees incurred by Secured Party, its successors and assigns, to establish, perfect, secure and enforce the security interest purported to be created hereby and the costs and expenses of appearing in or defending any action or proceeding arising under, growing out of or in any manner connected with this Security Agreement or the obligations, duties or liabilities of Debtor or Secured Party hereunder, including but not limited to, bankruptcy proceedings.

         3. At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time affecting the Collateral and may pay for the maintenance, repair and preservation of the Collateral. Further, Secured Party, at its option and without notice to Debtor, may place and pay for insurance on the Collateral upon failure by Debtor to provide insurance satisfactory to Secured Party as provided by this Agreement. To the extent permitted by applicable law and without limitation of any other rights and remedies it may have, Secured Party shall be entitled to immediate reimbursement from Debtor for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorizations, together with interest thereon at the default rate of interest under the Note from the date paid or incurred, as the case may be, until reimbursement by Debtor. Until Default (as hereinafter defined), Debtor may have the possession of the Collateral and may use same in the operation of the Facility in any lawful manner not inconsistent with this Agreement and not inconsistent with any policy of insurance thereon.

         4. The occurrence of any of the following events or conditions shall constitute a "Default" under this Agreement:

                  (a) An Event of Default under the Note, the Deed of Trust, the Loan Agreement, the Assignment, or any default under the terms of any other instrument evidencing or securing the indebtedness secured by the Deed of Trust, which default shall continue after any period for curing such default applicable thereto contained in such document or instrument.

                  (b) Default in the performance by Debtor of any of the other Obligations or of any other covenants, agreements, or obligations contained or referred to herein or in any of such other Obligations to be performed by Debtor, and such default shall continue for a period of thirty days after notice from Secured Party.

                  (c) Sale, transfer or encumbrance of any of the Collateral, except as provided in Paragraph 1.03 of the Deed of Trust or Sections 8.7A or 8.7B of the Loan Agreement or in accordance with the terms of this Agreement, or the making of any levy, seizure or attachment thereof or thereon.

         5. If a Default shall occur hereunder and be continuing at any time thereafter (such Default not having been previously cured), Secured Party shall have all the remedies of a secured party under the Uniform Commercial Code and all other rights and remedies now or hereafter provided or permitted by law, including, without limitation, the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose Secured Party may, as far as Debtor can give authority therefor, with or without judicial process, enter (if this can be done without breach of the peace) upon the Land or any other premises on which the Collateral or any part thereof may be situated. Without limitation of the foregoing, Secured Party shall be entitled to hold, maintain, preserve and prepare all of the Collateral for sale and to dispose of said Collateral, if Secured Party so chooses, from the Facility provided that Secured Party may require Debtor to assemble such Collateral and make it available to Secured Party for disposition at a place to be designated by Secured Party (which may be other than the Facility) from which the Collateral would be sold or disposed of, and provided further that for a reasonable period of time prior to the disposition of such Collateral Secured Party shall have the right to use same in the operation of the Facility. Debtor will execute and deliver to Secured Party any and all forms, documents, certificates and registrations as may be necessary or appropriate to enable Secured Party to sell and deliver good and clear title to the Collateral to the buyer at the sale as herein provided. Unless the Collateral is of the type customarily sold on a recognized market, Secured Party will give Debtor at least ten (10) days' notice of the time and place of any public sale of such Collateral or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is given to Debtor at least ten
(10) days before the time of the sale or disposition. Secured Party may buy at any public sale and, if the Collateral is of a type customarily sold in a recognized market or is a type which is the subject of widely distributed standard price quotations, it may buy at private sale. Unless Secured Party shall otherwise elect, any sale of the Collateral shall be solely as a unit and not in separate lots or parcels, it being expressly agreed, however, that Secured Party shall have the absolute right to dispose of such Collateral in separate lots or parcels. Secured Party shall further have the absolute right to elect to sell the Collateral as a unit with, and not separately from, the Land and the Facility. The net proceeds realized upon any disposition of the Collateral, after deduction for the expenses of retaking, holding, preparing for sale, selling and the like and the attorneys' fees and legal expenses incurred by Secured Party shall be applied towards satisfaction of such of the Obligations secured hereby, and in such order of application, as Secured Party may elect. If all of the Obligations are satisfied, Secured Party will account to Debtor for any surplus realized on such disposition.

         6. No waiver by Secured Party of any Default hereunder shall operate as a waiver of any other Default or of the same Default on a future occasion. The remedies of Secured Party hereunder are cumulative and the exercise of any one or more of the remedies provided for herein, under the Uniform Commercial Code or otherwise, shall not be construed as a waiver of any of the other remedies of Secured Party so long as any part of the Obligations remains unsatisfied.

         7. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of Debtor shall bind its respective successors and assigns. All rights of Secured Party in, to and under this Agreement and in and to the Collateral shall pass to and may be exercised by any assignee thereof. Debtor agrees that if Debtor has knowledge of an assignment of said rights, the liability of Debtor to the Assignee shall be immediate and absolute. Debtor will not set up any claim against Secured Party as a defense, counterclaim or set-off to any action brought by any such assignee for any amounts due hereunder or for possession of the Collateral.

         8. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9. The terms and provisions contained herein shall, unless the context otherwise requires, have the meanings and be construed as provided in the Uniform Commercial Code of the State of Tennessee.

         10. Without limitation of the foregoing, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee.

         11. All notices, demands and requests given or required to be given hereunder shall be in writing. All such notices, demands and requests by Secured Party to Debtor shall be deemed to have been properly given if served in person or if sent by United States registered or certified mail, with return receipt requested, postage prepaid, or by United State Express Mail or other comparable overnight courier service, addressed to Debtor at:

                           United Foods, Inc.
                           Ten Pictsweet Drive
                           Bells, Tennessee 38006-0119
                           Attention: President

or to such other address as the party to be addressed may from time to time designate by written notice to Secured Party given as herein required. All notices, demands and requests by Debtor to Secured Party shall be deemed to have been properly given if served in person or if sent by United States registered or certified mail, return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service, addressed to Secured Party at:

                           Metropolitan Life Insurance Company
                           Agricultural Investments
                           8717 West 110th Street, Suite 700
                           Overland Park, Kansas  66210
                           Attention:  Senior Vice-President

with a copy to:

                           Metropolitan Life Insurance Company
                           Agricultural Investments
                           2203 E. Empire Street
                           Bloomington, Illinois 61704
                           Attention:  Regional Manager

or to such other address as Secured Party may from time to time designate by written notice to Debtor given as herein required. Notices, demands and requests given by mail in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder upon receipt or refusal to accept delivery as indicated on the return receipt or on the receipt of such United States Express Mail or courier service.

         12. Debtor hereby further agrees for itself and for its heirs, executors, personal representatives, successors and assigns that (a) this Agreement does not constitute a waiver or partial waiver by Secured Party of any of its rights under the Deed of Trust and (b) this Agreement does not in any way release Debtor, as Grantor, from its obligations to comply with every term, provision, condition, covenant, agreement, representation, warranty and obligation of the Deed of Trust, and that each of the same remain in full force and effect and must be complied with by said Mortgagor thereunder.

         13. If Debtor consists of more than one person or entity, the liability of each hereunder shall be joint and several.

         IN WITNESS WHEREOF, this Security Agreement has been executed as of the day and year first above written.


                                    DEBTOR:

                                    UNITED FOODS, INC.


                                    By:  /s/ Carl W. Gruenewald, II
                                         -------------------------------------
                                             Carl W. Gruenewald
                                             Its Senior Vice President - Finance

                                    SECURED PARTY:

                                    METROPOLITAN LIFE INSURANCE COMPANY,
                                    a New York corporation


                                    By:  /s/ Daniel A. O'Neill
                                         ---------------------------------------
                                    Printed: Daniel A. O'Neill
                                             -----------------------------------
                                    Title:   Assistant Vice President
                                             -----------------------------------

                                    EXHIBIT A

                        EXHIBIT A TO SECURITY AGREEMENT

                            CROCKETT COUNTY PROPERTY

Agri-center - Skelton property:

Lying and being in the Fifth Civil District of Crockett County, Tennessee, to-wit:

BEGINNING at an iron pin in the east margin of Highway 88 (30 feet from the centerline) and being Stephen's northwest corner as described in Deed Book 90, page 135 in the Register's Office of Crockett County, Tennessee, runs thence with the east margin of Highway 88, North 2 degrees 23 minutes 01 seconds West
162.34 feet to a spindle set; thence with the east margin of an entrance ramp connecting to State Route 20 (U.S. Highway 412), North 29 degrees 10 minutes 12 seconds East 58.31 feet to a mark made in a curb line; thence North 12 degrees 08 minutes 44 seconds East 166.42 feet to an iron pin set; thence North 52 degrees 45 minutes 52 seconds East 160.25 feet to a right of way marker found; thence North 84 degrees 57 minutes 21 seconds East 60.25 feet to United Foods, Inc.'s southwest corner as described in Deed Book 101, page 257; runs thence with the south line of said United Foods, Inc.'s property, South 84 degrees 28 minutes 59 seconds East 455.18 feet to an iron pin set; thence South 88 degrees 13 minutes 35 seconds East 245.53 feet to an iron pin at Gaines' southwest corner (Deed reference Deed Book 35, page 520); runs thence with Gaines' south line, South 87 degrees 12 minutes 01 second East 585.91 feet to an iron pin found in the southern margin of State Route 20 (U.S. Highway 412); runs thence with the south margin of said highway, South 62 degrees 36 minutes 09 seconds East 115.80 feet to an iron pin found at Edwards' northwest corner as described in Deed Book 73, page 322; runs thence with Edwards' west line, South 3 degrees 46 minutes 101 seconds West 440.36 feet to an iron pin found; thence with Edwards' north line and then with the north line of Rolling Hills Estates as recorded in Plat Book 2, page 28, and then with Stephen's north line, North 86 degrees 37 minutes 13 seconds West 1604.63 feet to the point of beginning containing 17.4880 acres as surveyed by Surveying Services, Inc. on June 28, 1999.

Map 75                      Parcel 42.00

Being the same property conveyed to United Foods, Inc., a Delaware corporation, by deed appearing of record in Deed Book 108, page 679, in the Register's Office of Crockett County, Tennessee.

Webb Farm;

Lying and being in the First Civil District of Crockett County, Tennessee, to-wit:

BEGINNING at a set PK nail in the centerline of the Lower Bells-Jackson Road at a northeast corner of the Mrs. Lavelle Ellington property as recorded in Dead Book 30, page 543, ROCCT, proceed eastwardly along the centerline of Lower Bells-Jackson Road following an irregular curve to the right having a chord course of North 84 degrees 31 minutes 10 seconds East for a distance of 1,410.00 feet and a length of 1,428.70 feet as measured along the centerline of Lower Bells-Jackson

Road to a set PK nail at the northwest corner of the Jimmy E. Webb property as recorded in Deed Book 91, page 420 & 422, ROCCT, thence South 1 degree 35 minutes 00 seconds East along the west line of said Jimmy E. Webb for a distance of 498.00 feet to a set iron pin at the southwest corner of said Jimmy E. Webb, thence South 88 degrees 25 minutes 00 seconds East along the south line of said Jimmy E. Webb for a distance of 631.28 feet to a set iron pin in the centerline of Lower Bells-Jackson Road, thence South 1 degree 35 minutes 00 seconds East along the centerline of Lower Bells-Jackson Road and along a west line of the James E. Wilkerson property as recorded in Deed Book 75, page 153, ROCCT, for a distance of 757.34 feet to a set iron pin at a southwest corner of the Wilkerson property, thence North 88 degrees 25 minutes 00 seconds East along a south line of said Wilkerson property for a distance of 33.00 feet to the centerline of a drainage ditch, said ditch being a west line of the Wilkerson property, thence generally southwardly along the centerline of said ditch for the following calls: South 2 degrees 28 minutes 00 seconds East for a distance of 1,094.25 feet; South 8 degrees 40 minutes 45 seconds East for a distance of 976.75 feet, South 5 degrees 09 minutes 50 seconds West for a distance of 1,112.40 feet, South 5 degrees 09 minutes 20 seconds East for a distance of 1,350.00 feet, and South 23 degrees 46 minutes 30 seconds West for a distance of 151.10 feet to the intersection of the centerline of the drainage ditch and the north top bank of the Forked Deer River, thence North 70 degrees 12 minutes 40 seconds West along the north top bank of the Forked Deer River for a distance of 1,569.54 feet to a 12 inch Birch at a southeast corner of the aforementioned Ellington property, thence North 3 degrees 07 minutes 20 seconds East along an east line of said Ellington property for a distance of 1,523.50 feet to a fence corner at a 18 inch Locust, said fence corner being an interior corner of the Ellington property, thence North 86 degrees 34 minutes 10 seconds East along a south line of said Ellington property for a distance of 542.45 feet to a fence corner at a southeast corner of the Ellington property thence North 4 degrees West for a distance of 3,032.50 feet to a fence corner at a northeast corner of the Ellington property, thence South 85 degrees 50 minutes 40 seconds West along a north line of said Ellington property for a distance of 1,145.10 feet to a set iron pin at an interior corner of the Ellington property, thence North 4 degrees 09 minutes 20 seconds West along an east line of the Ellington property for a distance of 726.28 feet to the point of beginning, containing 149.90 acres, more or less, including but excluding any right-of-way for Lower Bells-Jackson Road.

Map 88                     Parcel 100

Being the same property conveyed to United Foods, Inc., by deed appearing of record in Deed Book 91, page 425, in the Register's Office of Crockett County, Tennessee.

Gaines Property:

Lying and being in the Fifth Civil District of Crockett County, Tennessee, to-wit:

BEGINNING at a concrete monument as set in the southeast right-of-way of the L & N Railroad; the northernmost corner of the tract herein described and being a corner of Roger Cobb, et al (Deed Book 83, page 534); said concrete monument being located 50 feet from the centerline of the main tracks of said railroad and also being located 94 feet southwest of Milepost 307 and runs South 23 degrees 33 minutes 26 seconds East 687.37 feet, with the west boundary line of Cobb and generally with an old fence to a 1-inch iron pipe as found at a wooden fence corner; thence South 87 degrees 34 minutes 48 seconds East 172.48 feet with the south boundary line of Cobb and generally with an old fence to an iron rod as set at a wooden fence corner on the west side of a levee, corner with Billy N. Webb (Deed Book 84, page 405); thence South 00 degrees 57 minutes 43 seconds East 2310.36 feet with the west boundary line of Webb to an iron rod as found at a 14-inch elm with old fence on the north bank of the Forked Deer River; thence with the meanders of said river the following twenty-six courses:
South 77 degrees 16 minutes 45 seconds West, 249.82 feet; thence North 82 degrees 07 minutes 00 seconds West, 354.20 feet; thence South 43 degrees 09 minutes 30 seconds West, 146.55 feet; thence South 26 degrees 53 minutes 09 seconds West, 152.56 feet; thence South 09 degrees 47 minutes 06 seconds West,
124.92 feet; thence South 18 degrees 31 minutes 36 seconds West, 150.34 feet; thence South 76 degrees 54 minutes 23 seconds West, 114.41 feet; thence North 21 degrees 18 minutes 09 seconds West, 146.08 feet; thence North 09 degrees 03 minutes 01 second East, 236.17 feet; thence North 01 degree 36 minutes 56 seconds East, 187.97 feet; thence North 19 degrees 42 minutes 37 seconds West,
110.12 feet; thence North 86 degrees 19 minutes 24 seconds West, 101.05 feet; thence South 39 degrees 19 minutes 05 seconds West, 125.63 feet; thence South 34 degrees 50 minutes 44 seconds West, 157.90 feet; thence South 42 degrees 39 minutes 29 seconds West, 211.46 feet; thence South 79 degrees 37 minutes 35 seconds West, 107.90 feet; thence North 71 degrees 16 minutes 07 seconds West,
100.86 feet; thence North 43 degrees 43 minutes 55 seconds West, 373.56 feet; thence north 78 degrees 34 minutes 49 seconds West, 207.58 feet; thence North 79 degrees 37 minutes 35 seconds West, 215.81 feet; thence South 69 degrees 18 minutes 09 seconds West, 239.25 feet; thence North 89 degrees 35 minutes 30 seconds West 130.47 feet; thence North 43 degrees 12 minutes 22 seconds West,
141.41 feet; thence North 10 degrees 42 minutes 11 seconds West, 171.44 feet; thence North 31 degrees 06 minutes 43 seconds West, 143.79 feet; thence North 65 degrees 05 minutes 15 seconds West, 132.86 feet to a point in the southeast right-of-way of the L & N Railroad, said point being located 50 feet from the centerline of the main tracks; thence North 45 degrees 00 minutes 00 seconds East 3,498.00 feet with said southeast right-of-way, the point of beginning. Description from survey of Professional Land Services dated April 13, 1990.

Map 89                     Parcel 11.00

Being the same property conveyed to United Foods, Inc., by deed dated April 21, 1990 appearing of record in Deed Book 91, page 519, in the Register's Office of Crockett County, Tennessee.

                        EXHIBIT A TO SECURITY AGREEMENT
                              DYER COUNTY PROPERTY

Boals property:

Lying and being in the Tenth Civil District of Dyer County, Tennessee, to-wit:

BEGINNING at the northwest corner of Tract 1 of the United Foods, Inc. property and the southwest corner of Tract 2 as described in Deed Book 318 Page 208 in the Register's Office of Dyer County, Tennessee of which is included in the property being described, said corner also being SIWA's southeast corner (no reference found) and being in Crockett Creek Drainage Canal; said corner being, as measured along SIWA's south line, North 86 degrees 19 minutes 09 seconds East
857.64 feet from the intersection of Dummy Line Road; runs thence with SIWA's east line and Crockett Creek Drainage Canal, North 7 degrees 08 minutes 41 seconds West 1441.74 feet to Boals' southwest corner as described in Will Book F, Page 402; runs thence with Boals' south line (a metal stake being found on line at the top bank of said Canal), North 89 degrees 54 minutes 04 seconds East 1499.21 feet to an iron pin, set in Henley's west line as described in Deed Book 328, page 49; runs thence with Henley's west line, South 2 degrees 52 minutes 03 seconds West 1411.31 feet to an iron post, found in United Foods, Inc.'s north line as described in Deed Book 318 Page 206 of which is also included in the property being described; runs thence with the north lines of the United Foods, Inc.'s property as described in Deed Book 318 Page 206 and Deed Book 318 Page 210, North 88 degrees 55 minutes 07 seconds East 805.88 feet to an iron pin, set in Calcutt's west line as described in Deed Book 263 Page 653; runs thence with Calcutt's west line and then with Permenter's west line (Deed Book 345 Page
125), South 2 degrees 37 minutes 27 seconds West 3426.80 feet to an iron pin, set at Permenter's northeast corner as described in Deed Book 95 Page 461; runs thence with Permenter's north line, South 89 degrees 10 minutes 24 seconds West
920.32 feet to an iron pin, set; thence South 87 degrees 21 minutes 28 seconds West 462.42 feet to Crockett Creek Drainage Canal and being in Permenter's east line; runs thence with Permenter's east line and Crockett Creek Drainage Canal, North 8 degrees 34 minutes 55 seconds West 2197.20 feet to the southwest corner of the United Foods, Inc.'s property as described in Deed Book 318 Page 208 (Tract 1); thence continuing with Crockett Creek Drainage Canal, North 8 degrees 34 minutes 56 seconds West 1260.51 feet to the point of beginning containing
179.7869 acres as surveyed by Surveying Services, Inc., 41 Heritage Square, Jackson, Tennessee 38305 (901-664-0807)

Being all of the United Foods, Inc.'s property as described in Deed Book 318 Page 206, Deed Book 318 Page 208 and Deed Book 318 Page 210 in the Register's Office of Dyer County, Tennessee.

Being all of Map 101, Parcel 21.00, Map 101, Parcel 21.01, Map 101, Parcel 5.01, and Map 101, Parcel 21.02

Tarrant property:

Lying and being in the Twentieth Civil District of Dyer County, and the Ninth Civil District of Obion County, Tennessee, to-wit;

BEGINNING at an iron pin set in the south margin of Dew Drop Road (30 feet from the centerline) and being MaGee and Taylor's northeast corner as described in Deed Book 308, page 799, in the Register's Office of Dyer County, Tennessee, also being the northwest corner of the Tarrant property as described in Deed Book 117, page 457, in the Register's Office for Dyer County, Tennessee, of which this property being described more particularly describes, said corner also being the southwest corner of the right-of-way property obtained by the Tennessee Department of Highways (Obion County) as described in Deed Book 14-E, page 109-113; runs thence with the south margin of Dew Drop Road (the south margin of said right-of-way property as described above) South 80 degrees 04 minutes 43 seconds East 289.30 feet; thence South 09 degrees 28 minutes 17 seconds West 5.00 feet; thence South 80 degrees 31 minutes 43 seconds East
692.90 feet; thence north 09 degrees 31 minutes 43 seconds East 692.90 feet; thence North 09 degrees 28 minutes 17 seconds East 5.00 feet; thence South 80 degrees 31 minutes 43 seconds East 611.80 feet; thence South 09 degrees 28 minutes 17 seconds West 10.00 feet; thence South 80 degrees 31 minutes 43 seconds East 100.00 feet; thence North 09 degrees 28 minutes 17 seconds East
10.00 feet; thence South 80 degrees 31 minutes 43 seconds East 300.00 feet; thence South 09 degrees 28 minutes 17 seconds West 15.00 feet; thence South 80 degrees 31 minutes 43 seconds East 779.00 feet; thence South 36 degrees 55 minutes 17 seconds West 115.00 feet; thence South 46 degrees 04 minutes 43 seconds East 50.00 feet; thence North 43 degrees 55 minutes 17 seconds East
150.00 feet; thence South 80 degrees 31 minutes 43 seconds East intersecting the centerline of Lane Road at 562.06 feet, and continuing for a total distance of
650.00 feet; thence North 04 degrees 22 minutes 17 seconds East 15.00 feet; thence South 80 degrees 31 minutes 43 seconds East 550.00 feet; thence South 84 degrees 08 minutes 03 seconds East 450.00 feet to the center of Dew Drop Road; runs thence with the center of Dew Drop Road South 80 degrees 38 minutes 46 seconds East 2312.01 feet at Lambert's northwest corner as described in Will Book D, page 401; runs thence with the west line (partial fence line) of Lambert, an iron pin being set on line at 27 feet, then with Arnold and continuing with Klyce's west line (Deed Book 150, page 285) South 03 degrees 37 minutes 05 seconds West 3348.71 feet to an iron pin found at Hopper's northeast corner as described in Deed Book 290, page 54; runs thence with Hopper's north line (partial fence line) North 87 degrees 33 minutes 28 seconds West 438.46 feet to an iron pipe, found at Lambert's northeast corner as described in Will Book E, page 486; runs thence with Lambert's north line North 86 degrees 10 minutes 47 seconds West 272.34 feet to a railroad iron found at Hancock's northeast corner as described in Deed Book 276, page 558; runs thence with Hancock's north line (partial fence line) North 87 degrees 14 minutes 18 seconds West 593.58 feet to an iron pin set in the north margin of Lane Road; runs thence with Hancock's west line (partial fence line) South 02 degrees 53 minutes 50 seconds West 1509.11 feet to a metal stake found; runs thence with Hancock's north line (partial fence line) and then with Morgan's north line (Will Book e, page 401) North 87 degrees 04 minutes 37 seconds West 1671.80 feet to a metal pipe found; runs thence with Morgan's west line South 02 degrees 46 minutes 07 seconds West 850.97 feet to an iron pin set and is believed to be Alford's northeast corner as described in Deed Book 296, page 257; runs thence with Alford's north line (this line is being based upon current possession line or the break between crop lines) North 86 degrees 21 minutes 45 seconds West 2881.14 feet to a metal post found; runs thence North 88 degrees 52 minutes 55 seconds West 1452.79 feet to an iron pin set (an existing PVC pipe being found) in Magee and Taylor's east line; runs thence with said East line North 07 degrees 47 minutes 03 seconds East 4055.34 feet to an iron pin set; runs thence (partial fence line) North 08 degrees 31 minutes 44 seconds East 2442.66 feet to the point of beginning, and containing 879.1361 acres as surveyed by Surveying Services, Inc., 41 Heritage Square, Jackson, TN 38305, as shown by plat of survey dated December 21, 1998, made in the name of United Foods, Inc. (R. Bruce Richardson, Surveyor, with Tennessee License No. 1420).

Map 8, Parcels 3.00 and 3.01, Dyer County, Tennessee
Map 153, Parcels 1.00 and 1.01, Obion County, Tennessee

This property being subject to a roadway easement for Lane Road (easement being taken as 20 feet on each side of said centerline) and being more particularly described as follows: BEGINNING at the intersection of the centerline of Lane Road and being in the south margin of Dew Drop Road as described above; runs thence with the center of Lane Road as follows, South 33 degrees 43 minutes 05 seconds West 78.85 feet; thence South 40 degrees 38 minutes 51 seconds West
479.09 feet; thence following a curve to the left having a radius of 200.00 feet for a distance of 120.02 feet; thence South 06 degrees 15 minutes 52 seconds West 371.63 feet; thence South 07 degrees 44 minutes 52 seconds West 2704.15 feet; thence following a curve to the left having a radius of 75.00 feet for a distance of 124.95 feet; thence South 87 degrees 42 minutes 31 seconds East
648.90 feet; thence South 86 degrees 52 minutes 57 seconds East passing the centerline of field entrance at 223.79 feet for a total distance of 1188.87 feet; thence south 86 degrees 35 minutes 08 seconds East 502.16 feet; thence South 87 degrees 18 minutes 23 seconds East 237.27 feet to the intersection of the west line of the Hancock property as described above.

This property has a field road leading to the Alford property as described above and being an ingress and egress easement as recorded in Deed Book 298, page 723; the centerline of said field road being described as follows: Being a twenty foot wide easement and the centerline BEGINNING at the intersection of Lane Road and the center of this field road as described in the Lane Road easement above, runs thence South 01 degree 38 minutes 56 seconds West 1500.12 feet to a metal pipe as found at Morgan's northwest corner and being an interior corner of the property as described above; thence from the said interior corner the easement is reduced to a width of tan feet parallel to the west line of said Morgan property and runs thence South 02 degrees 46 minutes 07 seconds West 850.97 feet to the northeast corner of the Alford tract as described in Deed Book 296, page 257, and being a southeast corner of this 879.1361 acre tract as described above.

Being the same property conveyed to United Foods, Inc.,.a Delaware corporation, by deed appearing of record in Deed Book 24R, page 89, in the Register's Office of Obion County, Tennessee and in Record Book 365, page 39 in the Register's Office of Dyer County, Tennessee.

                                    EXHIBIT B

                                List of Equipment

Item No.     No.       Description
--------     ---       -----------

    1         6        Grain systems, Inc. (GSI) "NCL" Series Storage Bin, 42' Diameter x 30' +/- High
    2         6        David Manufacturing Company Model 176 "Red Giant" Stirring Auger Machine
    3         12       Airstream Division of GSI Model CF-20-4C 20-HP Ventilation Fans
    4         2        Schlagel, Inc. Model 1210 Overhead Distribution Conveyor w/ Custom Designed Supporting
                       Towers
    5         2        Schlagel, Inc. Model 1210 Underfloor Return Conveyor
    6         1        Schlagel, Inc. Model 1210 Return Collection Conveyor
    7         2        Schlagel, Inc. Model 30137 100' High Dual-Leg Elevator w/ Distribution Box, Platforms,
                       Ladders, etc.
    8         1        Schlagel, Inc. 6' Wide x 12' Long Dump Pit Receiver
    9         1        Schlagel, Inc. Model 1210 Product Receiving Conveyor
    10        1        GSI "BFT" Series Surge Tank, 12' Diameter x 23' +/- High
    11        1        Schlagel, Inc. Model 1210 Infeed Conveyor to Product Cleaning Equipment
    12        1        Rotex Model 52DASSSS Triple-Level Product Cleaning Screen, Serial No. R197190A
    13        1        Forsberg Model 668 Aspirator w/ Model 16-HA Fan Unit, Serial No. 14832 S S
    14        1        Schlagel, Inc. Model 1210 Cleaned Product Take-Away Conveyor
    15        1        Schlagel, Inc. Model 1210 Cleaned Product Collection Conveyor
    16        1        Schlagel, Inc. Model 1213 Trash Disposal Conveyor
    17        1        GSI "BFT" Series Trash Bin, 12' Diameter x 7' +/- High w/ Flying Dutchman Model 2004
                       Unloader Device Beneath
    18        1        Pinnacle Structures, Inc. Metal Building, 54'-0" Wide x 74'-6" Long, Including Cleaning
                       Area & Shop Portions (20' Eave Height), Office, Chemical Storage, Closet, Restroom and
                       Parts Storage Areas (12' Eave Height), and Center Drive-Through Loading/Unloading Area
                       (34' Eave Height)
    19        1        Office Area Containing Desk, Base Cabinets, Wall Cabinets and Trane Model PTHC1201GAA
                       Through-The-Wall HVAC Unit (Serial No. A97D01902)
    20        1        Fairbanks Model 14-3446-15A, Type "S" 60-Ton Truck Scale, 10' Wide x 70' Long
    21        1        Electrical Power & Interior/Exterior Lighting System to Serve Facility Operations

                               UNITED FOODS, INC.,
                             a Delaware corporation

                             Secured Promissory Note

                                Due June 1, 2009

                                                                Bells, Tennessee
                                                                    July 8, 1999
                                                                   -------------


          United Foods, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to Metropolitan Life Insurance Company ("Metropolitan"), or assigns, on June 1, 2009 the principal amount of Four Million and No/100 Dollars ($4,000,000.00) or so much thereof as shall not have been theretofore paid by mandatory principal payments and optional prepayments as required in the Agreement (as hereinafter defined) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the address provided in Section 11.6 of the Agreement, and to pay interest only (computed on the basis of a 360-day year) at said address, in like coin or currency, on the unpaid portion of said principal amount from the date hereof, on the first day of the first full month subsequent to the Closing Date, and thereafter, as combined with monthly principal payments, as provided in the Agreement, on the first day of each month, commencing on the first day of the second full month following the Closing Date, in each event at the rate of 7.56% per annum, until such unpaid portion of such principal amount shall have become due and payable and at the Overdue Interest Rate (as defined in the Agreement) thereafter and, so far as may be lawful, on any overdue installment of interest at such Overdue Interest Rate.

         This Note (herein called the "Note") is issued pursuant to and entitled to the benefits of the Loan Agreement, dated of even date herewith, between the Company and Metropolitan (herein called the "Agreement"), the terms and provisions of which are hereby incorporated by reference and made a part of the terms of this Note. The Note is secured by and entitled to the benefits of (i) a first Deed of Trust and Security Agreement, dated of even date herewith, made by the Company, as grantor, (ii) a separate Security Agreement, dated of even date herewith, between the Company, as debtor, and Metropolitan, as secured party, and (iii) an Assignment of Rents and Leases, dated of even date herewith, made by the Company, as assignor, to each of which reference is hereby made for a description of the collateral or obligations covered thereby and the rights and benefits afforded thereby to the holder of the Note.

         This Note is subject to mandatory principal payments and optional prepayment as provided in the Agreement. The unpaid principal balance and all other amounts owing under this Note may be declared to be due and payable upon the happening of an Event of Default or Change of Control Date as defined in the Agreement.

         In the event this Note or any of the instruments referred to herein are placed in the hands of an attorney or attorneys for collection or enforcement or if the holder of the Note is required to obtain attorneys and incur expenses and attorney fees by reason of litigation or participation in bankruptcy proceedings for the protection or enforcement of its collateral and claim against the Company or any guarantors of this Note, then in all such cases, the holder of the Note shall be entitled to reasonable attorney fees and expenses from the Company.

         The Company waives diligence, demand, presentment, notice of nonpayment and protest, and consents to extensions of the time of payment, surrender or substitution of security, or forbearance, or other indulgence, without notice.

         This Note shall be construed in accordance with and governed by the laws of the State of Georgia.

         IN WITNESS WHEREOF, UNITED FOODS, INC. has caused this Note to be signed in its corporate name by one or more of its officers thereunto duly authorized, and to be dated as of the day and year first above written.

                                       UNITED FOODS, INC.

                                       By:  /s/  Carl W. Gruenewald, II
                                            ------------------------------------
                                                 Carl W. Gruenewald
                                       Its:      Senior Vice President - Finance

ATTEST:

By: /s/ Bradley J. Strange
    ---------------------------------
        Bradley J. Strange
Its:    Assistant Secretary

MAXIMUM PRINCIPAL INDEBTEDNESS                                         Tennessee
FOR TENNESSEE RECORDING TAX
PURPOSES: $4,000,000.00

                       DEED OF TRUST, ASSIGNMENT OF RENTS,
                   SECURITY AGREEMENT AND FINANCING STATEMENT
                         (Collateral Includes Fixtures)

                                       BY

                   UNITED FOODS, INC., a Delaware corporation,
                                   as Grantor

                                       TO

                        LEEANNE MARSHALL COX, as Trustee

                               for the benefit of

                      METROPOLITAN LIFE INSURANCE COMPANY,
                     a New York corporation, as Beneficiary

                                  July 8, 1999
                                  ------------

          This Instrument Prepared by and Record and Return To:
          Womble Carlyle Sandridge & Rice, PLLC
          P.O. Drawer 84
          Winston-Salem, NC  27102
          Attention: Hardin G. Halsey, Esq.

SOURCE OF GRANTOR'S INTEREST: GAINES FARM: DEED DATED April 21, 1990 AND RECORDED IN OFFICIAL RECORD VOLUME DB 91, PAGE 519, IN THE REGISTER'S OFFICE OF CROCKETT COUNTY, TENNESSEE; WEBB FARM: DEED DATED March 30, 1990 AND RECORDED IN OFFICIAL RECORD VOLUME DB 91, PAGE 425, IN THE REGISTER'S OFFICE OF CROCKETT COUNTY, TENNESSEE; BOALS FARM: DEED DATED May 16, 1997 AND RECORDED IN OFFICIAL RECORD VOLUME 318, PAGE 206, IN THE REGISTER'S OFFICE OF DYER COUNTY, TENNESSEE; DEED DATED May 16, 1997 AND RECORDED IN OFFICIAL RECORD VOLUME 318, PAGE 208, IN THE REGISTER'S OFFICE OF DYER COUNTY, TENNESSEE; DEED DATED May 16, 1997 AND RECORDED IN OFFICIAL RECORD VOLUME 318, PAGE 210, IN THE REGISTER'S OFFICE OF DYER COUNTY, TENNESSEE; TARRANT FARM: DEED DATED Dec. 28, 1998 AND RECORDED IN OFFICIAL RECORD VOLUME 24R, PAGE 89, IN THE REGISTER'S OFFICE OF OBION COUNTY, TENNESSEE; DEED DATED Dec. 28, 1998 AND RECORDED IN OFFICIAL RECORD VOLUME 365, PAGE 39, IN THE REGISTER'S OFFICE OF DYER COUNTY, TENNESSEE; AGRI-CENTER: DEED DATED April 28, 1997 AND RECORDED IN OFFICIAL RECORD VOLUME DB 108, PAGE 679, IN THE REGISTER'S OFFICE OF CROCKETT COUNTY, TENNESSEE.

Pursuant to Tennessee Code Annotated Section 47-28-104, notice is hereby given that this Deed of Trust secures future advances, all or some of which shall be obligatory, and all advances hereunder will be for commercial purposes.

It is understood that some of the property described herein includes goods that are or are to become fixtures related to the real estate described herein, and it is intended that, as to those goods, this deed of trust shall be effective as a financing statement filed as a fixture filing from the date of its filing for record in the Register's Office of the County in which the real property is located

The Beneficiary, as holder of the debt secured hereby, provides that it does not and will not give its consent to any mechanics' and/or materialmen's liens having priority over the lien created by this instrument.

                       DEED OF TRUST, ASSIGNMENT OF RENTS,
                   SECURITY AGREEMENT AND FINANCING STATEMENT

                          COLLATERAL INCLUDES FIXTURES

         THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (the "Deed of Trust") is made as of this 8th day of July, 1999, by UNITED FOODS, INC., a Delaware corporation, having its principal place of business at Ten Pictsweet Drive, Bells, Tennessee 38006-0119 (hereinafter called the "Grantor") in favor of LEEANNE MARSHALL COX, Trustee, having a principal place of business at c/o Burch, Porter & Johnson, Morgan Keegan Tower, 50 North Front Street, Suite 800, Memphis, Tennessee 38103 ("Trustee") for the benefit of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, having its principal place of business at One Madison Avenue, New York, New York 10010 ("Beneficiary").

                              W I T N E S S E T H:

         WHEREAS, this Deed of Trust secures: (1) the full and punctual payment of the indebtedness evidenced by that certain Secured Promissory Note (the "Note") of even date with this Deed of Trust, the final payment of which is due no later than the first day of June, 2009 (the "Maturity Date"), made by Grantor to the order of Beneficiary in the principal face amount of Four Million and No/100 Dollars ($4,000,000.00), with interest thereon at the rates therein provided in the Note, together with any and all renewals, modifications, consolidations and extensions of the indebtedness evidenced by the Note, any and all additional advances made by Beneficiary to protect or preserve the Property (as hereinafter defined), any and all future advances as may be made by Beneficiary and any other amounts required to be paid by Grantor under any of the Loan Documents (as hereinafter defined), such indebtedness, advances and amounts being hereinafter collectively referred to as the "Secured Indebtedness," and (2) the full performance by Grantor of all of the provisions, agreements, covenants and obligations contained herein or in any of the other Loan Documents. The Note, this Deed of Trust, the Loan Agreement, an Assignment of Rents and Leases recorded contemporaneously herewith, a separate Security Agreement and any and all other documents evidencing, securing or relating to the indebtedness secured by this Deed of Trust and all renewals, modifications, consolidations, and extensions of such documents are herein collectively referred to as the "Loan Documents."

         NOW, THEREFORE, IN CONSIDERATION of the sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000,00), in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the Secured Indebtedness and other obligations of Grantor set forth in this Deed of Trust and the other Loan Documents, Grantor does hereby irrevocably bargain, sell, transfer, grant, convey, assign and warrant to:

         (A) Trustee, its heirs, successors and assigns, in trust, with power of sale and right of entry and possession, all of Grantor's present and future estate, right, title and interest in and to that certain real property located in the Counties and State (as defined in Exhibit "A" attached hereto and made a part hereof) and as more particularly described in Exhibit "B" attached hereto and made a part hereof, together with all right, title, interest and estate of Grantor, in and to all easements, rights-of-way, gaps, strips and gores of land, streets, ways, alleys, sewers, sewer rights, waters, water courses, water rights, privileges, licenses, tenements, hereditaments and appurtenances whatsoever, in any way appertaining to said real property, whether now owned or hereafter acquired by Grantor, and the reversion(s), remainder(s), possession(s), claims and demands of Grantor in and to the same, and the rights of Grantor in and to the benefits of any conditions, covenants and restrictions now or hereafter affecting said real property (collectively, the "Land"), together with all estate, right, title and interest that Grantor now has or may hereafter acquire in:

                  (1) all things now or hereafter affixed to the Land, including all buildings, structures and improvements of every kind and description now or hereafter erected or placed thereon, all apparatus, fixtures, equipment, machinery, furniture, furnishings, appliances, systems, building materials, and articles of tangible property now owned or hereafter acquired by Grantor, including, without limitation,

                  (a) any and all machinery, motors, elevators, boilers, equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or refrigeration or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building service equipment, building materials, awnings, window shades, venetian blinds, drapes and drapery rods and brackets, screens, carpeting and other floor coverings, lobby furnishings, incinerators;

                  (b) decorations, video and sound equipment, signs, furnaces, radiators, heaters, steam boilers, hot water boilers, oil burners, pipes, heating and electrical equipment and appliances, fans, thermostats, disposals, refrigerators, ice boxes, carpeting, rugs, floor coverings, draperies, shades, awnings, mirrors, gas and electrical light fixtures, screens, screen doors, blinds, basins, faucets, pipes, water heaters, wiring, sprinkler systems, elevators, motors, dynamos, cabinets, incinerators, lawn plants and shrubbery, canopies, signs, speaker boxes, cash registers, machinery, appliances, tools, gas and electric fixtures, transformers and related transmission and safety facilities, water softening equipment, plumbing and heating fixtures and systems, air-conditioning and ventilation apparatus and systems, fire protection systems;

                  (c) all apparatus, fixtures, equipment, machinery, furniture, furnishings, appliances, systems, building materials, and articles of tangible personal property related to or used in the operation of a crop storage facility and/or farming operations on the Land, including, without limitation, storage bins, auger machines, ventilation fans, conveyors, towers, elevators, distribution boxes, platforms, ladders, receivers, tanks, cleaning equipment, cleaning screens, aspirators, trash bins, loaders, unloaders, metal buildings, scales, truck scales, office equipment and furnishings, electrical power and lighting systems, water supply facilities, septic tanks and disposal facilities;

                  (d) all gas and electric fixtures and systems, plumbing and heating fixtures and systems, heating, cooling and refrigeration fixtures and systems, air conditioning apparatus and systems, fire safety equipment and systems, environmental protection systems and equipment, signs, carpeting and other floor coverings, ranges, refrigerators, washers, dryers, water heaters, radiators, heaters, engines, machinery, boilers, electrical transformers and related transmission and safety facilities, meters, elevators, conveyors, motors, cooling tanks, water systems, well systems, sump pumps, septic tank and waste disposal systems, hoists, heaters and meters;

                  (e) seed and grain drying, storage and handling systems and facilities, silos, bins, scales, blowers, dryers, fans, quonsets, dumps, scale houses, receiving pits, grain legs, doors, catwalks, down spouting, ramps, receiving houses, manlifts, ladders, hoppers, pit screws, electrical panels, reclaim drags, towers, hammer mills, crackers, hullers, vaporizers, mash and pellet legs, pellet mills, poly tanks, separators, temperature and humidity monitors, bind sweeps, hot spot detectors, tunnels, platforms, cleaners, blenders, valves, piping, heaters, pumps, tanks, silos, binds, scales, elevators, conveyors, motors;

                  (f) fertilizer and chemical handling, blending and storage systems and facilities, storage tanks, liquid storage units, anhydrous ammonia tanks, bulk chemical tanks, liquid mix plants, blenders, tanks, meters, augers, docks;

                  (g) petroleum storage and handling systems, bulk petroleum tanks, fuel tanks, fuel pumping and metering equipment;

                  (h) feed plant, including milling, storage, grading and blending equipment;

                  (i) irrigation systems and equipment, pumps, pipes, connections, electrical boxes, meters, engines, fuel tanks, dynamos, gearheads;

                  (j) railroad track and related equipment and fixtures, switches, ties, signs, fences;

                  (k) unloading barges, cranes, scoops, conveyors, unloaders and related systems and equipment;

                  (l) office furniture consisting of desks, chairs, file cabinets, tables, sofas, credenzas and similar items; and

                  (m) all irrigation pumps, electric motors, engines, pipes, sprinklers, control panels, accessories and accessions, and all other irrigation equipment connected therewith now or hereafter placed or installed, together with all water and watering rights of every kind and description, on the Land described herein; and that Grantor covenants and agrees that all irrigation pumps, electric motors, engines, pipes, sprinklers, control panels, accessories and accessions, and all other irrigation equipment together with all water and watering rights of every kind and description, and all improvements, fixtures and appurtenances connected therewith now or hereafter placed or installed on said Land shall be construed as affixed to and a part of the Land described herein and subject to all of the provisions of this Deed of Trust;

which are or shall be attached to, or used for the operation or maintenance of, said buildings, structures or improvements, or which are or shall be located in, on or about the Land, or which, wherever located (including, without limitation, in warehouse or other storage facilities or in the possession of or on the premises of vendors or manufacturers thereof), are used or intended to be used in or in connection with the construction, fixturing, equipping, furnishing, use, transportation of personal property to or from, operation or enjoyment of the Land or the improvements thereon, and all improvements, betterments, renewals, renovations, replacements, repairs, additions, accessions or substitutions or proceeds thereto or therefor, all of such things whether now or hereafter placed thereon being hereby declared to be real property and hereinafter collectively referred to as the "Improvements";

                  (2) all income, rents, royalties, revenue, issues, profits, proceeds and other benefits from any and all of the Land and/or Improvements, subject, however, to the right, power and authority hereinafter conferred upon Beneficiary or reserved to Grantor to collect and apply such income, rents, royalties, revenue, issues, profits, proceeds and other benefits;

                  (3) all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Grantor, and all advance payments of insurance premiums made by Grantor with respect thereto and all claims or demands relating to such deposits, other security and/or such insurance;

                  (4) all damages, royalties and revenue of every kind, nature and description whatsoever that Grantor may be entitled to receive, either before or after any Event of Default (as hereinafter defined), from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of the Land, with the right in Beneficiary to receive and apply the same to the Secured Indebtedness;

                  (5) all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of, the Land and/or Improvements or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Land and/or Improvements;

                  (6) all licenses (including, but not limited to, any operating licenses or similar licenses), contracts, management contracts, leases or agreements, warehouse agreements, guaranties, warranties, franchise agreements, permits, authorities or certificates required or relating to the ownership, use, operation or maintenance of the Land and/or Improvements;

                  (7) all names under or by which the Land and/or Improvements may at any time be operated or known, and all rights to carry on business under any such names or any variant thereof, and all trademarks, trade names, patents pending and goodwill relating to the Land and/or Improvements; and

                  (8) all of Grantor's present and future estate, right, title and interest in and to all accretion, avulsion, riparian rights, water rights, waters, water courses, easements, rights-of-way, gaps, strips and gores of land, roads, all hereditaments and appurtenances whatsoever, and any other similar rights or interests, in any way appertaining to or relating to said herein before described Land, whether now owned or hereafter acquired by Grantor, and the reversion(s), remainder(s), possession(s), claims and demands of Grantor in and to the same, and the rights of Grantor in and to the benefits of any conditions, covenants and restrictions now or hereafter affecting said Land, together with all estate, right, title and interest, including, without limitation, leasehold interests, that Grantor now has or may hereafter acquire, and Grantor covenants and agrees that the foregoing shall be construed as a part of the Land described herein and subject to all of the provisions of this Deed of Trust.

         TO HAVE AND TO HOLD the Real Property (as hereinafter defined), unto Trustee, its heirs, successors and assigns, in trust, for the benefit of Beneficiary, its successors and assigns, subject, however, to the terms, covenants and conditions contained herein.

         All of the property described in paragraph (A) above is hereinafter collectively referred to as the "Real Property."

         (B) Beneficiary, its successors and assigns, as a secured party, a security interest in Grantor's interest in any portion of the Real Property which may be construed to be personal property, and in all other personal property of every kind and description, whether now existing or hereafter acquired, now or at any time hereafter attached to, erected upon, situated in or upon, forming a part of, appurtenant to, used or useful in the construction or operation of, or in connection with, or arising from the use or enjoyment of all or any portion of, or from any lease or agreement pertaining to, the Real Property, including:

                  (1) all water rights appurtenant to the Real Property together with all pumping plants, pipes, flumes and ditches, all rights to the use of water, all rights in ditches for irrigation, all water stock, shares of stock or other evidence of ownership of any part of the Real Property that is owned by Grantor in common with others and all documents of membership in any owners' or members' association or similar group having responsibility for managing or operating any part of the Real Property;

                  (2) all plans and specifications prepared for construction of the Improvements and all studies, data and drawings related thereto; and all contracts and agreements of Grantor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings, or to the construction of the Improvements;

                  (3) all equipment, machinery, fixtures and goods to the extent described in paragraph (A)(1) above, and accounts, general intangibles, documents, instruments and chattel paper arising therefrom;

                  (4) all substitutions and replacements of, and accessions and additions to, any of the foregoing;

                  (5) all sales agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into with respect to the sale to any purchasers of any part of the Real Property, together with all deposits and other proceeds of the sale thereof; and

                  (6) all proceeds of any of the foregoing, including, without limitation, proceeds of any voluntary or involuntary disposition or claim respecting any of the foregoing (pursuant to judgment, condemnation award or otherwise) and all goods, documents, general intangibles, chattel paper and accounts, wherever located, acquired with cash proceeds of any of the foregoing or proceeds thereof.

         All of the property described in paragraph (B) above is hereinafter collectively referred to as the "Personal Property." All of the Real Property and the Personal Property is herein collectively referred to as the "Property", provided, however, the Property shall not be construed to include growing crops, stored product, raw product, inventories of food, food products and packaging materials, equipment which is used solely for farming operations such as tractors, cultivators and similar equipment (provided, however, that such exclusion shall not cover irrigation equipment, it being the intent hereof that irrigation equipment shall be part of the Collateral), rolling stock, forklifts, forklift trucks and batteries and battery chargers used therewith, pallets, office equipment consisting of fax machines, copiers, telephone systems, typewriters, office computer hardware and software, licensed vehicles, accounts receivables arising in the ordinary course of business from the sale of inventories of food or food products or from the provision of any services related thereto nor from royalties arising from the sale or use of brands or trademarks relating to such inventories of food or food products.

         PROVIDED, HOWEVER, if Grantor shall pay or cause to be paid to Beneficiary in full the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and shall keep, perform and observe all and singular the covenants and promises of Grantor in the Loan Documents, then this Deed of Trust and all the properties, interests and rights hereby granted, encumbered, transferred or assigned shall be released by Trustee and/or Beneficiary in accordance with the laws of the State.

         GRANTOR HEREBY COVENANTS AND AGREES FOR THE BENEFIT OF BENEFICIARY AND TRUSTEE AS FOLLOWS:

                                    ARTICLE I
                                    COVENANTS

         1.01 PERFORMANCE BY GRANTOR. Grantor shall pay the Secured Indebtedness to Beneficiary and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.

         1.02 WARRANTY OF TITLE. Grantor warrants that it is lawfully seized of that portion of the Property which constitutes real property, that it holds marketable and indefeasible fee simple absolute title to same, and that it has good right and is lawfully authorized to sell, convey or encumber the Property subject only to those matters set forth in Exhibit "C" attached hereto and made a part hereof (the "Permitted Exceptions"). Grantor further covenants to warrant and forever defend all and singular the Property unto Beneficiary and Trustee forever from and against all persons whomsoever claiming the same or any part thereof.

         1.03 TAXES, LIENS AND OTHER CHARGES. Unless sums sufficient to pay the same shall have been fully paid to Beneficiary as provided in Section 1.06 hereof, Grantor shall pay all real estate and other taxes, assessments, water and sewer charges, vault and other license or permit fees, levies, fines, penalties, interest, impositions, and other similar claims, general and special, public and private, of any kind whatsoever which may be assessed, levied, confirmed, imposed upon or arise out of or become due and payable out of, or become a lien on or against the Property or any part thereof (all of the foregoing, together with utility and refuse removal charges, being hereinafter collectively referred to as the "Imposition(s)") not later than ten
(10) days before the dates on which such Impositions would become delinquent. Not later than the date when any Impositions would become delinquent, Grantor shall produce to Beneficiary official receipts of the appropriate imposing authority, or other evidence reasonably satisfactory to Beneficiary evidencing the payment thereof in full. If Grantor shall in good faith, and by proper legal action, contest any Impositions, and either shall have deposited cash with Beneficiary (or as Beneficiary may direct) as a reserve for the payment thereof plus all fines, interest, penalties and costs which may become due pending the determination of such contest, in such amount as Beneficiary may require, then Grantor shall not be required to pay the same during the maintenance of said deposit and as long as such contest operates to prevent enforcement or collection of such Impositions against, or the sale or forfeiture of, the Property for non-payment thereof, and is prosecuted with due diligence and continuity, and shall not have been terminated or discontinued adversely to Grantor. Upon termination of any such proceeding or contest, Grantor shall pay the amount of such Impositions or part thereof as finally determined in such proceeding or contest. However, if monies have been deposited with Beneficiary pursuant to this Section 1.03, said funds shall be applied toward such payment and the excess, if any, shall be returned to Grantor.

         1.04 FURTHER TAXES. In the event of the passage, after the date of this Deed of Trust, of any law deducting from the value of the Property, for the purposes of taxation, any lien thereon or security interest therein, or changing in any way the laws now in force for the taxation of mortgages, deeds of trust and/or security agreements or debts secured by mortgages, deeds of trust and/or security agreements, or the manner of the collection of any such taxes, which has the effect of imposing payment of the whole or any portion of any taxes, assessments or other similar charges against the Property upon Beneficiary, the Secured Indebtedness shall immediately become due and payable at the option of Beneficiary; provided, however, that such election by Beneficiary shall be ineffective if prior to the due date thereof: (1) Grantor is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay such tax or the increased portion thereof (in addition to continuing to pay the Secured Indebtedness as and when due and payable); and (2) Grantor agrees with Beneficiary in writing to pay, or reimburse Beneficiary for the payment of any such tax or increased portion thereof when thereafter levied or assessed against the Property or any portion thereof. Any money paid by Beneficiary under this Section 1.04 shall be reimbursed to Beneficiary in accordance with Section 3.10 hereof.

         1.05 INSURANCE.

         (a) Grantor, at its sole cost and expense, shall at all times, unless otherwise indicated, provide, maintain and keep in force:

                  (1) property insurance covering the Improvements and Personal Property against loss or damage from such causes of loss as are embraced by insurance policies of the type now known as "All Risks" or "Open Perils" property insurance on a replacement cost basis with an Agreed Value Endorsement waiving co-insurance, all in an amount not less than one hundred percent (100%) of the then full replacement cost of the Improvements (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) and Personal Property, without deduction for physical depreciation thereof. Such property insurance shall include a Demolition and Increased Cost of Construction Endorsement, as well as such other insurance as Beneficiary may from time to time designate to cover other risks and hazards affecting the Property;

                  (2) flood insurance in an amount equal to the lesser of 100% of the full replacement cost of the Improvements, or the maximum amount of insurance obtainable; provided, however, that such insurance shall be required only when all or any portion of the Land is located within a 100-year flood plain or area designated as subject to flood by the Federal Emergency Management Agency or any other governmental agency, or when required by any federal, state or local law, statute, regulation or ordinance;

                  (3) builder's risk insurance insuring against loss or damage from such causes of loss as are embraced by insurance policies of the type now known as "Builder's Risks" property insurance (written on an "all risk" or "open perils" basis), including, without limitation, fire and extended coverage, collapse of the improvements and earthquake coverage to agreed limits, all in form and substance acceptable to Beneficiary and (i) as to property then subject to Restoration (as defined in Section 1.07(b)) or any restoration accomplished in connection with a Condemnation, in an amount not less than the full replacement cost of such property, and (ii) as to any additional improvements then being constructed, in an amount not less than the completed value on a non reporting form, of the additional improvements then being constructed; provided, however, that such insurance shall be required only during any period of Restoration or any restoration accomplished in connection with a Condemnation, or any period of construction of any additional improvements;

                  (4) general liability insurance insuring against claims for personal injury (including, without limitation, bodily injury or death), property damage liability and such other loss or damage from such causes of loss as are embraced by insurance policies of the type now known as "Commercial General Liability" insurance, all in such amounts as Beneficiary may require from time to time. Such insurance coverage shall be issued and maintained on an "occurrence" basis; and

                  (5) such other insurance and in such amounts, as may, from time to time, be required by Beneficiary against other insurable hazards or risks, including, but not limited to, environmental impairment liability coverage, nuclear reaction or radioactive contamination coverage and/or earthquake coverage, which hazards or risks at the time are commonly insured against, and provided such insurance is generally available, for property similarly situated, due regard being given to the type of building, its construction, use and occupancy.

         (b) Except as herein expressly provided otherwise, all policies of insurance required under this Section 1.05 shall be issued by companies, and be in form, amount, and content and have an expiration date, approved by Beneficiary and as to the policies of insurance required under subparagraphs
(1), (2) and (3) of Section 1.05(a), shall contain a Standard Non-Contributory Mortgagee Clause or Lender's Loss Payable Endorsement, or equivalents thereof, in form, scope and substance satisfactory to Beneficiary, in favor of Beneficiary, and any proceeds thereof ("Insurance Proceeds") shall be payable in accordance therewith.

         Beneficiary shall be furnished with the original or certified copy of each policy required hereunder, which policy shall provide that it shall not be modified or cancelled without thirty (30) days' prior written notice to Beneficiary. Prior to expiration of any policy required hereunder, Grantor shall furnish Beneficiary appropriate proof of issuance of a policy continuing in force the insurance covered by the policy so expiring. Upon the request of Beneficiary, Grantor shall furnish Beneficiary receipts for the payment of premiums on such insurance policies or other evidence of such payment reasonably satisfactory to Beneficiary in the event that such premiums have not been paid to Beneficiary pursuant to Section 1.06 hereof. In the event that Grantor does not deposit with Beneficiary a new policy of insurance with evidence of payment of premiums thereon (or such other evidence of insurance in force and of the payment of premiums therefor reasonably satisfactory to Beneficiary) prior to the expiration of any policy, then Beneficiary may, but shall not be obligated to, procure such insurance and pay the premiums therefor and any money paid by Beneficiary for such premiums shall be reimbursed to Beneficiary in accordance with Section 3.10 hereof.

         (c) If an Event of Default shall exist and be continuing hereunder, Grantor hereby (i) authorizes and empowers Beneficiary to settle, adjust or compromise any claims for loss, damage or destruction to the

Property, regardless of whether there are Insurance Proceeds available or whether any such proceeds are sufficient in amount to fully compensate for such loss or damage, but Beneficiary shall not be obligated to so settle, adjust or compromise, and (ii) assigns to Beneficiary all Insurance Proceeds which Grantor may be entitled to receive.

         (d) During any period an Event of Default does not exist and be continuing hereunder, Grantor shall settle, adjust or compromise any claim for loss, damage or destruction to the Property, provided, however, that Grantor shall obtain approval from Beneficiary prior to entering into any such settlement, adjustment or compromise in respect of the Property aggregating in excess of $1,000,000.00.

         (d) In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment, in whole or in part, of the Secured Indebtedness, all right, title and interest of Grantor in and to any insurance policy, or Premiums (as hereinafter defined) or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee. Nothing contained herein shall prevent accrual of interest as provided in the Note on any portion of the Secured Indebtedness to which the Insurance Proceeds are to be applied until such time as the Insurance Proceeds are actually received by Beneficiary and applied by Beneficiary to reduce the Secured Indebtedness.

         1.06 ESCROW DEPOSITS. Without limiting the effect of Sections 1.03,
1.04 and 1.05 hereof, Grantor shall pay to Beneficiary monthly at the time when the monthly installment of interest, principal or principal and interest is payable, an amount equal to 1/12th of what Beneficiary estimates is necessary to pay, on an annualized basis, all (1) Impositions and (2) such premiums for the insurance policies required under Section 1.05(a) hereof ("Premiums") to enable Beneficiary to pay same at least thirty (30) days before the Impositions would become delinquent and the Premiums are due, and, on demand, from time to time shall pay to Beneficiary additional sums necessary to pay the Premiums and Impositions. No amounts so paid shall be deemed to be trust funds, but may be commingled with the general funds of Beneficiary, and no interest shall be payable thereon. In the event that Grantor does not pay such sums for Premiums and Impositions, then Beneficiary may, but shall not be obligated to, pay such Premiums and Impositions and any money so paid by Beneficiary shall be reimbursed to Beneficiary in accordance with Section 3.10 hereof. If an Event of Default occurs and is continuing, Beneficiary shall have the right, at its election, to apply any amounts so held under this Section 1.06 against all or any part of the Secured Indebtedness, or in payment of the Premiums or Impositions for which the amounts were deposited. Grantor will furnish to Beneficiary bills for Impositions and Premiums thirty (30) days before Impositions become delinquent and such Premiums become due. The foregoing obligations of Grantor are subject to the condition that Grantor shall not be required to pay such items unless and until an Event of Default occurs and is continuing.

         1.07 RESTORATION.

         (a) After the happening of any casualty to the Property, whether or not required to be insured against under the insurance policies to be provided by Grantor hereunder, Grantor shall give prompt written notice thereof to Beneficiary generally describing the nature and cause of such casualty and the extent of the damage to or destruction of the Property.

         (b) In the event of any damage to or destruction of the Property, and provided, within sixty (60) days after the occurrence of such damage or destruction to the Property requiring Restoration, (1) an Event of Default does not currently exist and be continuing, and (2) Grantor determines, in its reasonable business judgment, that it is prudent and desirable in the conduct of its business to repair, restore or rebuild the damaged or destroyed Property, and (3) Grantor undertakes in writing to Beneficiary to repair, restore or rebuild the Property to the same to the same condition, character and general utility as nearly as possible to that existing prior to such damage or destruction and at least equal value as that existing prior to such damage or destruction (the "Restoration"), then Grantor shall commence and diligently pursue to completion the Restoration.

Insurance Proceeds in excess of $1,000,000.00, less the cost, if any, to Beneficiary of recovering such proceeds including, without limitation, attorneys' fees and expenses, adjusters' fees, and fees incurred in Beneficiary's performance of its obligations hereunder (the "Net Insurance Proceeds"), shall be disbursed through an escrow with a title company in the manner hereinafter provided, to the Restoration. Grantor shall be permitted to hold and disburse Insurance Proceeds not in excess of $1,000,000.00.

         In the event that the above conditions for Restoration have not been met, including, without limitation, during any period an Event of Default exists and is continuing hereunder, Beneficiary may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable.

         (c) In the event the Net Insurance Proceeds are to be used for the Restoration, whether disbursed through such escrow or directly by Grantor, Grantor shall comply with Beneficiary's Requirements For Restoration as set forth in Exhibit "D" attached hereto and made a part hereof. Upon Beneficiary's receipt of a final certificate of occupancy or other evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements and other evidence requested by Beneficiary that the Restoration has been completed and the costs thereof have been paid in full, and satisfactory evidence that no mechanic's or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property and provided that an Event of Default does not currently exist and be continuing, any remaining Restoration Funds (as defined in Exhibit "D") shall be paid to Grantor; provided, however, nothing contained herein shall prevent Beneficiary from requiring at any time that the whole or any part of the Restoration Funds be used to cure an Event of Default.

         (d) In the event that all or any portion of the Restoration Funds are used to repay the unpaid Secured Indebtedness as provided in this Section 1.07, after payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Grantor.

         1.08 CONDEMNATION. Should the Property or any part thereof be taken by reason of any condemnation or similar eminent domain proceeding, or a grant or conveyance in lieu thereof ("Condemnation"), Beneficiary shall be entitled to all compensation, awards and other payments or relief therefor.

         If an Event of Default shall exist and be continuing hereunder, Beneficiary shall be entitled at its option to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation. Grantor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact, and such appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation. During any period an Event of Default does not exist and be continuing hereunder, Grantor shall be permitted to commence, appear in and prosecute any such action or proceeding or to make any compromise or settlement in connection with any Condemnation, provided, however, that Beneficiary shall preapprove in writing any settlement, or compromise in respect of the Property aggregating in excess of $1,000,000.00.

         All such compensation, awards, damages, rights of action and proceeds (collectively, the "Condemnation Proceeds") are hereby assigned to Beneficiary, who shall, after deducting therefrom all its reasonable expenses, including attorneys' fees ("Condemnation Expenses"), make available the remaining Condemnation Proceeds to repair any damage to, and to restore the Improvements remaining on the portion of, the Property not taken in the manner provided in
Section 1.07 with respect to disposition of Net Insurance Proceeds; provided, however, that at the time of application of the remaining Condemnation Proceeds:
(1) an Event of Default shall not exist and be continuing; (2) Grantor shall have provided evidence reasonably satisfactory to Beneficiary of its ability to pay all sums in excess of available Condemnation Proceeds necessary to repair any damage to and restore the Improvements remaining on the portion of, the Property not taken; and (3) Grantor shall have provided evidence reasonably satisfactory to Beneficiary that its security is not impaired.

         After restoration of the remaining Improvements, or in the event the conditions precedent for such restoration are not met, including, without limitation, at any time an Event of Default exists and is continuing hereunder, Beneficiary shall have the right, after deducting therefrom the Condemnation Expenses, to require that the balance of the Condemnation Proceeds be applied to the Secured Indebtedness, in such manner and such order as Beneficiary in its sole discretion shall determine, without adjustment in the dollar amount of the installments due under the Note. Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the Secured Indebtedness to which the Condemnation Proceeds are to be applied until such Condemnation Proceeds are actually received by Beneficiary and so applied to reduce the Secured Indebtedness.

         1.09 CARE AND USE OF THE PROPERTY.

         (a) Grantor, at its sole cost and expense, shall keep the Property in good order, condition, and repair, and make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen. Grantor shall abstain from, and not permit, the commission of waste in or about the Property and, except as may be permitted in Section 8.7B of the Loan Agreement, shall not remove or demolish, or alter in any substantial manner, the structure or character of any Improvements without the prior written consent of Beneficiary.

         (b) Grantor shall at all times comply with all present or future Requirements affecting or relating or pertaining in any way to the Property and/or the use, operation and/or the maintenance thereof, and shall furnish Beneficiary, on request, proof of such compliance. Grantor shall not use or permit the use of the Property, or any part thereof, for any illegal purpose.

         (c) Beneficiary and Beneficiary's representatives and designees shall have the right, but not the duty, to enter the Property at reasonable times to inspect the same. Beneficiary shall not be liable to Grantor or any person in possession of the Property with respect to any matter arising out of such entry to the Property.

         (d) Grantor shall, from time to time, if and when required by Beneficiary (1) perform a site investigation of the Property to determine the existence and levels of Hazardous Substances (as defined in Exhibit "A") on the Property, (2) issue a report certifying the results of such inspection to Beneficiary, and (3) take such remedial action as may be required by Beneficiary based upon such report.

         (e) Grantor shall use, or cause to be used, the Property continuously as and for first class property of its type and kind at the time of the execution of this Deed of Trust. Grantor shall not use, or permit the use of, the Property for any other use without the prior written consent of Beneficiary.

         (f) Grantor shall not initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances applicable to the Property or use or permit the use of the Property in such a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances or other applicable laws, ordinances, rules or regulations or subject the Property to restrictive covenants without Beneficiary's prior written consent.

         1.10 LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY.

         (a) In order to further secure payment of the Secured Indebtedness and the observance, performance and discharge of Grantor's obligations under the Loan Documents, Grantor hereby assigns to

Beneficiary all of Grantor's right, title, interest and estate in, to and under all of the leases now or hereafter affecting the Property or any part thereof and in and to all of the Rents and Profits (as defined in Exhibit "A"). Grantor shall have a mere license to collect the Rents and Profits (except as otherwise provided in this Deed of Trust), which license shall terminate automatically without notice upon the occurrence of an Event of Default, and upon the occurrence of such an Event of Default, Beneficiary shall be entitled to the Rents and Profits without the necessity of Beneficiary taking any action whatsoever, and the Rents and Profits shall thereupon be deemed to be cash collateral for all purposes, including without limitation for purposes of
Section 363 of Title 11 of the United States Code, as the same may be amended from time to time. Beneficiary shall be liable to account only for the Rents and Profits actually received by Beneficiary pursuant to any provision of any Loan Document.

         (b) Grantor shall duly and punctually perform all terms, covenants, conditions and agreements binding upon it or the Property under any lease or any other agreement or instrument of any nature whatsoever which involves or affects the Property or any part thereof. Grantor represents that it has heretofore furnished Beneficiary true and complete copies of all executed leases existing on the date of this Deed of Trust. Upon request of Beneficiary, Grantor agrees to furnish Beneficiary with executed copies of all leases hereafter entered into with respect to all or any part of the Property. Grantor shall not, without the express written consent of Beneficiary, enter into any new lease or modify, extend or renew, either orally or in writing, any lease now existing or hereafter created upon the Property, or any part thereof. Grantor shall not, without the express written consent of Beneficiary, terminate or surrender any lease now existing or hereafter created upon the Property, or any part thereof, unless Grantor has entered into a new lease covering all of the leased premises to be terminated or surrendered, which new lease shall either have been approved by Beneficiary as provided herein. Grantor shall not permit an assignment or sublease of any lease now existing or hereafter created upon the Property, or any part thereof, without the express written consent of Beneficiary.

         (c) Each lease of any portion of the Property shall be absolutely subordinate to the lien of this Deed of Trust, but shall also contain a provision, satisfactory to Beneficiary, that in the event of the exercise of the power of sale hereunder or a sale pursuant to a judgment of foreclosure, such lease, at the sole and exclusive option of the purchaser at such sale, shall not be terminated and the tenant thereunder shall attorn to such purchaser and, if requested to do so, shall enter into a new lease for the balance of the term of such lease then remaining, upon the same terms and conditions. If Beneficiary so requests, Grantor shall cause the tenant under each or any of such leases to enter into subordination and attornment agreements with Beneficiary which are satisfactory in form, scope and substance to Beneficiary.

         (d) Grantor shall not accept payment of advance rents or security deposits equal, in the aggregate, to more than one month's rent.

         (e) Grantor covenants and agrees that all contracts and agreements relating to the Property to pay leasing commissions, management fees or other compensation shall (1) provide that the obligation to pay such commissions, fees and other compensation will not be enforceable against any party other than the party who entered into such agreement; (2) be subordinate and inferior to the lien of this Deed of Trust; and (3) not be enforceable against Beneficiary. Grantor shall promptly furnish Beneficiary with evidence of Grantor's compliance with this paragraph upon the execution of each such contract or agreement.

         1.11 BOOKS, RECORDS AND ACCOUNTS. Grantor shall keep and maintain or shall cause to be kept and maintained on a fiscal year basis, in accordance with generally accepted accounting principles, consistently applied, proper and accurate books, records and accounts reflecting all of the financial affairs of Grantor with respect to all items of income and expense in connection with the operation of the Property, whether such income or expense be realized by Grantor or by any other person whatsoever (excepting lessees unrelated to and unaffiliated with Grantor who have leased from Grantor portions of the Property for the purpose of occupying same). Beneficiary or its representatives or designees shall have the right from time to time at all times during normal business hours to examine, with respect to the Property, such books, records and accounts at the office of Grantor or other person maintaining such books, records and accounts and to make copies or extracts thereof as Beneficiary shall desire. Beneficiary shall also have the right to discuss Grantor's affairs, finances and accounts with representatives of Grantor, at such reasonable times as may be requested by Beneficiary.

         1.12 SUBROGATION. As additional security hereunder, Beneficiary shall be subrogated to the lien, although released of record, of any and all encumbrances paid out of the proceeds of the loan evidenced by the Note and secured by this Deed of Trust and Beneficiary, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment.

         1.13 COLLATERAL SECURITY INSTRUMENTS. Grantor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured hereby, it may enforce the terms thereof or otherwise realize upon the same, at its option, either before or concurrently herewith or after a sale is made hereunder, and may apply the proceeds to the Secured Indebtedness in such order as Beneficiary may determine, without affecting the status of or waiving any right to exhaust all or any other security, including the security hereunder, and without waiving any breach or default or any right or power whether exercised hereunder or under any of the other Loan Documents, or contained herein or therein, or in any such other security.

         1.14 SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.

         (a) Grantor covenants and agrees to appear in and defend any action or proceeding purporting to affect the Property, any other security afforded by any of the Loan Documents and/or the interest of Beneficiary thereunder. Grantor shall immediately notify Beneficiary of the commencement, or receipt of notice, of any such action or proceeding or other matter or claim purporting to, or which could, affect the Property, any other security afforded by any of the Loan Documents and/or the interest of Beneficiary thereunder.

         (b) Beneficiary shall have the right, at the cost and expense of Grantor, to institute and maintain such suits and proceedings and take such other action, as it may deem expedient to preserve or protect the Property, any other security afforded by any of the Loan Documents and/or Beneficiary's interest therein. Any money paid by Beneficiary under this Section 1.14(b) shall be reimbursed to Beneficiary in accordance with Section 3.10 hereof.

         1.15 BENEFICIARY'S RIGHT TO PERFORM GRANTOR'S OBLIGATIONS. Grantor agrees that, if Grantor fails to perform any act or to pay any money which Grantor is required to perform or pay under the Loan Documents, Beneficiary, at the cost and expense of Grantor and in Grantor's name or in its own name, may (but shall not be obligated to) perform or cause to be performed such act or take such action or pay any money. Any money paid by Beneficiary under this
Section 1.15 shall be reimbursed to Beneficiary in accordance with Section 3.10 hereof.

         1.16 LIENS AND ENCUMBRANCES. Grantor shall not, without the prior written consent of Beneficiary, create, place or suffer to be created or placed, or through any act or failure to act, allow to remain, any deed of trust, mortgage, security interest, or other lien, encumbrance or charge, or conditional sale or other title retention document, against or covering the Property, or any part thereof, other than as may be permitted pursuant to
Section 8.7A of the Loan Agreement, the Permitted Exceptions and the lien for ad valorem taxes on the Property not yet delinquent, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Deed of Trust, and should any of the foregoing become attached hereafter in any manner to any part of the Property, Grantor shall cause the same to be promptly discharged and released. Grantor shall own all parts of the Property and, except as expressly approved in writing by Beneficiary or permitted pursuant to Section 8.7A of the Loan Agreement, shall not acquire any fixtures, equipment or other property forming a part of the Property pursuant to a lease, license, title retention document or similar agreement.

                                   ARTICLE II
                              DEFAULTS AND REMEDIES

         2.01 EVENTS OF DEFAULT. Any of the following shall be deemed to be a material breach of Grantor's covenants herein and shall constitute a default hereunder ("Event of Default"):

         (a) The failure of Grantor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Beneficiary or otherwise, when the same shall become due and payable, and such failure shall continue after the expiration of any grace period applicable thereto, if any, under such Loan Document;

         (b) The failure of Grantor to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document, and such failure shall continue after the expiration of any grace period applicable thereto, if any, under such Loan Document;

         (c) The filing by Grantor of a voluntary petition or application for relief in bankruptcy or Grantor's adjudication as a bankrupt or insolvent, or the filing by Grantor of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or Grantor's seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of Grantor or of all or any substantial part of the Property or of any or all of the Rents and Profits thereof, or the making of any general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due;

         (d) If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents or otherwise, by Grantor, or by any person or entity otherwise liable under any Loan Document shall be materially false or misleading or furnished with knowledge of the false nature thereof; or

         (e) If Grantor shall suffer or permit the Property, or any part thereof, to be used in such manner as might tend to (1) impair Grantor's title to the Property, or any part thereof; or (2) create rights of adverse use or possession; or (3) constitute an implied dedication of the Property, or any part thereof.

         2.02 REMEDIES UPON DEFAULT. Upon the happening of any Event of Default, the Secured Indebtedness shall, at the option of Beneficiary, become immediately due and payable, without further notice or demand, and Beneficiary may forthwith undertake any one or more of the following:

         (a) Foreclosure. Institute an action of foreclosure in accordance with the law of the State, or take such other action as the law may allow, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents and, in the case of a judicial proceeding, proceed to final judgment and execution thereon for the amount of the Secured Indebtedness (as of the date of such judgment) together with all costs of suit, attorneys' fees and interest on such judgment at the maximum rate permitted by law from and after the date of such judgment until actual payment is made to Beneficiary in the full amount due Beneficiary; provided, however, if Beneficiary is the purchaser at the foreclosure sale of the Property, the foreclosure sale price (Beneficiary's final bid less expenses) shall be applied against the total amount due Beneficiary; and/or

         (b) Power of Sale. Beneficiary may require the Trustee, and the Trustee is hereby authorized and empowered to do any one or more of the following: (a) Enter upon and take possession of the Property without the appointment of a receiver, or an application therefor, employ a managing agent of the Property and operate or lease the same, either in its own name, or in the name of the Grantor, and receive the Rents and Profits and apply the same, after payment of all necessary charges and expenses, on account of the indebtedness secured hereby; and (b) To sell all or part of the Property at public auction, to the highest bidder for cash, free from the equity of redemption, whether statutory or common law, the right of redemption granted by Tennessee Code Annotated
Section 66-8-101, homestead, dower, marital share, and all other rights and exemptions of every kind, all of which are hereby expressly waived, after giving notice of the time and place of such sale and of the Property to be sold, by publication of such notice at least three (3) different times in some newspaper published in any county and state where some part of the Property is situated, the first of which publications shall be at least twenty-one (21) days previous to said sale, and on the day and at the front door of the County Court House in any county and state where some part of the Property is situated, being the place fixed in said notice, between the hours of 10:00 a.m. and 2:00 p.m., which notice may be given before or after entry by the Trustee or as otherwise required by applicable law. The Trustee shall execute a conveyance to the purchaser in fee simple and deliver possession to the purchaser, which the Grantor warrants shall be given without obstruction, hindrance or delay. The Trustee may sell all or any portion of the Property, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such property a conveyance in fee simple. The Trustee making such sale shall receive the proceeds thereof and shall apply the same as set forth in Section 2.03 of this Deed of Trust. The sale or sales by the Trustee of less than the whole of the Property shall be without regard to any right of Grantor or any other person to the marshalling of assets and shall not exhaust the power of sale herein granted, and the Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Property shall be sold; and if the proceeds of such sale or sales of less than the whole of the Property shall be less than the aggregate of the Secured Indebtedness secured hereby and the expenses thereof, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Property; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Property, but the Beneficiary shall have the right at its sole election, to require the Trustee to sell less than the whole of the Property. The Beneficiary may bid and become the purchaser of all or any part of the Property at any such sale, and the amount of Beneficiary's successful bid may be credited on the Secured Indebtedness secured hereby. Any and all such sales and deeds shall be a perpetual bar, both in law and equity (including the statutory right of redemption), against Grantor and its heirs, successors and assigns, and all other persons claiming the Property or any part thereof, by, from, through or under Grantor. Immediately upon the filing of any foreclosure proceeding under this Deed of Trust, there shall be and become due and owing by Grantor all expenses incident to any foreclosure proceedings under this Deed of Trust. The Beneficiary or the Trustee may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Property or any personal property under the judgment or decree of any court or courts of competent jurisdiction.

         (c) Entry. Enter into possession of the Property, lease the same, collect all Rents and Profits therefrom, and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Beneficiary, in Beneficiary's sole discretion, may elect to the payment of Impositions, operating costs, Premiums and other charges (including, but not limited to, costs of leasing the Property and fees and costs of counsel and receivers) and to the maintenance, repair, and restoration of the Property, or on account and in reduction of the Secured Indebtedness; and/or

         (d) Receivership. Have a receiver appointed to enter into possession of the Property, collect the Rents and Profits therefrom and apply the same as the appropriate court may direct. Beneficiary shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Grantor or any other person who may be legally or equitably liable to pay any portion of the Secured Indebtedness and Grantor and each such person shall be deemed to have waived such proof and to have consented to the appointment of such receiver. Should Beneficiary or any receiver collect the Rents and Profits, the moneys so collected shall not be substituted for payment of the Secured Indebtedness nor used to cure the Event of Default.

         (e) Notice of Acceleration. ALL NOTICE OF THE EXERCISE OF THE OPTION BY BENEFICIARY TO ACCELERATE THE SECURED INDEBTEDNESS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT IS EXPRESSLY WAIVED.

         2.03 APPLICATION OF PROCEEDS OF SALE. In the event of a sale of the Property pursuant to Section 2.02(a) or Section 2.02(b) hereof, the proceeds of said sale, to the extent permitted by law, shall be applied to the following, in such order as Beneficiary shall, in its sole discretion, determine: the expenses of making, maintaining and executing this trust, the expenses of such sale and of all proceedings in connection therewith, including the expense of any litigation, reasonable compensation for the Trustee's services and including reasonable attorneys' fees and expenses; the reimbursement of Beneficiary for all sums expended or incurred by Beneficiary under the terms of this Deed of Trust or to establish, preserve or enforce this Deed of Trust or to collect the Secured Indebtedness (including, without limitation, reasonable attorneys' fees as provided herein or in the Note); Impositions (except that the Trustee may sell the Property subject to ad valorem taxes and assessments without paying them out of the proceeds), Premiums, liens, and other charges and expenses actually incurred; the outstanding principal balance of the Secured Indebtedness; any accrued interest; any other unpaid portion of the Secured Indebtedness and any unpaid balance may be the subject of immediate suit; and the balance, if any, to the parties lawfully entitled thereto.

                                   ARTICLE III
                                GENERAL COVENANTS

         3.01 SECURITY AGREEMENT.

         (a) THIS DEED OF TRUST CREATES A LIEN ON THE PROPERTY, AND TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE UNIFORM COMMERCIAL CODE OF THE STATE WHERE THE PERSONAL PROPERTY IS SITUATED (THE "U.C.C.") AND ANY OTHER APPLICABLE LAW AND IS FILED AS A FIXTURE FILING. THE NAME OF THE RECORD OWNER OF THE REAL PROPERTY IS THAT OF THE GRANTOR HEREIN. THE NAME AND ADDRESS OF THE GRANTOR, AS DEBTOR, AND OF THE BENEFICIARY, AS SECURED PARTY, ARE AS SET FORTH ON PAGE 1 OF THIS DEED OF TRUST. BENEFICIARY IS NOT A SELLER OR PURCHASE MONEY LENDER OF THE COLLATERAL COVERED BY THIS FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH BENEFICIARY'S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF TRUST.

         (b) The grant of a security interest to Beneficiary in the granting clause of this Deed of Trust shall not be construed to derogate from or impair the lien or provisions of or the rights of Beneficiary under this Deed of Trust with respect to any property described therein which is real property or which the parties have agreed to treat as real property. The hereby stated intention of Grantor and Beneficiary is that the Property is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.

         (c) If required by Beneficiary, at any time during the term of this Deed of Trust, Grantor will execute and deliver to Beneficiary, in form satisfactory to Beneficiary, additional security agreements, financing statements and/or other instruments covering all Personal Property or fixtures of Grantor which may at any time be furnished, placed on, or annexed or made appurtenant to the Real Property or used, useful or held for use, in the operation of the Improvements.

         (d) Grantor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact and such appointment is coupled with an interest, to execute, deliver and file with the appropriate filing officer or office such security agreements, financing statements and/or other instruments as Beneficiary may request or require in order to impose and perfect the lien and security interest created hereby more specifically on the Personal Property or any fixtures.

         (e) If Grantor enters into a separate security agreement with Beneficiary relating to any of the Personal Property or fixtures, and in the event of any conflict between this Section 3.01 and such separate security agreement, the terms of such separate security agreement shall govern the rights and remedies of Beneficiary after an Event of Default thereunder.

         (f) It is understood and agreed that, in order to protect Beneficiary from the effect of U.C.C. Section 9-313, as amended from time to time, in the event that Grantor intends to purchase any goods, other than as permitted pursuant to Section 8.7A of the Loan Agreement, which may become fixtures attached to the Property, or any part thereof, and such goods will be subject to a purchase money security interest held by a seller or any other party:

                  (1) Grantor shall, before executing any security agreement or other document evidencing or perfecting such security interest, obtain the prior written approval of Beneficiary, and all requests for such written approval shall be in writing and contain the following information:

                           (i)      a description of the fixtures to be
                                    replaced, added to, installed or
                                    substituted;

                           (ii) the address at which the fixtures will be replaced, added to, installed or substituted; and

                           (iii) the name and address of the proposed holder and proposed amount of the security interest.

         Grantor's execution of any such security agreement or other document evidencing or perfecting such security interest without Beneficiary's prior written approval shall constitute an Event of Default. No consent by Beneficiary pursuant to this subparagraph shall be deemed to constitute an agreement to subordinate any right of Beneficiary in fixtures or other property covered by this Deed of Trust.

                  (2) If at any time Grantor fails to make any payment on an obligation secured by a purchase money security interest in or lease of the Personal Property or any fixtures, Beneficiary, at its option, may at any time pay the amount secured by or due under such security interest or lease. Any money paid by Beneficiary under this Subparagraph, including any expenses, costs, charges and attorney's fees incurred by Beneficiary, shall be reimbursed to Beneficiary in accordance with Section 3.10 hereof. Beneficiary shall be subrogated to the rights of the holder of any such purchase money security interest in the Personal Property.

                  (3) Beneficiary shall have the right to acquire by assignment from the holder of such security interest or lease any and all contract rights, accounts receivable, negotiable or non-negotiable instruments, leases or other evidence of Grantor's indebtedness or ownership for such Personal Property or fixtures, and, upon acquiring such interest by assignment, shall have the right to enforce the security interest or lease as assignee thereof, in accordance with the terms and provisions of the U.C.C. and in accordance with any other provisions of law.

                  (4) Whether or not Beneficiary has paid the indebtedness secured by, or taken an assignment of, such security interest or lease, Grantor covenants to pay all sums and perform all obligations secured thereby, and if Grantor at any time shall be in default under such security agreement or lease, it shall constitute an Event of Default.

                  (5) The provisions of subparagraphs (2) and (3) of this paragraph (f) shall not apply if the goods which may become fixtures are of at least equivalent value and quality as any property being replaced and if the rights of the party holding such security interest have been expressly subordinated, at no cost to Beneficiary, to the lien and security interest of this Deed of Trust in a manner satisfactory to Beneficiary, including without limitation, at the option of Beneficiary, providing to Beneficiary a satisfactory opinion of counsel to the effect that this Deed of Trust constitutes a valid and subsisting first lien on such fixtures which is not subordinate to the lien of such security interest under any applicable law, including without limitation, the provisions of Section 9-313 of the U.C.C.

         (g) Grantor hereby warrants, represents and covenants as follows:

                  (1) Grantor is and has been the sole owner of the Personal Property for at least fifteen (15) days free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever. Grantor will notify Beneficiary of, and will protect, defend and indemnify Beneficiary against, all claims and demands of all persons at any time claiming any rights or interest therein.

                  (2) The Personal Property is not used or bought and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Grantor's business.

                  (3) The Personal Property has been located on the Land and/or Improvements for at least fifteen (15) days and will be kept on or at the Land or the Improvements and Grantor will not remove the Personal Property therefrom without the prior written consent of Beneficiary, except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Grantor with other Personal Property of value equal to or greater than the value of the replaced Personal Property when new in accordance with Section 8.7B of the Loan Agreement, and except such portions or items of Personal Property temporarily stored elsewhere to facilitate refurbishing or repair thereof or of the Improvements.

                  (4) Grantor maintains a place of business in the State and Grantor will immediately notify Beneficiary in writing of any change in its principal place of business as set forth in the beginning of this Deed of Trust.

         3.02 NO WAIVER. No single or partial exercise by Beneficiary and/or Trustee, or delay or omission in the exercise by Beneficiary and/or Trustee, of any right or remedy under the Loan Documents shall preclude, waive or limit any other or further exercise thereof or the exercise of any other right or remedy. Beneficiary shall at all times have the right to proceed against any portion of, or interest in, the Property in such manner as Beneficiary may deem fit, without waiving any other rights or remedies with respect to any other portion of the Property.

         3.03 CONVEYANCE OF PROPERTY. Grantor shall not cause, permit or suffer the Property, or any part thereof, or any interest therein, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of, except as may be permitted pursuant to Section 8.7B of the Loan Agreement.

         3.04 GRANTOR'S ESTOPPEL. Grantor shall, within ten (10) days after a request by Beneficiary, furnish a duly acknowledged written statement in form satisfactory to Beneficiary setting forth the amount of the Secured Indebtedness, stating either that no offsets or defenses exist against the Secured Indebtedness, or if such offsets or defenses are alleged to exist, the nature and extent thereof and such other matters as Beneficiary may reasonably request.

         3.05 FURTHER ASSURANCES. Grantor shall, at the cost of Grantor, and without expense to Beneficiary and/or Trustee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, financing statements, modifications, notices of assignment, transfers and assurances as Beneficiary and/or Trustee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Beneficiary and/or Trustee the Property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary and/or Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or any of the other Loan Documents, or for filing, refiling, registering, re-registering, recording or rerecording this Deed of Trust. Upon any failure by Grantor to comply with the terms of this Section, Beneficiary may, at Grantor's expense, make, execute, record, file, rerecord and/or refile any and all such documents for and in the name of Grantor, and Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact so to do and such appointment is coupled with an interest.

         3.06 FEES AND EXPENSES. If Beneficiary becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Grantor, the Property or the title thereto or Beneficiary's interest under this Deed of Trust, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Grantor shall reimburse Beneficiary for all expenses, costs, charges and legal fees incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants), whether or not suit be commenced, and the same shall be reimbursed to Beneficiary in accordance with
Section 3.10 hereof.

         3.07 REPLACEMENT OF NOTE. Upon notice to Grantor of the loss, theft, destruction or mutilation of the Note, Grantor will execute and deliver, in lieu thereof, a replacement note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in any of the Loan Documents to the Note shall be deemed to refer to such replacement note.

         3.08 HAZARDOUS SUBSTANCES.

         (a) Grantor hereby represents, warrants, covenants and agrees to and with Beneficiary that all operations or activities upon, or any use or occupancy of the Property, or any portion thereof, by Grantor, and any tenant, subtenant or occupant of the Property, or any portion thereof, is presently and shall hereafter be in all respects in compliance with all state, federal and local laws and regulations governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Substance; and that neither Grantor nor (to the best of Grantor's knowledge, after due inquiry) any tenant, subtenant or occupant of all or any portion of the Property, has at any time placed, suffered or permitted the presence of any such Hazardous Substances at, on, under, within or about the Property, or any portion thereof in violation of applicable law.

         (b) In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the "Remedial Work") is required under any applicable federal, state or local law or regulation, by any judicial order, or by any governmental entity, or in order to comply with any agreement entered into because of, or in connection with, any occurrence or event described in this Section, Grantor shall perform or cause to be performed the Remedial Work in compliance with such law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Grantor and approved in advance in writing by Beneficiary, and under the supervision of a consulting engineer, selected by Grantor and approved in advance in writing by Beneficiary. All costs and expenses of such Remedial Work shall be paid by Grantor including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and Beneficiary's reasonable attorneys', architects' and/or consultants' fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Grantor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be reimbursed to Beneficiary in accordance with Section 3.10 hereof.

         (c) Grantor shall protect, defend, indemnify and hold Beneficiary harmless from and against all loss, cost (including attorneys' fees), liability, damage, claim or obligation, whenever asserted or brought, known or unknown, (i) arising in connection with or resulting from any breach of warranty, misrepresentation or nonfulfillment of any agreement by Grantor herein, (ii) based upon or otherwise resulting from an alleged or claimed violation of any federal, state or local environmental law, regulation or ordinance, or common law of any state, including but not limited to any tort claims, that pertain or relate in any respect or manner to the Property, incurred by Grantor by reason of any violation of any applicable statute or regulation (whether such liability is to a private party or any government unit, state or federal), or (iii) by reason of the imposition of any governmental lien for the recovery of environmental cleanup costs expended by reason of such violation, without regard to fault on the part of Grantor. This indemnity shall survive the termination of Grantor's indebtedness to Beneficiary and shall continue thereafter so long as Beneficiary is subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by a federal, state or other governmental body or private party or parties, regarding the health, industrial hygiene, occupational or the environmental conditions on, under or about the Property.

         3.09 WAIVER OF CONSEQUENTIAL DAMAGES. Grantor covenants and agrees that in no event shall Beneficiary be liable for consequential damages, whatever the nature of a failure by Beneficiary to perform its obligation(s), if any, under the Loan Documents, and Grantor hereby expressly waives all claims that it now or may hereafter have against Beneficiary for such consequential damages.

         3.10 BENEFICIARY REIMBURSEMENT. Any payments made, or funds expended or advanced by Beneficiary pursuant to the provisions of any Loan Document, shall
(1) become a part of the Secured Indebtedness, (2) bear interest at the Interest Rate (as such term is defined in the Note) from the date such payments are made or funds expended or advanced, (3) become due and payable by Grantor upon demand therefor by Beneficiary, and (4) bear interest at the Default Rate (as such term is defined in the Note) from the date of such demand. Failure to reimburse Beneficiary upon such demand shall constitute an Event of Default under Section 2.01(a) hereof.

         3.11 INDEMNIFICATION OF TRUSTEE. Except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by it in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon. Grantor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the performance of its duties hereunder.

         3.12 ACTIONS BY TRUSTEE. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any person for payment of the Secured

Indebtedness or the effect of this Deed of Trust upon the remainder of the Property, Trustee may take such actions as Beneficiary may request and which are permitted by this Deed of Trust or by applicable law.

         3.13 SUBSTITUTION OF TRUSTEE. Beneficiary, either in its own name or through an attorney or attorneys in fact appointed for that purpose, shall at any time have the irrevocable right to remove the Trustee herein named without notice or cause and to appoint his successor by an instrument in writing, duly acknowledged, in such form as to entitle such written instrument to record in the State of Tennessee, and in the event of the death or resignation of the Trustee herein named, Beneficiary shall have the right to appoint his successor by such written instrument. Any Trustee so appointed shall be vested with the title to the Property, and shall possess all the powers, duties and obligations herein conferred on the Trustee in the same manner and to the same extent as though he was named herein as Trustee. The necessity of the Trustee herein named, or any successor in trust, making oath or giving bond, is expressly waived. If two Trustees are named herein, all powers, rights, and duties herein conferred and imposed upon Trustee may be exercised or discharged by either or both of them. A prior election to act jointly or severally shall not prevent either or both of Trustees from subsequently executing jointly or severally any or all of the provisions hereof. Beneficiary shall have the right to substitute a Trustee or Trustees at Beneficiary's discretion for any reason whatsoever. The Trustee, or any one acting in its stead, shall have, in its discretion, authority to employ all proper agents and attorneys in the execution of this trust and/or in the conducting of any sale made pursuant to the terms hereof, and to pay for such services rendered out of the proceeds of the sale of the Property, should any be realized; and if no sale be made or if the proceeds of sale be insufficient to pay the same, then Grantor hereby undertakes and agrees to pay the cost of such service, rendered to said Trustee. All money received by the Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and the Trustee shall not be liable for interest thereon. If the Trustee shall be made a party to or shall intervene in any action or proceeding affecting the Property or the title thereto, or the interest of the Trustee or Beneficiary under this Deed of Trust, the Trustee and Beneficiary shall be reimbursed by Grantor, immediately and without demand, for all reasonable costs, charges and attorneys' fees incurred by them or either of them in any such case, and the same shall be secured hereby as a further charge and lien upon the Property.

                                   ARTICLE IV
                             MISCELLANEOUS COVENANTS

         4.01 REMEDIES CUMULATIVE. No right, power or remedy conferred upon or reserved to Beneficiary and/or Trustee by any of the Loan Documents is intended to be exclusive of any other right, power or remedy, but shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or under any of the other Loan Documents or now or hereafter existing under applicable law.

         4.02 NOTICES. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Deed of Trust shall be in writing. All notices hereunder shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth on Exhibit "A" (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

         4.03 HEIRS AND ASSIGNS; TERMINOLOGY.

         (a) This Deed of Trust applies to, inures to the benefit of, and binds Grantor, Beneficiary and Trustee, their heirs, legatees, devisees, administrators, executors, successors and assigns. The term "Grantor" shall include both the original Grantor and any subsequent owner or owners of any of the Property. The term "Beneficiary" shall include the owner and holder of the Note, whether or not named as Beneficiary herein. The term "Trustee" shall include both the original Trustee and any subsequent successor or additional trustee(s) acting hereunder.

         (b) In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

         4.04 SEVERABILITY. If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Deed of Trust except that if such provision relates to the payment of any monetary sum, then, Beneficiary may, at its option declare the Secured Indebtedness immediately due and payable.

         4.05 APPLICABLE LAW. This Deed of Trust shall be construed and enforced in accordance with the laws of the State; provided, however, that the substantive law of the State of Georgia shall govern the Note.

         4.06 CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of this Deed of Trust, nor in any way affect this Deed of Trust.

         4.07 TIME OF THE ESSENCE. Time shall be of the essence with respect to all of Grantor's obligations under this Deed of Trust and the other Loan Documents.

         4.08 NO MERGER. In the event that Beneficiary should become owner of the Property, there shall be no merger of the estate created by this Deed of Trust with the fee estate in the Property.

         4.09 NO MODIFICATIONS. This Deed of Trust may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Grantor and Beneficiary.

                                    ARTICLE V
                              NON-UNIFORM COVENANTS

         5.01 INDEMNIFICATION. Grantor shall indemnify, defend and hold Beneficiary harmless from and against (i) any and all claims for brokerage, leasing, finder's or similar fees which may relate to the Property or the Note and (ii) against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including, without limitation, attorneys' fees and disbursements at the trial and all appellate levels) of whatever kind or nature which may be imposed on or incurred by Beneficiary at any time pursuant either to a judgment or decree or other order entered into by a court or administrative agency or to a settlement reasonably approved by Grantor, which judgment, decree, order or settlement related in any way to or arises out of the offer, sale or lease of the Property and/or the ownership, use, occupation or operation of any portion of the Property; provided that such indemnity shall not apply to Beneficiary's own acts or omissions or those of its agents or employees acting in the scope of their agency or employment.

         5.02 MULTIPLE ORIGINALS. THIS DEED OF TRUST HAS BEEN EXECUTED IN MULTIPLE ORIGINALS BY THE GRANTOR FOR THE PURPOSE OF RECORDING ORIGINAL COUNTERPARTS WITH THE OFFICE OF THE REGISTER OF EACH OF THE COUNTIES IN WHICH THE PROPERTY IS LOCATED.

         IN WITNESS WHEREOF, Grantor has executed this Deed of Trust, or has caused this Deed of Trust to be executed by its duly authorized representative(s) as of the day and year first written above.

                                    UNITED FOODS, INC.,
                                    a Delaware corporation


                                    By: /s/ Carl W. Gruenewald, II
                                        ----------------------------------------
                                            Carl W. Gruenewald
                                            Its Senior Vice President - Finance

STATE OF TENNESSEE

COUNTY OF CROCKETT

         Before me, a Notary Public of the state and county aforesaid, personally appeared Carl W. Gruenewald, II, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be Senior Vice President-Finance of UNITED FOODS, INC., the within named bargainor, a corporation, and that he as such Senior Vice President-Finance, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as Senior Vice President-Finance.

         WITNESS MY HAND AND SEAL, at office in Bells, Tennessee, this 8th day of July, 1999.

                                             /s/  R. Lynn Kemp
                                             -----------------------------------
                                                   NOTARY PUBLIC

My Commission Expires:

      9-28-2002
----------------------

                                   EXHIBIT "A"

                     TO DEED OF TRUST AND SECURITY AGREEMENT

                                I. DEFINED TERMS

"County" or "Counties" shall mean Crockett County, Tennessee, Dyer County, Tennessee, and Obion County, Tennessee.

"Hazardous Substances" shall include without limitation:

                  (i) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. ss.9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613) ("SARA"), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.6901 et seq.) ("RCRA"), and the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended;

                  (ii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

                  (iii) Any material, waste or substance which is (A) petroleum,
(B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq. (33 U.S.C. ss.1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss.1317); (E) flammable explosives; or (F) radioactive materials;

                  (iv) Those substances regulated by the Air Conservation Act (UCA ss. 19-2-101 et seq.) and applicable regulations; the Water Quality Act (UCA ss. 19-5-101 et seq.) and applicable regulations, including, without limitation permitting as specified in UCA ss. 19-5-107; the Solid and Hazardous Waste Act (UCA ss. 19-6-101 et seq.) and applicable regulations, including, without limitation, state hazardous and non-hazardous waste requirements (UCA ss. 19-6-101 et seq.), the Hazardous Substance Mitigation Act (state CERCLA requirements) (UCA ss. 19-6-301 et seq.), state underground storage tank requirements (UCA ss. 19-6-401 et seq.), solid waste management requirements (UCA ss. 19-6-501) and other requirements; and other state environmental laws, if applicable, including, without limitation, the Radiation Control Act (UCA ss. 19-3-101 et seq.) and the Safe Drinking Water Act (UCA ss. 19-4-101 et seq.); and

                  (v) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

         "Rents and Profits" shall mean all and any rents, royalties, issues, proceeds and other benefits now or hereafter arising from the Property, or any part thereof, provided, however, Rents and Profits shall not be construed to include accounts receivables arising in the ordinary course of business from the sale of inventories of food or food products or from the provision of any services related thereto, nor from royalties arising from the sale or use of brands or trademarks relating to such inventories of food or food products.

         "Requirements" shall mean all requirements relating to land and building construction, use and maintenance, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities and other governmental approvals, permits, licenses and/or certificates as may be necessary from time to time to comply with any of the foregoing, and other applicable statutes, rules, orders, regulations, laws, ordinances and covenants, conditions and restrictions, which now or hereafter pertain to and/or affect the design, construction, existence, operation or use and occupancy of the Property, or any part thereof, or any business conducted therein or thereon.

         "State" shall mean Tennessee, the state in which the Property is located.

                                  II. ADDRESSES

         Grantor's address:

                           United Foods, Inc.
                           Ten Pictsweet Drive
                           Bells, Tennessee 38006-0119
                           Attention: President

         Beneficiary's address:

                           Metropolitan Life Insurance Company
                           Agricultural Investments
                           8717 West 110th Street, Suite 700
                           Overland Park, Kansas  66210
                           Attention:  Senior Vice-President

                  and:

                           Metropolitan Life Insurance Company
                           Agricultural Investments
                           2203 E. Empire Street
                           Bloomington, Illinois 61704
                           Attention:  Regional Manager

         Trustee's address:

                           LeeAnne Marshall Cox
                           c/o Burch, Porter & Johnson
                           Morgan Keegan Tower
                           50 North Front Street, Suite 800
                           Memphis, Tennessee 38103

                                   EXHIBIT "B"

                     TO DEED OF TRUST AND SECURITY AGREEMENT

                              PROPERTY DESCRIPTION

            EXHIBIT B TO DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY
                        AGREEMENT AND FINANCING STATEMENT

                            CROCKETT COUNTY PROPERTY

Agri-center - Skelton property:

Lying and being in the Fifth Civil District of Crockett County, Tennessee, to-wit:

BEGINNING at an iron pin in the east margin of Highway 88 (30 feet from the centerline) and being Stephen's northwest corner as described in Deed Book 90, page 135 in the Register's Office of Crockett County, Tennessee, runs thence with the east margin of Highway 88, North 2 degrees 23 minutes 01 seconds West
162.34 feet to a spindle set; thence with the east margin of an entrance ramp connecting to State Route 20 (U.S. Highway 412), North 29 degrees 10 minutes 12 seconds East 58.31 feet to a mark made in a curb line; thence North 12 degrees 08 minutes 44 seconds East 166.42 feet to an iron pin set; thence North 52 degrees 45 minutes 52 seconds East 160.25 feet to a right of way marker found; thence North 84 degrees 57 minutes 21 seconds East 60.25 feet to United Foods, Inc.'s southwest corner as described in Deed Book 101, page 257; runs thence with the south line of said United Foods, Inc.'s property, South 84 degrees 28 minutes 59 seconds East 455.18 feet to an iron pin set; thence South 88 degrees 13 minutes 35 seconds East 245.53 feet to an iron pin at Gaines' southwest corner (Deed reference Deed Book 35, page 520); runs thence with Gaines' south line, South 87 degrees 12 minutes 01 second East 585.91 feet to an iron pin found in the southern margin of State Route 20 (U.S. Highway 412); runs thence with the south margin of said highway, South 62 degrees 36 minutes 09 seconds East 115.80 feet to an iron pin found at Edwards' northwest corner as described in Deed Book 73, page 322; runs thence with Edwards' west line, South 3 degrees 46 minutes 101 seconds West 440.36 feet to an iron pin found; thence with Edwards' north line and then with the north line of Rolling Hills Estates as recorded in Plat Book 2, page 28, and then with Stephen's north line, North 86 degrees 37 minutes 13 seconds West 1604.63 feet to the point of beginning containing 17.4880 acres as surveyed by Surveying Services, Inc. on June 28, 1999.

Map 75                      Parcel 42.00

Being the same property conveyed to United Foods, Inc., a Delaware corporation, by deed appearing of record in Deed Book 108, page 679, in the Register's Office of Crockett County, Tennessee.

Webb Farm;

Lying and being in the First Civil District of Crockett County, Tennessee, to-wit:

BEGINNING at a set PK nail in the centerline of the Lower Bells-Jackson Road at a northeast corner of the Mrs. Lavelle Ellington property as recorded in Dead Book 30, page 543, ROCCT, proceed eastwardly along the centerline of Lower Bells-Jackson Road following an irregular curve to the right having a chord course of North 84 degrees 31 minutes 10 seconds East for a distance of 1,410.00 feet and a length of 1,428.70 feet as measured along the centerline of Lower Bells-Jackson

Road to a set PK nail at the northwest corner of the Jimmy E. Webb property as recorded in Deed Book 91, page 420 & 422, ROCCT, thence South 1 degree 35 minutes 00 seconds East along the west line of said Jimmy E. Webb for a distance of 498.00 feet to a set iron pin at the southwest corner of said Jimmy E. Webb, thence South 88 degrees 25 minutes 00 seconds East along the south line of said Jimmy E. Webb for a distance of 631.28 feet to a set iron pin in the centerline of Lower Bells-Jackson Road, thence South 1 degree 35 minutes 00 seconds East along the centerline of Lower Bells-Jackson Road and along a west line of the James E. Wilkerson property as recorded in Deed Book 75, page 153, ROCCT, for a distance of 757.34 feet to a set iron pin at a southwest corner of the Wilkerson property, thence North 88 degrees 25 minutes 00 seconds East along a south line of said Wilkerson property for a distance of 33.00 feet to the centerline of a drainage ditch, said ditch being a west line of the Wilkerson property, thence generally southwardly along the centerline of said ditch for the following calls: South 2 degrees 28 minutes 00 seconds East for a distance of 1,094.25 feet; South 8 degrees 40 minutes 45 seconds East for a distance of 976.75 feet, South 5 degrees 09 minutes 50 seconds West for a distance of 1,112.40 feet, South 5 degrees 09 minutes 20 seconds East for a distance of 1,350.00 feet, and South 23 degrees 46 minutes 30 seconds West for a distance of 151.10 feet to the intersection of the centerline of the drainage ditch and the north top bank of the Forked Deer River, thence North 70 degrees 12 minutes 40 seconds West along the north top bank of the Forked Deer River for a distance of 1,569.54 feet to a 12 inch Birch at a southeast corner of the aforementioned Ellington property, thence North 3 degrees 07 minutes 20 seconds East along an east line of said Ellington property for a distance of 1,523.50 feet to a fence corner at a 18 inch Locust, said fence corner being an interior corner of the Ellington property, thence North 86 degrees 34 minutes 10 seconds East along a south line of said Ellington property for a distance of 542.45 feet to a fence corner at a southeast corner of the Ellington property thence North 4 degrees West for a distance of 3,032.50 feet to a fence corner at a northeast corner of the Ellington property, thence South 85 degrees 50 minutes 40 seconds West along a north line of said Ellington property for a distance of 1,145.10 feet to a set iron pin at an interior corner of the Ellington property, thence North 4 degrees 09 minutes 20 seconds West along an east line of the Ellington property for a distance of 726.28 feet to the point of beginning, containing 149.90 acres, more or less, including but excluding any right-of-way for Lower Bells-Jackson Road.

Map 88                     Parcel 100

Being the same property conveyed to United Foods, Inc., by deed appearing of record in Deed Book 91, page 425, in the Register's Office of Crockett County, Tennessee.

Gaines Property:

Lying and being in the Fifth Civil District of Crockett County, Tennessee, to-wit:

BEGINNING at a concrete monument as set in the southeast right-of-way of the L & N Railroad; the northernmost corner of the tract herein described and being a corner of Roger Cobb, et al (Deed Book 83, page 534); said concrete monument being located 50 feet from the centerline of the main tracks of said railroad and also being located 94 feet southwest of Milepost 307 and runs South 23 degrees 33 minutes 26 seconds East 687.37 feet, with the west boundary line of Cobb and generally with an old fence to a 1-inch iron pipe as found at a wooden fence corner; thence South 87 degrees 34 minutes 48 seconds East 172.48 feet with the south boundary line of Cobb and generally with an old fence to an iron rod as set at a wooden fence corner on the west side of a levee, corner with Billy N. Webb (Deed Book 84, page 405); thence South 00 degrees 57 minutes 43 seconds East 2310.36 feet with the west boundary line of Webb to an iron rod as found at a 14-inch elm with old fence on the north bank of the Forked Deer River; thence with the meanders of said river the following twenty-six courses:
South 77 degrees 16 minutes 45 seconds West, 249.82 feet; thence North 82 degrees 07 minutes 00 seconds West, 354.20 feet; thence South 43 degrees 09 minutes 30 seconds West, 146.55 feet; thence South 26 degrees 53 minutes 09 seconds West, 152.56 feet; thence South 09 degrees 47 minutes 06 seconds West,
124.92 feet; thence South 18 degrees 31 minutes 36 seconds West, 150.34 feet; thence South 76 degrees 54 minutes 23 seconds West, 114.41 feet; thence North 21 degrees 18 minutes 09 seconds West, 146.08 feet; thence North 09 degrees 03 minutes 01 second East, 236.17 feet; thence North 01 degree 36 minutes 56 seconds East, 187.97 feet; thence North 19 degrees 42 minutes 37 seconds West,
110.12 feet; thence North 86 degrees 19 minutes 24 seconds West, 101.05 feet; thence South 39 degrees 19 minutes 05 seconds West, 125.63 feet; thence South 34 degrees 50 minutes 44 seconds West, 157.90 feet; thence South 42 degrees 39 minutes 29 seconds West, 211.46 feet; thence South 79 degrees 37 minutes 35 seconds West, 107.90 feet; thence North 71 degrees 16 minutes 07 seconds West,
100.86 feet; thence North 43 degrees 43 minutes 55 seconds West, 373.56 feet; thence north 78 degrees 34 minutes 49 seconds West, 207.58 feet; thence North 79 degrees 37 minutes 35 seconds West, 215.81 feet; thence South 69 degrees 18 minutes 09 seconds West, 239.25 feet; thence North 89 degrees 35 minutes 30 seconds West 130.47 feet; thence North 43 degrees 12 minutes 22 seconds West,
141.41 feet; thence North 10 degrees 42 minutes 11 seconds West, 171.44 feet; thence North 31 degrees 06 minutes 43 seconds West, 143.79 feet; thence North 65 degrees 05 minutes 15 seconds West, 132.86 feet to a point in the southeast right-of-way of the L & N Railroad, said point being located 50 feet from the centerline of the main tracks; thence North 45 degrees 00 minutes 00 seconds East 3,498.00 feet with said southeast right-of-way, the point of beginning. Description from survey of Professional Land Services dated April 13, 1990.

Map 89                     Parcel 11.00

Being the same property conveyed to United Foods, Inc., by deed dated April 21, 1990 appearing of record in Deed Book 91, page 519, in the Register's Office of Crockett County, Tennessee.

                              DYER COUNTY PROPERTY

Boals property:

Lying and being in the Tenth Civil District of Dyer County, Tennessee, to-wit:

BEGINNING at the northwest corner of Tract 1 of the United Foods, Inc. property and the southwest corner of Tract 2 as described in Deed Book 318 Page 208 in the Register's Office of Dyer County, Tennessee of which is included in the property being described, said corner also being SIWA's southeast corner (no reference found) and being in Crockett Creek Drainage Canal; said corner being, as measured along SIWA's south line, North 86 degrees 19 minutes 09 seconds East
857.64 feet from the intersection of Dummy Line Road; runs thence with SIWA's east line and Crockett Creek Drainage Canal, North 7 degrees 08 minutes 41 seconds West 1441.74 feet to Boals' southwest corner as described in Will Book F, Page 402; runs thence with Boals' south line (a metal stake being found on line at the top bank of said Canal), North 89 degrees 54 minutes 04 seconds East 1499.21 feet to an iron pin, set in Henley's west line as described in Deed Book 328, page 49; runs thence with Henley's west line, South 2 degrees 52 minutes 03 seconds West 1411.31 feet to an iron post, found in United Foods, Inc.'s north line as described in Deed Book 318 Page 206 of which is also included in the property being described; runs thence with the north lines of the United Foods, Inc.'s property as described in Deed Book 318 Page 206 and Deed Book 318 Page 210, North 88 degrees 55 minutes 07 seconds East 805.88 feet to an iron pin, set in Calcutt's west line as described in Deed Book 263 Page 653; runs thence with Calcutt's west line and then with Permenter's west line (Deed Book 345 Page
125), South 2 degrees 37 minutes 27 seconds West 3426.80 feet to an iron pin, set at Permenter's northeast corner as described in Deed Book 95 Page 461; runs thence with Permenter's north line, South 89 degrees 10 minutes 24 seconds West
920.32 feet to an iron pin, set; thence South 87 degrees 21 minutes 28 seconds West 462.42 feet to Crockett Creek Drainage Canal and being in Permenter's east line; runs thence with Permenter's east line and Crockett Creek Drainage Canal, North 8 degrees 34 minutes 55 seconds West 2197.20 feet to the southwest corner of the United Foods, Inc.'s property as described in Deed Book 318 Page 208 (Tract 1); thence continuing with Crockett Creek Drainage Canal, North 8 degrees 34 minutes 56 seconds West 1260.51 feet to the point of beginning containing
179.7869 acres as surveyed by Surveying Services, Inc., 41 Heritage Square, Jackson, Tennessee 38305 (901-664-0807)

Being all of the United Foods, Inc.'s property as described in Deed Book 318 Page 206, Deed Book 318 Page 208 and Deed Book 318 Page 210 in the Register's Office of Dyer County, Tennessee.

Being all of Map 101, Parcel 21.00, Map 101, Parcel 21.01, Map 101, Parcel 5.01, and Map 101, Parcel 21.02

Tarrant property:

Lying and being in the Twentieth Civil District of Dyer County, and the Ninth Civil District of Obion County, Tennessee, to-wit;

BEGINNING at an iron pin set in the south margin of Dew Drop Road (30 feet from the centerline) and being MaGee and Taylor's northeast corner as described in Deed Book 308, page 799, in the Register's Office of Dyer County, Tennessee, also being the northwest corner of the Tarrant property as described in Deed Book 117, page 457, in the Register's Office for Dyer County, Tennessee, of which this property being described more particularly describes, said corner also being the southwest corner of the right-of-way property obtained by the Tennessee Department of Highways (Obion County) as described in Deed Book 14-E, page 109-113; runs thence with the south margin of Dew Drop Road (the south margin of said right-of-way property as described above) South 80 degrees 04 minutes 43 seconds East 289.30 feet; thence South 09 degrees 28 minutes 17 seconds West 5.00 feet; thence South 80 degrees 31 minutes 43 seconds East
692.90 feet; thence north 09 degrees 31 minutes 43 seconds East 692.90 feet; thence North 09 degrees 28 minutes 17 seconds East 5.00 feet; thence South 80 degrees 31 minutes 43 seconds East 611.80 feet; thence South 09 degrees 28 minutes 17 seconds West 10.00 feet; thence South 80 degrees 31 minutes 43 seconds East 100.00 feet; thence North 09 degrees 28 minutes 17 seconds East
10.00 feet; thence South 80 degrees 31 minutes 43 seconds East 300.00 feet; thence South 09 degrees 28 minutes 17 seconds West 15.00 feet; thence South 80 degrees 31 minutes 43 seconds East 779.00 feet; thence South 36 degrees 55 minutes 17 seconds West 115.00 feet; thence South 46 degrees 04 minutes 43 seconds East 50.00 feet; thence North 43 degrees 55 minutes 17 seconds East
150.00 feet; thence South 80 degrees 31 minutes 43 seconds East intersecting the centerline of Lane Road at 562.06 feet, and continuing for a total distance of
650.00 feet; thence North 04 degrees 22 minutes 17 seconds East 15.00 feet; thence South 80 degrees 31 minutes 43 seconds East 550.00 feet; thence South 84 degrees 08 minutes 03 seconds East 450.00 feet to the center of Dew Drop Road; runs thence with the center of Dew Drop Road South 80 degrees 38 minutes 46 seconds East 2312.01 feet at Lambert's northwest corner as described in Will Book D, page 401; runs thence with the west line (partial fence line) of Lambert, an iron pin being set on line at 27 feet, then with Arnold and continuing with Klyce's west line (Deed Book 150, page 285) South 03 degrees 37 minutes 05 seconds West 3348.71 feet to an iron pin found at Hopper's northeast corner as described in Deed Book 290, page 54; runs thence with Hopper's north line (partial fence line) North 87 degrees 33 minutes 28 seconds West 438.46 feet to an iron pipe, found at Lambert's northeast corner as described in Will Book E, page 486; runs thence with Lambert's north line North 86 degrees 10 minutes 47 seconds West 272.34 feet to a railroad iron found at Hancock's northeast corner as described in Deed Book 276, page 558; runs thence with Hancock's north line (partial fence line) North 87 degrees 14 minutes 18 seconds West 593.58 feet to an iron pin set in the north margin of Lane Road; runs thence with Hancock's west line (partial fence line) South 02 degrees 53 minutes 50 seconds West 1509.11 feet to a metal stake found; runs thence with Hancock's north line (partial fence line) and then with Morgan's north line (Will Book e, page 401) North 87 degrees 04 minutes 37 seconds West 1671.80 feet to a metal pipe found; runs thence with Morgan's west line South 02 degrees 46 minutes 07 seconds West 850.97 feet to an iron pin set and is believed to be Alford's northeast corner as described in Deed Book 296, page 257; runs thence with Alford's north line (this line is being based upon current possession line or the break between crop lines) North 86 degrees 21 minutes 45 seconds West 2881.14 feet to a metal post found; runs thence North 88 degrees 52 minutes 55 seconds West 1452.79 feet to an iron pin set (an existing PVC pipe being found) in Magee and Taylor's east line; runs thence with said East line North 07 degrees 47 minutes 03 seconds East 4055.34 feet to an iron pin set; runs thence (partial fence line) North 08 degrees 31 minutes 44 seconds East 2442.66 feet to the point of beginning, and containing 879.1361 acres as surveyed by Surveying Services, Inc., 41 Heritage Square, Jackson, TN 38305, as shown by plat of survey dated December 21, 1998, made in the name of United Foods, Inc. (R. Bruce Richardson, Surveyor, with Tennessee License No. 1420).

Map 8, Parcels 3.00 and 3.01, Dyer County, Tennessee
Map 153, Parcels 1.00 and 1.01, Obion County, Tennessee

This property being subject to a roadway easement for Lane Road (easement being taken as 20 feet on each side of said centerline) and being more particularly described as follows: BEGINNING at the intersection of the centerline of Lane Road and being in the south margin of Dew Drop Road as described above; runs thence with the center of Lane Road as follows, South 33 degrees 43 minutes 05 seconds West 78.85 feet; thence South 40 degrees 38 minutes 51 seconds West
479.09 feet; thence following a curve to the left having a radius of 200.00 feet for a distance of 120.02 feet; thence South 06 degrees 15 minutes 52 seconds West 371.63 feet; thence South 07 degrees 44 minutes 52 seconds West 2704.15 feet; thence following a curve to the left having a radius of 75.00 feet for a distance of 124.95 feet; thence South 87 degrees 42 minutes 31 seconds East
648.90 feet; thence South 86 degrees 52 minutes 57 seconds East passing the centerline of field entrance at 223.79 feet for a total distance of 1188.87 feet; thence south 86 degrees 35 minutes 08 seconds East 502.16 feet; thence South 87 degrees 18 minutes 23 seconds East 237.27 feet to the intersection of the west line of the Hancock property as described above.

This property has a field road leading to the Alford property as described above and being an ingress and egress easement as recorded in Deed Book 298, page 723; the centerline of said field road being described as follows: Being a twenty foot wide easement and the centerline BEGINNING at the intersection of Lane Road and the center of this field road as described in the Lane Road easement above, runs thence South 01 degree 38 minutes 56 seconds West 1500.12 feet to a metal pipe as found at Morgan's northwest corner and being an interior corner of the property as described above; thence from the said interior corner the easement is reduced to a width of tan feet parallel to the west line of said Morgan property and runs thence South 02 degrees 46 minutes 07 seconds West 850.97 feet to the northeast corner of the Alford tract as described in Deed Book 296, page 257, and being a southeast corner of this 879.1361 acre tract as described above.

Being the same property conveyed to United Foods, Inc.,.a Delaware corporation, by deed appearing of record in Deed Book 24R, page 89, in the Register's Office of Obion County, Tennessee and in Record Book 365, page 39 in the Register's Office of Dyer County, Tennessee.

                                   EXHIBIT "C"

                     TO DEED OF TRUST AND SECURITY AGREEMENT

                              PERMITTED EXCEPTIONS

                                    EXHIBIT C
                                       TO
                       DEED OF TRUST, ASSIGNMENT OF RENTS,
                             SECURITY AGREEMENT AND
                               FINANCING STATEMENT


                              Permitted Exceptions

                            Crockett County Property

1. Application for Approval of Land as Agricultural Land appearing of record in Green Belt Book 5, page 3745 in the Register's office of Crockett County, Tennessee, which provides "If land is approved as agricultural land and the use of the land is converted to other uses, any taxes saved because of the agricultural classification shall become due and payable on the first tax roll following the conversion of the use. The amount to be due will be the tax saved during the last three years of agricultural classification."

2. Easement to Crockett Utility District for gas line dated March 19, 1992 of record in Deed Book 101, page 127 in the Register's office of Crockett County, Tennessee.

3. Encroachment of 18 feet underground pipe across north property line, as shown on plat of Surveying Services, Inc. dated June 28, 1999. (Adjacent property to the north is shown on the survey plat as owned by United Foods, Inc.)

4. All matters shown on the survey plat of Surveying Services, Inc. of Bruce Richardson, dated June 28, 1999.

5.       Right of way for Lower Bells-Jackson Road.

6. According to tax maps for Crockett County, Tennessee, the Gulf, Mobile & Ohio Railroad ran through subject property at one time; however, the deeds in our chain of title which began in 1958 do not mention the railroad.

7. Channel Improvement and Maintenance Easement of record at Deed Book 58, page 308 in the Register's Office of Crockett County, Tennessee.

8. According to the deed description as recorded in Deed Book 91, page 519 in the Register's office of Crockett County, Tennessee, and the tax maps in the Assessor's Office of Crockett County, Tennessee, this property, the Gaines Farm, is landlocked.

9. Subject to all rights of way of the L & N Railroad including rights to extend its right of way to the full extent of its charter.

10.      Rights of third parties in the Forked Deer River.

11. Right of Way Agreement of record at Deed Book 27, page 193, Register's Office of Crockett County, Tennessee.

12.      Taxes and assessment due in 1999 and thereafter.


                              Dyer County Property



1. Transmission Line Easement to the United States of America dated April 19, 1988 and recorded in Deed Book 254, page 338 in the Register's Office of Dyer County, Tennessee.

2. Pursuant to the survey plat of Surveying Services, Inc. dated June 24, 1999, there are no public right of ways to the Boals Farm.

3. All public or other rights in the Crockett County Drainage Canal which is shown on the Dyer County Tax Assessor's maps and on the survey plat of Surveying Services, Inc. dated June 24, 1999.

4. Application for Approval of Land as Agricultural Land appearing of record in Record Book 339 page 808 in the Register's Office of Dyer County, Tennessee, which provides "If land is approved as agricultural land and the use of the land is converted to other uses, any taxes saved because of the agricultural classification shall become due and payable on the first tax roll following the conversion of the use. The amount to be due will be the tax saved during the last three years of agricultural classification."

5. Transmission Line Easement to the United States of America dated May 5, 1988 and recorded in Deed Book 254, page 462 in the Register's Office of Dyer County, Tennessee.

6. Application for Approval of Land as Agricultural Land appearing of record in Record Book 339, page 811 in the Register's Office of Dyer County, Tennessee, which provides "If land is approved as agricultural land and the use of the land is converted to other uses, any taxes saved because of the agricultural classification shall become due and payable on the first tax roll following the conversion of the use. The amount to be due will be the tax saved during the last three years of agricultural classification."

7. Application for Approval of Land as Agricultural Land appearing of record in Record Book 339 pages 809 and 810 in the Register's Office of Dyer County, Tennessee, which provides "If land is approved as agricultural land and the use of the land is converted to other uses, any taxes saved because of the agricultural classification shall become due and payable on the first tax roll following the conversion of the use. The amount to be due will be the tax saved during the last three years of agricultural classification."

8. Grant of Transmission Line Easement to the United States of America of record in Deed Book 254, page 126 in the Register's Office of Dyer County, Tennessee.

9. All matters shown on the survey plat of Surveying Services, Inc. dated June 24, 1999.

10. Application for Approval of Land as Agricultural Land appearing of record in Miscellaneous Book 1 page 250 and Miscellaneous Book 1, page 251 in the Register's Office of Dyer County, Tennessee, which provides "If land is approved as agricultural land and the use of the land is converted to other uses, any taxes saved because of the agricultural classification shall become due and payable on the first tax roll following the conversion of the use. The amount to be due will be the tax saved during the last three years of agricultural classification."

11. Access Easement for the purpose of ingress and egress for agricultural purposes, being a 20- foot wide easement beginning on the southern line of Lane Road and extending a southerly direction along the existing old abandoned county roadbed for a distance of 1450 feet, more or less, thence reduced to a width of ten feet in a southerly direction for a distance of 950 feet more or less along the old county roadbed of record in Deed Book 298, page 723 in the Register's Office of Dyer County, Tennessee.

12. Agreement to construct and maintain a drainage ditch across subject property as set out in instrument of record in Deed Book 70, page 334 in the Register's Office of Dyer County, Tennessee.

13. Easement to Gibson County Electric Corporation of record in Deed Book 83, page 430 in the Register's Office of Dyer County, Tennessee.

14. Rights of third parties in the right of way of Dew Drop Road also known as Cat Corner Road and Lane Road, also known as Cherry Road, and an unnamed road as shown on the tax maps in the Assessor's Office of Dyer County, Tennessee.

15. The roadway easement and field road which are contained in the deed of record at Deed Book 24R, page 89 in the Register's Office of Obion County, Tennessee and Record Book 365, page 39 in the Register's Office of Dyer County, Tennessee.

16. Reservation of half an acre reserved as a graveyard as set out in the deed to Jon E. Tarrant and Louis F. Tarrant of record in Deed Book 55, page 570 in the Register's Office of Dyer County, Tennessee. The exact location of the graveyard cannot be determined.

17. All matters shown on survey plat of Surveying Services, Inc. dated June 15, 1999.

18. Any dispute regarding the southernmost boundary line of the Tarrant property, which is shown on the survey plat dated June 15, 1999, as the current possession line, or the break between crop lines.

19. Channel change and easement as set out in the Final Decree of record in Deed Book 14-E, page 109 and page 111 in the Register's Office of Obion County, Tennessee.

20.      Taxes and assessments due in 1999 and thereafter.

                                   EXHIBIT "D"

                     TO DEED OF TRUST AND SECURITY AGREEMENT

                          REQUIREMENTS FOR RESTORATION

         Unless otherwise expressly agreed in a writing signed by Beneficiary for such purpose, the Requirements For Restoration shall be as follows:

         (a) In the event the Net Insurance Proceeds are to be used for the Restoration, Grantor shall deliver or furnish to Beneficiary, to the extent available prior to the commencement of any work or services and thereafter as soon as practical, in connection with the Restoration (the "Work"), (i) complete plans and specifications for the Work which (A) have been approved by all governmental authorities whose approval is required, (B) bear either the signed approval of an engineer or architect satisfactory to Beneficiary (the "Engineer") in respect of any Restoration costing in excess of $1,000,000.00, or the signed approval of an officer of Grantor in respect of any Restoration not in excess of $1,000,000.00, and (C) are accompanied by Engineer's signed estimate of the total estimated cost of the Work (collectively, the "Plans and Specifications"); (ii) evidence satisfactory to Beneficiary of its ability to pay the amount of money which, as determined by Beneficiary, will be sufficient when added to the Net Insurance Proceeds, if any, to pay the entire cost of the Restoration (all such money as held by Beneficiary being herein collectively referred to as the "Restoration Funds"); (iii) copies of all permits and approvals required by law in connection with the commencement and conduct of the Work; and (iv) contracts for construction executed by Grantor and one or more contractors satisfactory to Beneficiary (the "Contractor") in form, scope and substance satisfactory to Beneficiary (including a provision for retainage) for performance of the Work.

         (b) After commencing the Work, Grantor shall perform or cause Contractor to perform the Work diligently and in good faith in accordance with the Plans and Specifications. So long as there does not currently exist an Event of Default under any of the Loan Documents, Restoration Funds in excess of $1,000,000.00 shall be disbursed through an escrow with a title company selected by Grantor and approved by Beneficiary in increments to Grantor, from time to time as the Work progresses, to pay (or reimburse Grantor for) the costs of the Work (Grantor shall be permitted to hold and disburse Restoration Funds not in excess of $1,000,000.00), but subject to the following conditions, any of which Beneficiary may waive in its sole discretion:

                  (i) Such payments shall be made only upon not less than five
(5) days' prior written notice from Grantor to Beneficiary and Grantor's delivery to Beneficiary of (A) Grantor's written request for payment (a "Request for Payment") accompanied by a certificate by Engineer in form, scope and substance satisfactory to Beneficiary which states that all of the Work completed to that date has been done in compliance with the Plans and Specifications and in accordance with all provisions of law, that the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work and that when added to all sums, if any, previously paid out by Beneficiary, the requested amount does not exceed the value of the Work done to the date of such certificate; (B) evidence satisfactory to Beneficiary that there are no mechanic's or similar liens for labor or material supplied in connection with the Work to date or that any such liens have been adequately provided for to Beneficiary's satisfaction; and (C) evidence satisfactory to Beneficiary that the balance of the Restoration Funds remaining after making the payments, including the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, shall be sufficient to pay the balance of the cost of the Work not completed to date (giving in such reasonable detail as Beneficiary may require an estimate of the cost of such completion). Each Request for Payment shall be accompanied by (x) waivers of liens satisfactory to Beneficiary covering that part of the Work previously paid for, if any, (y) a search prepared by a title company or by other evidence satisfactory to Beneficiary that no mechanic's liens or other liens or instruments for the retention of title in respect of any part of the Work have been filed against the Property and not discharged of record, and (z) an indorsement to Beneficiary's title policy insuring the Beneficiary that no encumbrance exists on or affects the Property other than the Permitted Exceptions; and

                  (ii) Any Request for Payment after the Restoration has been completed shall be accompanied by a copy of any certificate or certificates required by law to render occupancy of the Improvements legal.

         (c) If during any period of Restoration, (i) Grantor fails to submit to Beneficiary the Plans and Specifications for the Work undertaken by the Grantor pursuant to Section 1.07(b) or fails to provide evidence satisfactory to Beneficiary of its ability to pay the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) Grantor fails to obtain any permit or approval of any governmental authority required by law in connection with the commencement and conduct of the Work or fails to commence promptly or diligently continue to completion the Restoration, or (iii) subject to Section 1.16 hereof, Grantor becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration, then, in addition to all of the rights herein set forth and after five (5) days' written notice of the non-fulfillment of one or more of the foregoing conditions, Beneficiary may require that the Restoration Funds then or thereafter available shall be applied to reduce the Secured Indebtedness in such order as Beneficiary may determine, and at Beneficiary's option and in its sole discretion, Beneficiary may declare the Secured Indebtedness immediately due and payable.









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